MASTER CREDIT FACILITY AND REIMBURSEMENT AGREEMENT

BY AND AMONG

ARBORS OF DUBLIN APARTMENTS LIMITED PARTNERSHIP,

BRENTWOOD OAKS APARTMENTS, L.P.,

GREENHOUSE HOLDING, L.L.C.,

MORGANTON PLACE APARTMENTS LLC,

VILLAGE AT CLIFFDALE APARTMENTS LLC,

WOODBERRY ASHEVILLE APARTMENTS LLC,

AMERICA FIRST APARTMENT INVESTORS, INC., Borrower Agent,

AND

WELLS FARGO BANK, N.A.,

AND

FANNIE MAE

DATED AS OF

September 28, 2006

MASTER CREDIT FACILITY AND REIMBURSEMENT AGREEMENT

THIS MASTER CREDIT FACILITY AGREEMENT is made as of the 28th day of September, 2006, by and among (i) ARBORS OF DUBLIN APARTMENTS LIMITED PARTNERSHIP, an Ohio limited partnership, BRENTWOOD OAKS APARTMENTS, L.P., a Tennessee limited partnership, GREENHOUSE HOLDING L.L.C., a Nebraska limited liability company, MORGANTON PLACE APARTMENTS LLC, a North Carolina limited liability company, VILLAGE AT CLIFFDALE APARTMENTS LLC, a North Carolina limited liability company, and WOODBERRY ASHEVILLE APARTMENTS LLC, a North Carolina limited liability company (individually and collectively, “Borrower”), (ii) AMERICA FIRST APARTMENT INVESTORS, INC., a Maryland corporation, solely in its capacity as Borrower Agent (“Borrower Agent”), (iii) WELLS FARGO BANK, N.A, a national banking association (“Lender”); and (iv) FANNIE MAE, a corporation organized and existing under the Federal National Mortgage Association Charter Act, 12 U.S. C. 1716 et seq. (“Fannie Mae”).

RECITALS

A. Borrower owns one (1) or more Multifamily Residential Properties (unless otherwise defined or the context clearly indicates otherwise, capitalized terms shall have the meanings ascribed to such terms in Appendix I of this Agreement) as more particularly described in Exhibit A to this Agreement.

B. Borrower has requested that Fannie Mae commit to provide credit enhancement for certain Bond Loans, that Lender commit to make Advances pursuant to this Agreement, that such commitments be treated by Fannie Mae and Lender as one, integrated commitment to make credit available to Borrower pursuant to the terms and conditions of this Agreement, and that the obligations of Borrower in respect of Advances, which will be purchased by Fannie Mae as described herein, and in respect of the Bond Loans, which will be assigned to Fannie Mae and the related Trustee, be treated by Fannie Mae as if they were a single, integrated indebtedness of Borrower.

C. Borrower has requested that Lender and Fannie establish a $70,538,000 Credit Facility in favor of Borrower, consisting of (i) a Credit Enhancement Facility, comprised initially of a $11,320,000 Variable Credit Enhancement Facility, all or part of which can be converted to a Fixed Credit Enhancement Facility in accordance with, and subject to, the terms and conditions of this Agreement and the applicable Bond Documents and a $0 Fixed Credit Enhancement Facility, and (ii) a Conventional Credit Facility, comprised initially of a $0 Variable Facility, all or part of which can be converted to a Fixed Facility in accordance with, and subject to, the terms and conditions of this Agreement, and a $59,218,000 Fixed Facility, which Credit Facility is subject to expansion by up to an additional $49,462,000 (for a total of $120,000,000) in accordance with the terms and conditions of this Agreement.

D. To secure the obligations of Borrower under this Agreement and the other Borrower Documents issued in connection with the Credit Facility, Borrower shall create a Collateral Pool in favor of Lender and Fannie Mae. The Collateral Pool shall be comprised of (i) the Multifamily Residential Properties listed on Exhibit A and (ii) any other collateral pledged to Lender or Fannie Mae from time to time by Borrower pursuant to this Agreement or any other Borrower Documents.

E. Fannie Mae has previously issued a Credit Enhancement Instrument to provide credit enhancement and liquidity support for certain Bonds, the proceeds of which were used to make a mortgage loan to Brentwood Oaks Apartments L.P. for the purpose of financing the Multifamily Residential Property known as Brentwood Oaks (“Brentwood Oaks”) and such mortgage loan has been assigned to the related Trustee and Fannie Mae, as their interests may appear; and it is the intent of the parties that on the effective date hereof, assuming the conditions precedent set forth in Article 2A and Section 6.03A are satisfied, such Multifamily Residential Property shall become part of the Collateral Pool and the mortgage loan relating thereto shall become a Bond Loan under this Agreement.

G. Each Security Document related to the Mortgaged Properties comprising the Collateral Pool shall be cross-defaulted (i.e., a default under any Security Document relating to the Collateral Pool and under this Agreement, shall constitute a default under each Security Document and this Agreement related to the Mortgaged Properties comprising the Collateral Pool) and cross-collateralized (i.e., each Security Instrument related to the Mortgaged Properties within the Collateral Pool shall secure all of Borrower’s obligations under this Agreement and the other Borrower Documents) and it is the intent of the parties to this Agreement that, after an Event of Default, Lender may accelerate any Note without needing to accelerate any other Note and that in the exercise of its rights and remedies under the Borrower Documents, Lender or Fannie Mae may, except as provided in this Agreement, exercise and perfect any and all of its rights in and under the Borrower Documents with regard to any Mortgaged Property without needing to exercise and perfect its rights and remedies with respect to any other Mortgaged Property and that any such exercise shall be without regard to the Allocable Facility Amount assigned to such Mortgaged Property and that Lender or Fannie Mae may recover an amount equal to the full amount outstanding in respect of any of the Obligations in connection with such exercise and any such amount shall be applied as determined by Lender or Fannie Mae in its sole and absolute discretion.

F. Subject to the terms, conditions and limitations of this Agreement, Lender and Fannie Mae have agreed to establish the Credit Facility.

NOW, THEREFORE, Borrower, Lender and Fannie Mae, in consideration of the mutual promises and agreements contained in this Agreement, hereby agree as follows:

ARTICLE 1

THE COMMITMENT FOR ADVANCES

Section 1.01. The Conventional Credit Facility Commitment.

Subject to the terms, conditions and limitations of this Agreement:

(a) Variable Facility Commitment. Lender agrees to make Variable Advances to Borrower from time to time during the Variable Facility Availability Period. The aggregate principal balance of the Variable Advances Outstanding at any time shall not exceed the Variable Facility Commitment. After the First Anniversary, no Variable Advances shall be made, or permitted to remain Outstanding unless the aggregate of Variable Advances Outstanding is at least $25,000,000. Subject to the terms, conditions and limitations of this Agreement, Borrower may re-borrow any part of the Variable Advances which it has previously borrowed and repaid unless Borrower has terminated the Variable Facility Commitment as set forth in Section 5.04 and provided that Borrower is paying the Unused Capacity Fee set forth in Section 10.01. Except as set forth in Section 2.06 of this Agreement, no Variable Advances shall be made as a result of increases in the Valuation of any Mortgaged Property.

(b) Fixed Facility Commitment. Lender agrees to make Fixed Advances to Borrower from time to time during the Fixed Facility Availability Period. The aggregate original principal of the Fixed Advances shall not exceed the Fixed Facility Commitment. Subject to the terms, conditions and limitations of this agreement, Borrower may re-borrow any part of the Fixed Advance which it has previously borrowed and repaid unless Borrower has terminated the Variable Facility Commitment as set forth in Section 5.04 and provided that Borrower is paying the Unused Capacity Fee set forth in Section 10.01. Except as set forth in Section 2.06, no Fixed Advances shall be made as a result of increases in the Valuation of any Mortgaged Property.

Section 1.02. Requests for Advances.

Borrower Agent on behalf of Borrower shall request an Advance by giving Lender an Advance Request in accordance with Section 2.04. The Advance Request shall indicate whether the Request is for a Fixed Advance, a Variable Advance or both.

Section 1.03. Maturity Date of Advances; Amortization.

(a) Variable Advances; Amortization. The maturity date of each Variable Advance shall be the earlier of (i) the Variable Facility Termination Date, or (ii) the maturity date of the applicable outstanding MBS. Not less than thirty (30) Business Days prior to the maturity date of the applicable outstanding MBS, the relevant Borrower may request that the Variable Advance backing the outstanding MBS be financed through the sale of a new MBS or converted to a Fixed Advance which, in each instance shall take effect on the maturity date of the outstanding MBS and shall be funded by the sale of a single MBS, in an amount sufficient to fund the aggregate outstanding principal balance of such Variable Advance. No Borrower may refinance any Variable Advance on or after the Variable Facility Termination Date. The MBS Issue Date shall be the first day of the month in which the MBS is issued, and the maturity date of the MBS funding each Variable Advance shall be specified by Borrower Agent on behalf of Borrower in its Advance Request, which date shall be:

(1) no earlier than the date that completes three full months after the MBS Issue Date; and

(2) no later than the date that completes nine full months after the MBS Issue Date.

For these purposes, a year shall be deemed to consist of twelve (12) 30-day months. For example, the date which completes three full months after September 1 shall be December 1; and the date which completes three full months after January 1 shall be April 1. The Indebtedness extended to Borrower hereunder through Variable Advances shall require amortization, as follows: Each Variable Advance shall be payable interest only a five year period and thereafter shall require monthly payments of principal assuming level payments of principal and interest (at the Underwriting Rate) in an amount necessary to fully amortize the original principal amount of such Advance over the Amortization Period.

(b) Fixed Advances; Amortization. The maturity date of any Fixed Advance shall be specified by Borrower for such Fixed Advance, provided that such maturity date shall be either five (5) years after the Closing Date, seven (7) years after the Closing Date or ten (10) years after the Closing Date, provided that no maturity date shall exceed fifteen (15) years after the Initial Closing Date. Fixed Advances shall require amortization, as follows: Each Fixed Advance shall require monthly payments of principal assuming level payments of principal and interest (at the Underwriting Rate) in an amount necessary to fully amortize the original principal amount of such Advance over the Amortization Period. Lender, in its discretion, may permit an interest-only period prior to the commencement of principal payments, based on the underwriting of the Mortgaged Properties to be funded with such Advance.

(c) Prepayment.

(i) Fixed Advances are not prepayable at any time, provided that, notwithstanding the foregoing, Borrower may, if defeasance is elected pursuant to Section 1.11, defease not less than all of any Fixed Advance pursuant to the terms and conditions of Section 1.11, or, if yield maintenance is selected pursuant to Section 1.11, may prepay not less than all of any Fixed Advance pursuant to the yield maintenance provisions of the Fixed Facility Note.

(ii) Subject to the terms and conditions of the Variable Facility Note and Section 3.04(e) of this Agreement, the Indebtedness extended to Borrower hereunder through Variable Advances is prepayable in whole or in part at any time (subject to payment of any required Facility Termination Fee).

Section 1.04. Interest on Advances.

(a) Partial Month Interest. Notwithstanding anything to the contrary in this Section 1.04, if an Advance is not made on the first day of a calendar month, Borrower shall pay interest on the original stated principal amount of the Advance for the partial month period commencing on the Closing Date for the Advance and ending on the last day of the calendar month in which the Closing Date occurs. Borrower shall pay interest for such partial month on any (i) Variable Advance at a rate per annum equal to the greater of (1) the Coupon Rate as determined in accordance with Section 1.05(a) and (2) a rate determined by Lender, based on Lender’s cost of funds and approved in advance, in writing, by Borrower, and (ii) Fixed Advance at a rate, per annum equal to the greater of (1) the interest rate described in subsection (c)(i) of this Section 1.04 and (2) a rate determined by Lender, based on Lender’s cost of funds, and approved in advance, in writing, by Borrower.

(b) Variable Advances.

(i) Discount. Each Variable Advance shall be a discount loan. The original stated principal amount of a Variable Advance shall be the sum of the Price and the Discount. The Price and Discount of each Variable Advance shall be determined in accordance with the procedures set forth in Section 2.01. The proceeds of the Variable Advance made available by Lender to Borrower will equal the Price. Borrower shall pay to Lender, in advance of Lender making a Variable Advance requested by Borrower, the entire Discount for the Variable Advance.

(ii) Variable Facility Fee. In addition to paying the Discount and the partial month interest, if any, Borrower shall pay monthly installments of the Variable Facility Fee to Lender for each Variable Advance Outstanding from the applicable MBS Issue Date to its maturity date. The Variable Facility Fee shall be payable in advance, in accordance with the terms of the Variable Facility Note. The first installment shall be payable on or prior to the Closing Date for the Variable Advance and shall apply to the first full calendar month of the MBS issued in connection with such Variable Advance. Subsequent installments shall be payable on the first day of each calendar month, commencing on the first day of the second full calendar month of such MBS, to its maturity date. Each installment of the Variable Facility Fee shall be in an amount equal to the product of (1) the Variable Facility Fee, (2) the Variable Advance Outstanding, and (3) 1/12.

(c) Fixed Advances.

(i) Annual Interest Rate. Each Fixed Advance shall bear interest at a rate, per annum, equal to the sum of (1) the Cash Interest Rate for such Fixed Advance and (2) the Fixed Facility Fee.

(ii) Fixed Facility Fee. In addition to paying the partial month interest, if any, Borrower shall pay monthly installments of the Cash Interest Rate and the Fixed Facility Fee to Lender for each Fixed Advance from the first day of the month following the Closing Date for such Advance, to its maturity date. The Cash Interest Rate and the Fixed Facility Fee shall be payable in arrears, in accordance with the terms of the Fixed Facility Note. The first installment shall be payable on the first day of each calendar month, commencing on the first day of the second full calendar month of such Advance, to its maturity date. Each installment of the Fixed Facility Fee shall be in an amount equal to the product of (1) the Fixed Facility Fee, (2) the Outstanding amount of the Fixed Advance, and (3) 1/12.

Section 1.05. Coupon Rates for Advances.

(a) Variable Advances. The Coupon Rate applicable to Variable Advances shall equal the sum of (1) an imputed interest rate as determined by Lender (rounded to three places) payable for the MBS pursuant to the MBS Commitment (“MBS Imputed Interest Rate”) and (2) the Variable Facility Fee.

(b) Fixed Advances. The Coupon Rate applicable to Fixed Advances shall be the rate of interest applicable to such Fixed Advances pursuant to Section 1.04(c)(i).

Section 1.06. Notes.

(a) Variable Advances. The obligation of Borrower to repay the Variable Advances shall be evidenced by the Variable Facility Note. The Variable Facility Note shall be payable to the order of Lender and shall be made in the amount of the Variable Facility Commitment.

(b) Fixed Advances. The obligation of Borrower to repay the Fixed Advances shall be evidenced by the Fixed Facility Notes. The Fixed Facility Notes shall be payable to the order of Lender and shall be made in the original principal amount of each Fixed Advance.

Section 1.07. Extension of Variable Facility Termination Date.

Borrower Agent, on behalf of Borrower, shall have the right to extend the Variable Facility Termination Date for one (1) period of up to five (5) years (“Extension”) upon satisfaction of each of the following conditions:

(a) Borrower Agent delivers written notice requesting the Extension (“Extension Notice”) to Lender not less than thirty (30) nor more than ninety (90) days prior to the then effective Variable Facility Termination Date.

(b) No Event of Default or Potential Event of Default exists on the date the Extension Notice is delivered or on the then effective Variable Facility Termination Date.

(c) All of the representations and warranties of Borrower Parties contained in Exhibit S and the other Borrower Documents are true and correct in all material respects on the date the Extension Notice is delivered and on the then effective Variable Facility Termination Date.

(d) Borrower is in compliance with all of the covenants contained in Article 8 and Article 9 on the date the Extension Notice is delivered and on the then effective Variable Facility Termination Date.

Upon receipt of the Extension Notice and upon compliance with conditions set forth above, the Variable Facility Termination Date shall be extended for one (1) period of up to five (5) years on the terms and conditions contained in this Agreement and the other Borrower Documents, provided that the Variable Facility Fee, Facility Termination Fee, Fixed Facility Fee and Unused Capacity Fee applicable to the Variable Facility during the Extension shall be as determined by Lender prior to the Extension and Lender shall notify Borrower Agent of such determination promptly upon request prior to the Extension.

Section 1.08. Conversion from Variable Facility Commitment to Fixed Facility Commitment.

Except as provided in Section 1.09, Borrower shall have the right, from time to time during the Fixed Facility Availability Period, to convert all or any portion of the Variable Facility Commitment to the Fixed Facility Commitment. The Variable Facility Commitment shall be reduced by, and the Fixed Facility Commitment shall be increased by, the amount of each conversion.

(a) Request. To convert all or a portion of the Variable Facility Commitment to the Fixed Facility Commitment, Borrower Agent shall deliver a Conversion Request to Lender. Each Conversion Request shall designate (i) the amount of the Variable Facility Commitment to be converted, and (ii) any Variable Advances Outstanding that will be prepaid on or before the Closing Date for the conversion as required by Section 1.09(c).

(b) Closing. Subject to Section 1.09 and provided that all conditions contained in Section 1.10 are satisfied, Lender shall permit the requested conversion to close at offices designated by Lender on a Closing Date selected by Lender, and occurring on the maturity date of the applicable outstanding MBS within thirty (30) Business Days after Lender’s receipt of the Conversion Request (or on such other date as Borrower and Lender may agree). At the closing, Lender and Borrower shall execute and deliver, at the sole cost and expense of Borrower, in form and substance satisfactory to Lender, the Conversion Documents.

(c) Minimum Remaining Amount of Variable Advances. After the closing of any conversion, if any Variable Advances remain Outstanding, the minimum aggregate principal amount Outstanding of all remaining Variable Advances shall be not less than $25,000,000. If the aggregate principal amount Outstanding of all Variable Advances is less than $25,000,000 at any time after the First Anniversary, such Variable Advances must be converted to Fixed Advances pursuant to the terms of this Section and Sections 1.09 and 1.10.

Section 1.09. Limitations on Right to Convert.

Borrower’s right to convert all or any portion of the Variable Facility Commitment to the Fixed Facility Commitment is subject to the following limitations:

(a) Closing Date. The Closing Date shall occur during the Fixed Facility Availability Period.

(b) Minimum Request. Each Conversion Request shall be in the minimum amount of $5,000,000.

(c) Obligation to Prepay Variable Advances. Borrower shall prepay any difference by which, after the conversion, the aggregate unpaid principal balance of all Variable Advances Outstanding will exceed the Variable Facility Commitment.

Section 1.10. Conditions to Conversion.

The conversion of all or any portion of the Variable Facility Commitment to the Fixed Facility Commitment is subject to the satisfaction, on or before the Closing Date, of (i) the conditions precedent contained in Section 6.07 and Section 6.10 and (ii) all applicable General Conditions contained in Section 6.01.

Section 1.11. Defeasance; Yield Maintenance.

At such time as Borrower requests the first Fixed Advance, or, if prior in time, elects to convert all or a portion of the Variable Facility Commitment to a Fixed Facility Commitment, Borrower shall select defeasance or yield maintenance with respect to Fixed Advances. Borrower shall notify Lender of such selection on the Advance Request for the first Fixed Advance or on the first Conversion Request, as applicable. The terms and conditions of defeasance and yield maintenance are contained in the Fixed Facility Note. The selection of Borrower as to defeasance or yield maintenance made at the time of the first Advance Request for a Fixed Advance or the first Conversion Request shall apply to all Fixed Advances made pursuant to this Agreement. If Borrower selects defeasance, any defeased Fixed Advance shall remain “Outstanding” under this Agreement and such defeasance shall not be deemed a termination of the credit facility as set forth in Section 6.07 of this Agreement.

Section 1.12. Interest Rate Cap.

To protect against fluctuations in interest rates during the term, pursuant to the terms of the Pledge, Interest Rate Cap Agreement, Borrower shall make arrangements for a LIBOR-based interest rate cap in form and substance satisfactory to Lender with a counterparty satisfactory to Lender (“LIBOR Interest Rate Cap”) to be in place and maintained at all times with respect to the portion of the Variable Facility Commitment which has been funded and remains Outstanding. As set forth in the Pledge, Interest Rate Cap Agreement, Borrower agrees to pledge its right, title and interest in the LIBOR Interest Rate Cap to Lender as additional collateral for the Indebtedness.

Section 1.13. Early Rate Lock.

(a) Lender hereby agrees to make Advances of up to $21,580,000 in the aggregate from the Initial Closing Date through the First Anniversary (the “ERL Commitment”). The interest rate on Advances made pursuant to such ERL Commitment (each, an “ERL Advance”) shall be 5.68%. Borrower Agent shall have the right, on behalf of Borrower, to request up to four (4) Advances pursuant to such ERL Commitment. Each ERL Advance will be interest-only from the date such ERL Advance is made through the fifth anniversary of the date that the First ERL Advance was made, and shall mature on the tenth anniversary of the date that the First ERL Advance was made. The ERL Advances shall be evidenced by the ERL Fixed Facility Note, which shall be executed and delivered on the date that the First ERL Advance is made and shall, as of such date, state that it evidences an amount up to the entire ERL Commitment. For purposes of Schedule A of the ERL Fixed Facility Note, (i) the “Yield Maintenance Period End Date” shall be the last day of the month occurring 9.5 years after the date of such Note, (ii) the prepayment premium immediately following the expiration of the “Yield Maintenance Period Date” shall be one percent (1%) for ninety (90) days; and (iii) the “Yield Rate” shall be the yield rate on the 7.25% U.S. Treasury Security due May 2016.

(b) In the event Borrower fails to draw down the entire available amount of the ERL Commitment by the end of the term thereof, a prepayment premium will be due and payable to Fannie Mae, as follows: (i) If Borrower draws down 80% or more of the ERL Commitment, a prepayment premium shall be due Fannie Mae in an amount equivalent to the Pair-Off Fee calculated on the amount not borrowed or (ii) if Borrower draws down less than 80% of the ERL Commitment, a prepayment premium will be due Fannie Mae in an amount equal to the yield maintenance on the amount not borrowed, calculated in accordance with the yield maintenance provisions set forth in the applicable Fixed Facility Note. Borrower’s obligation to pay the prepayment premium shall be secured by the Conventional Mortgages.

ARTICLE 2

THE ADVANCES

Section 2.01. Rate Setting for an Advance.

Rates for an Advance (other than an Advance made pursuant to a ERL Commitment, the rates for which shall be set in accordance with such Commitment) shall be set in accordance with the following procedures:

(a) Preliminary, Nonbinding Quote. At Borrower Agent’s request Lender shall quote an estimate of the Cash Interest Rate (for a proposed Fixed Advance) or MBS Imputed Interest Rate (for a proposed Variable Advance). Lender’s quote shall be based on (i) a solicitation of bids from institutional investors selected by Lender in the case of an MBS for a Variable Advance or the rate quoted by Fannie Mae in the case of a cash execution for a Fixed Advance and (ii) the proposed terms and amount of the Advance selected by Borrower Agent. The quote shall not be binding upon Lender.

(b) Rate Setting. Borrower Agent may submit to Lender, by facsimile transmission before 1:00 p.m. Washington, D.C. time on any Business Day (“Rate Setting Date”), a completed and executed Rate Form. The Rate Form shall specify the amount, term, MBS Issue Date, Facility Fee, any breakage fee deposit amount, the proposed maximum Coupon Rate (“Maximum Annual Coupon Rate”) or Cash Interest Rate, as applicable, and Closing Date for the Advance.

(c) Rate Confirmation. In the case of an MBS execution, within one (1) Business Day after receipt of the Rate Form and upon satisfaction of all of the conditions to Lender’s obligation to make the Advance, Lender shall solicit bids from institutional investors selected by Lender based on the information in the Rate Form and, provided the actual Coupon Rate would be at or below the Maximum Annual Coupon Rate, shall obtain a commitment (“MBS Commitment”) for the purchase of an MBS having the bid terms described in the related Rate Form. In the case of a cash execution, within one (1) Business Day after receipt of the Rate Form, Lender shall obtain a commitment from Fannie Mae (“Fannie Mae Commitment”) for the purchase of the proposed Advance having the terms described in the related Rate Form. Lender shall then complete and countersign the Rate Form thereby confirming the amount, term, MBS Issue Date, MBS Delivery Date, MBS Imputed Interest Rate, Cash Interest Rate, Fixed Facility Fee or Variable Facility Fee, as the case may be, Coupon Rate, Discount, Price, and Closing Date for the Advance and shall immediately deliver by facsimile transmission the Rate Form to Borrower Agent.

Section 2.02. Advance Confirmation Instrument for Variable Advances.

On or before the Closing Date for a Variable Advance, Borrower shall execute and deliver to Lender a fully executed Advance Confirmation Instrument, confirming the amount, term, MBS Issue Date, MBS Delivery Date, MBS Imputed Interest Rate, Variable Facility Fee, Coupon Rate, Discount, Price and Closing Date for the Advance, and Borrower’s obligation to repay the Variable Advance in accordance with the terms of the Variable Facility Note and this Agreement. Upon the funding of the Variable Advance, Lender shall insert the date of funding on the Advance Confirmation Instrument and deliver a copy of the completed Advance Confirmation Instrument to Borrower to evidence the date of funding and to confirm that the Advance Confirmation Instrument is not effective until the date of funding. Lender’s failure to do so shall not invalidate the Advance Confirmation Instrument or otherwise affect in any way any obligation of Borrower to repay Variable Advances in accordance with the Advance Confirmation Instrument, the Variable Facility Note or the other Conventional Loan Documents.

Section 2.03. Breakage and other Costs.

If Lender obtains, and then fails to fulfill, the MBS Commitment or Fannie Mae Commitment because the Advance is not made (for a reason other than Lender’s default), Borrower shall pay all reasonable out-of-pocket costs payable to the potential investor and other reasonable costs, fees and damages incurred by Lender in connection with its failure to fulfill the MBS Commitment or Fannie Mae Commitment, as applicable. Lender reserves the right to require Borrower to post a deposit at the time the MBS Commitment or Fannie Mae Commitment is obtained. Such deposit shall be refundable to Borrower upon the delivery of the related MBS or Fixed Advance.

Section 2.04. Advances.

Subject to the provisions of Section 2.04(c), Borrower Agent, on behalf of Borrower, may deliver an Advance Request to Lender.

(a) If the Advance Request is to obtain the Initial Advance and all conditions precedent contained in Section 6.02 and Section 6.10 and the General Conditions contained in Section 6.01 are satisfied on or before the Closing Date for the Initial Advance, Lender shall make the Initial Advance on the Initial Closing Date or on such other date as Borrower Agent and Lender may agree.

(b) If the Advance Request is to obtain a Future Advance, such Advance Request shall be in the minimum amount of $3,000,000. If all conditions precedent contained in Section 6.03 and Section 6.10 and the General Conditions contained in Section 6.01 are satisfied, Lender shall make the requested Future Advance, at a closing to be held at offices designated by Lender on a Closing Date selected by Lender, which date shall be not more than three (3) Business Days after Borrower Agent’s receipt from Lender of the confirmed Rate Form (or on such other date as Borrower and Lender may agree).

(c) Subject to the provisions of Section 15.17, Borrower Agent may submit up to a total of four (4) Advance Requests prior to the First Anniversary.

Section 2.05. Determination of Allocable Facility Amount and Valuations.

(a) Initial Determinations. On the Initial Closing Date, Lender shall determine (i) the Allocable Facility Amount and Valuation for each Initial Mortgaged Property, (ii) the Aggregate Debt Service Coverage Ratio and the Aggregate Loan to Value Ratio, (iii) the Initial Advance Amount, and (iv) the Commitment amount. The determinations made as of the Initial Closing Date are set forth on Exhibit A attached hereto and shall remain unchanged until the First Anniversary. Changes in Allocable Facility Amount, Valuations, the Aggregate Debt Service Coverage Ratio and the Aggregate Loan to Value Ratio shall be made pursuant to Section 2.05(b).

(b) Monitoring Determinations. Once each Calendar Quarter or, if the Commitment consists only of a Fixed Facility Commitment, once each Calendar Year, within 20 Business Days after Borrower Agent has delivered (or caused to be delivered) to Lender the reports required in Section 8.03, Lender shall determine the Aggregate Debt Service Coverage Ratio and the Aggregate Loan to Value Ratio, the Valuations and the Allocable Facility Amounts and whether Borrower is in compliance with the other covenants set forth in the Borrower Documents (including without limitation the Net Worth and Liquidity covenants set forth in Sections 8.17 and Section 8.18, respectively). After the First Anniversary, on an annual basis, and if Lender reasonably decides that changed market or property conditions warrant, Lender shall redetermine Allocable Facility Amounts and Valuations. Lender shall also redetermine Allocable Facility Amounts to take account of any addition or release of Collateral or other event that invalidates the outstanding determinations. In determining Valuations, Lender shall use Cap Rates based on its internal survey and analysis of cap rates for comparable sales in the vicinity of the Mortgaged Property, with such adjustments as Lender deems appropriate and without any obligation to use any information provided by Borrower. If Lender is unable to determine a Cap Rate for a Mortgaged Property, Lender shall have the right, not more than once annually, to obtain, at Borrower’s expense, a market study in order to establish a Cap Rate. Lender shall promptly disclose its determinations to Borrower. Until redetermined, the outstanding Allocable Facility Amounts and Valuations shall remain in effect. Notwithstanding anything in this Agreement to the contrary, no change in Allocable Facility Amounts, Valuations, the Aggregate Loan to Value Ratio or the Aggregate Debt Service Coverage Ratio shall, unless resulting from the removal of Collateral from the Collateral Pool, (i) result in a Potential Event of Default or Event of Default, (ii) require the prepayment of any Advances, (iii) require the addition of Collateral to the Collateral Pool, or (iv) preclude the making of a Rollover Variable Advance.

Section 2.06. Fannie Mae Supplemental Loans.

Notwithstanding anything to the contrary in this Agreement, after the First Anniversary, no more than once in a twelve-months period and no more than three (3) times during the Term of this Agreement, if, as a result of Lender’s annual determination of the Aggregate Debt Service Ratio and the Aggregate Loan to Value Ratio in accordance with Section 2.05 hereof, Lender determines that, based on increases in the Valuations and Net Operating Income for the Mortgaged Properties, there is additional borrowing capacity under the “Fannie Mae Supplemental Loan” product line then in effect, including the pricing for such Fannie Mae Supplemental Loans then in effect, then Borrower shall be entitled to obtain a Supplemental Loan pursuant to this Agreement in an amount equal to such additional capacity, with pricing on the same basis as the Fannie Mae Supplemental Loan product line then in effect. The “additional borrowing capacity” shall be the lesser of the amounts which, when combined with Advances and Bond Loans Outstanding, would result in (a) an Aggregate Loan to Value Ratio of 75%, or (b) an Aggregate Debt Service Coverage Ratio of not less than 1.25. Any such Supplemental Loan allocated to a particular Mortgaged Property may have a term equal to but no later than the term of the outstanding Advances allocated to such Mortgaged Property. Borrower shall pay a financing fee and all costs related to the Supplemental Loan, including but not limited to appraisal costs, physical needs assessment costs, Fannie Mae due diligence fees, a re-underwriting fee in the amount equal to the number of Mortgaged Properties in the Collateral Pool multiplied by $4,000, all reasonable legal fees incurred by Lender and Fannie Mae in connection with such Supplemental Loan and any other out-of-pocket third party costs incurred in connection with the proposed Supplemental Loan.

ARTICLE 2A

ENHANCEMENT INSTRUMENTS AND RELATED PAYMENT OBLIGATIONS

Section 2A.01. Agreement to Execute and Deliver Credit Enhancement Instruments.

(a) Fannie Mae has heretofore entered into, and there remains in effect as of the Initial Closing Date, the Initial Credit Enhancement Instrument. Such Credit Enhancement Instrument was entered into in order to provide, to the extent provided in and subject to the terms, conditions and limitations set forth therein, credit enhancement and liquidity support for the related Bonds, the proceeds of which were used to make a mortgage loan (the “Initial Bond Loan”) to Brentwood Oaks Apartments L.P. (“Brentwood Oaks Borrower”). The reimbursement and other obligations of Brentwood Oaks Borrower with respect to the Credit Enhancement Instrument are set forth in the Reimbursement Agreement dated as of August 1, 2001 (the “Brentwood Oaks Reimbursement Agreement”) between the Brentwood Oaks Borrower and Fannie Mae. Borrower agrees to pay Fannie Mae all fees and other amounts at any time due and owing under the Brentwood Oaks Reimbursement Agreement and the related Borrower Documents (as such term is defined in the Brentwood Oaks Reimbursement Agreement, the “Brentwood Oaks Borrower Documents”). Borrower acknowledges that, in requesting Fannie Mae to execute and deliver this Agreement and any amendments to the Brentwood Oaks Borrower Documents being executed and delivered simultaneously herewith, it intends that the Brentwood Oaks Loan become a Bond Loan hereunder, and that the Brentwood Oaks Bond Loan, any additional Bond Loans and all Advances be treated by Fannie Mae as if they were a single, integrated indebtedness of Borrower.

(b) Subject to the terms and conditions hereof, including but not limited to Section 6.03A and  6.03B, Fannie Mae agrees to maintain the Initial Credit Enhancement Instrument and to issue and/or deliver Additional Credit Enhancement Instruments from time to time during the Credit Enhancement Facility Availability Period. Unless otherwise agreed by Borrower and Fannie Mae, any existing Credit Enhancement Instrument which was issued prior to the date of this Agreement and which becomes an Additional Credit Enhancement Instrument hereunder shall be maintained hereunder in accordance with its then-existing terms, including in relation to credit enhancement and liquidity support for the related Bonds. Each Additional Credit Enhancement Instrument issued and/or delivered after the date of this Agreement will be comprised of the Credit Enhancement Commitment and, if applicable, the Liquidity Commitment as follows:

(i) Credit Enhancement. The Credit Enhancement Instrument will provide credit enhancement for the related Bonds in the form of Credit Enhancement Advances. The Credit Enhancement Commitment will expire on the Credit Enhancement Expiration Date and is subject to earlier termination on the Credit Enhancement Termination Date.

(ii) Liquidity. If applicable, the Credit Enhancement Instrument will provide liquidity for the Bonds in the form of Purchased Bonds Advances. The Liquidity Commitment will expire on the Liquidity Expiration Date as from time to time in effect and is subject to earlier termination on the Liquidity Termination Date. Notwithstanding the forgoing, no Liquidity Commitment shall be required for Auction Rate Bonds.

(c) The Initial Credit Enhancement Instrument shall have a termination date as set forth therein, which is not earlier than the maturity of the Initial Bond Loan. Each Credit Enhancement Instrument which was previously issued and outstanding prior to becoming an Additional Credit Enhancement Instrument hereunder shall have a termination date as set forth therein, which shall be not earlier than the maturity of the related Bonds. Each Additional Credit Enhancement Instrument issued and/or delivered after the date of this Agreement shall have a termination date on or after the final maturity date for the related Bonds to be determined by Fannie Mae at the time of the issuance thereof, provided that Fannie’s Mae’s commitment to provide liquidity support (but not to provide Credit Enhancement Advances) for the related variable rate demand Bonds shall terminate not later than the 10th anniversary of the Closing Date for the issuance of the related Bonds (subject to extension as set forth in Section 2A.02 and the Credit Enhancement Instrument). Any Bond Loan made after the date of this Agreement may have a term of up to thirty (30) years, provided that the Credit Enhancement Instrument delivered in connection with the related Bonds will expire no later that the expiration date of the Initial Credit Enhancement Instrument, which date is July 20, 2031, shall be payable interest only for a period of time determined by Lender at such time and thereafter shall require monthly payments of principal (including Principal Reserve Fund deposits) assuming level payments of principal and interest (at the Underwriting Rate) in an amount necessary to fully amortize the original principal amount of such Bond Loan over the remainder of the term of such Bond Loan. The aggregate principal amount of Bond Loans and the Advances Outstanding at any time shall not exceed the Commitment.

(d) Borrower acknowledges that, in requesting Fannie Mae to execute and deliver this Agreement, it intends that the Bond Loans (including the related reimbursement obligations under the Brentwood Oaks Reimbursement Agreement and this Agreement) and the Advances be treated by Fannie Mae as if they were a single, integrated indebtedness of Borrower. Accordingly, each Borrower agrees that the Bond Loans and the obligations under this Agreement and the Brentwood Oaks Reimbursement Agreement are cross-defaulted and cross-collateralized pursuant to each Reimbursement Mortgage. Consequently, an event of default under this Agreement or the Brentwood Oaks Reimbursement Agreement may, in Fannie Mae’s discretion, result in Fannie Mae exercising its remedies in relation to the Bond Loans or this Agreement or the Brentwood Oaks Reimbursement Agreement, including, without limitation, accelerating each Bond Loan and the Advances and foreclosing under any Security Instrument relating to any Mortgaged Property. Conversely, an event of default under any Bond Loan may, in Fannie Mae’s discretion, result in Fannie Mae exercising its remedies in relation to any other Bond Loan or the Advances, including, without limitation, accelerating any Bond Loan or amounts owing under this Agreement or the Brentwood Oaks Reimbursement Agreement and foreclosing under any applicable Security Instrument. It is a material part of the consideration for Fannie Mae’s agreement to maintain the Initial Credit Enhancement agreement and to execute and deliver Additional Credit Enhancement Instruments that an event of default under any Bond Loan is an event of default under all of the Bond Loans and this Agreement.

Section 2A.02. Extension of Liquidity Expiration Date. The Liquidity Expiration Date shall be subject to extension from time to time as set out in this Section.

(a) Automatic Extensions. Subject to Subsection 2A.02(b), the Liquidity Expiration Date for each Credit Enhancement Instrument automatically will be deemed extended by one additional calendar year on each anniversary of the Closing Date for the issuance of such Credit Enhancement Instrument (beginning with the first anniversary of such Closing Date). Any automatic extension which would extend the Liquidity Expiration Date beyond the Maturity Date with respect to the related Bonds will only extend the Liquidity Expiration Date to the Maturity Date with respect to the related Bonds.

(b) No Further Automatic Extensions. Subsection 2A.02(a) shall cease to be effective from and after the first to occur of:

(1) the Liquidity Termination Date;

(2) the Credit Enhancement Expiration Date;

(3) the Maturity Date; and

(4) the sending of written notice to Borrower Agent by Fannie Mae or the Loan Servicer to the effect that subsection (a) shall cease to be effective from and after the sending of such notice in which case the then outstanding Liquidity Expiration Date shall remain unchanged and no further extension of the Liquidity Expiration Date will occur under subsection (a).

(c) Examples. If the Closing Date is September 28, 2006, the Liquidity Expiration Date as of the Closing Date will be 10 years later, that is September 28, 2016. On September 28, 2007 the Liquidity Extension Date would automatically become September 28, 2017. If Fannie Mae sends a notice under subsection (b)(4) to Borrower on April 10, 2008, then the Liquidity Expiration Date will remain September 28, 2017 and no further extension of the Liquidity Expiration Date will occur under subsection (a).

(d) Express Extension by Other Means not Precluded. Nothing in this Agreement shall preclude an express written agreement by Fannie Mae and Borrower to an extension of the Liquidity Expiration Date at any time.

(e) Liquidity Expiration Date not Extended. If the Liquidity Expiration Date (other than a Liquidity Expiration Date which is on or after the Liquidity Termination Date, the Credit Enhancement Expiration Date, the Credit Enhancement Termination Date or the Maturity Date) is not extended pursuant to subsection (a) for any reason:

(1) Change in Mode, Delivery of Alternate Security or Prepayment and Redemption. By no later than the date which is six months before the Liquidity Expiration Date (or such later date as Fannie Mae may approve) (“Liquidity Action Date”), Borrower must have fully accomplished one of the following, as Borrower Agent, on behalf of Borrower, may elect:

(A) change the Mode under the Resolution or Indenture to a Reset Rate or a Fixed Rate in accordance with the requirements and limitations set out in this Agreement and in the Resolution or Indenture; or

(B) cause the delivery to the Trustee of one or more Alternate Securities meeting the requirements of the Indenture fully replacing Fannie Mae as the provider of both credit enhancement and liquidity support for the Bonds and resulting in a rating on the Bonds by each Rating Agency in the highest short-term rating category and one of the three highest long-term rating categories; or

(C) prepay the Bond Loan in whole in accordance with the Bond Note and cause either the redemption of the Bonds in whole or the defeasance of the Bonds in whole in accordance with the Resolution or Indenture.

Borrower shall make its election and provide written notice to Fannie Mae and the Loan Servicer of its election by not later than six months before the Liquidity Action Date.

(2) Payment of Outstanding Amounts. If under Paragraph (1) Borrower elects to either deliver an Alternate Security or prepay the Bond Loan, then simultaneously with the delivery or prepayment (as the case may be), Borrower shall pay in full all amounts owing to Fannie Mae or the Loan Servicer under this Agreement relating to such Bond Loan (including any reimbursement to Fannie Mae pursuant to Sections 2A.03(a) or (b) on account of a mandatory or other tender of Bonds occurring as a part of or at the same time as the termination or substitution) or under any of the other Borrower Documents.

(f) Right to Adjust. If Borrower fails to satisfy the requirements of subsection 2A.02(e) by the Liquidity Action Date, Fannie Mae shall have the right, but not the obligation, to direct the Trustee on behalf of Borrower to adjust the interest rate on the related Bonds to a Reset Rate or a Fixed Rate. No exercise, failure to exercise or revocation of any exercise of the foregoing right by Fannie Mae shall be, or be deemed to be, a waiver of any right of Fannie Mae under this Agreement, including the right to declare an Event of Default because of Borrower’s failure to comply with any of the requirements of this Section. Borrower hereby appoints Fannie Mae, acting through any officer of Fannie Mae, as Borrower’s attorney-in-fact, with full authority in the place and stead of Borrower and in the name of Borrower or otherwise, from time to time in Fannie Mae’s discretion, to take any action and to execute any instrument which Fannie Mae may deem necessary or advisable to accomplish the purposes of this subsection, in each case that complies with Applicable Law and the related Indenture. The power of attorney established pursuant to this subsection shall be deemed coupled with an interest and shall be irrevocable.

Section 2A.03. Reimbursement Obligations.

Borrower unconditionally promises and agrees to pay all obligations, amounts, fees, expenses and costs required to be paid under this Agreement including without limitation all payments set forth in this Section 2A.03.

(a) Payments. Borrower unconditionally promises and agrees that, without notice or demand it will pay to the Loan Servicer by no later than 2:00 p.m. Washington, D.C. time:

(i) Reimbursement of Credit Enhancement Advances. For remittance to Fannie Mae, the amount of each Principal Advance, Interest Advance, Mandatory Purchased Bonds Advance and Issuer’s Fee Advance on the date on which Fannie Mae makes such Bond Advance. When, as and to the extent Fannie Mae receives reimbursement on account of a Principal Advance, Interest Advance, Mandatory Purchased Bonds Advance or Issuer’s Fee Advance with the proceeds of any corresponding payment made by Borrower on the Bond Loan or under the Financing Agreement, Borrower will be deemed to have reimbursed Fannie Mae to the same extent on account of such Principal Advance, Interest Advance, Mandatory Purchased Bonds Advance or Issuer’s Fee Advance.

(ii) Replenishment of Withdrawals from the Principal Reserve Fund for other than Purchased Bonds. For remittance to the Trustee for deposit into the Principal Reserve Fund, the amount of each Withdrawal (other than a Withdrawal used to reimburse Fannie Mae for any Purchased Bonds Advance or Mandatory Purchased Bonds Advance) on the date on which the Trustee makes such Withdrawal.

(b) Reimbursement and Replenishment Obligations: Purchased Bonds Advances and Withdrawals for Purchased Bonds. Borrower unconditionally agrees, without notice or demand, to pay to the Loan Servicer by no later than 2:00 p.m. Washington, D.C. time on the date described in subsection (iii) of this Section 2A.03(b) with respect to Purchased Bonds Advances and Withdrawals, respectively, for Purchased Bonds:

(i) Purchased Bonds Advances. For remittance to Fannie Mae, the amount of any Purchased Bonds Advance. The amount Borrower is required to pay under this subsection will be reduced as and to the extent that remarketing proceeds of the related Purchased Bonds become available and are applied to such replenishment.

(ii) Withdrawals Relating to Purchased Bonds. For remittance to the Trustee for deposit into the Principal Reserve Fund, the amount of each Withdrawal used to reimburse Fannie Mae for any Purchased Bonds Advance. The amount Borrower is required to pay under this subsection will be reduced as and to the extent that (A) remarketing proceeds of the related Purchased Bonds become available and are applied to such replenishment or (B) such Purchased Bonds are redeemed or otherwise paid in full and cancelled.

(iii) Due Date for Reimbursement or Replenishment. The date on which any reimbursement or replenishment described in this Section 2A.03(b) is due is the first to occur of (i) the effective date of any Alternate Security, (ii) the date on which the Purchased Bonds purchased with such Purchased Bonds Advance or Withdrawal, as the case may be, are remarketed by the Remarketing Agent and the proceeds of the remarketing are delivered to the Trustee or the Tender Agent, (iii)  the date on which the Purchased Bonds purchased with such amounts are redeemed or otherwise paid in full and cancelled, (iv) the Liquidity Expiration Date, (v) the Liquidity Termination Date and (vi) the date which is one year following the date such Purchased Bonds Advance or Withdrawal, as the case may be, was made.

(c) Credits Relating to Remarketing Proceeds and the Cancellation of Purchased Bonds. Borrower’s obligation to reimburse Fannie Mae for amounts described in clause (i) and (ii) of Section 2A.03(a) (to the extent relating to Mandatory Purchased Bonds Advances) and clauses (i) and (ii) of Section 2A.03(b) of this Agreement to the extent Bond Advances or Withdrawals relate to Purchased Bonds is reduced as and to the extent that remarketing proceeds become available and are applied by the Trustee pursuant to the Resolution or Indenture to such reimbursement and/or replenishment. In addition, Borrower’s obligation to replenish a Withdrawal which was used to reimburse Fannie Mae for a Bond Advance to purchase Purchased Bonds is satisfied upon the date such Purchased Bonds are cancelled.

(d) Funds Deemed Advanced Under Credit Enhancement Instrument. Borrower and Fannie Mae acknowledge and agree that any reference in this Agreement to payments made under the Credit Enhancement Instrument or to the provision by Fannie Mae of funds under the Credit Enhancement Instrument (or words of similar import), for all purposes under this Agreement, including Borrower’s obligation to reimburse Fannie Mae and to pay the Activity Fee, is to be construed to refer, in addition, to any and all funds that, pursuant to any written agreement between the Loan Servicer and Fannie Mae, are advanced by the Loan Servicer or which otherwise would have been required to be advanced by Fannie Mae under the Credit Enhancement Instrument or be paid by Borrower to reimburse Fannie Mae and to pay the Activity Fee or the Facility Fee but for the advance of the Loan Servicer. No agreement between the Loan Servicer and Fannie Mae pursuant to which the Loan Servicer may advance funds on behalf of Borrower or reimburse Fannie Mae for amounts advanced by Fannie Mae may be construed to create a guaranty or other surety obligation by the Loan Servicer with respect to Borrower’s Obligations.

Section 2A.04. Replacement or Termination of Fannie Mae Enhancement.

(a) No Substitution or Termination During Certain Periods. Borrower may not substitute an Alternate Security for a Credit Enhancement Commitment or Liquidity Commitment or terminate Fannie Mae’s Credit Enhancement Commitment or Liquidity Commitment with respect to a Mortgaged Property unless on or before the date of such substitution or termination Borrower substitutes for or terminates all of Fannie Mae’s Credit Enhancement Commitments or Liquidity Commitments with respect to such Mortgaged Property and/or prepays or legally defeases all other loans which are both (i) secured by a lien on such Mortgaged Property and (ii) either owned by Fannie Mae or guaranteed or otherwise credit enhanced by Fannie Mae. Nothing in this Agreement shall be interpreted to mean that Fannie Mae consents to the prepayment or legal defeasance of any such other loan other than in accordance with the express terms of such loan.

(b) Substitution and Termination Otherwise Allowed. Except as otherwise permitted upon a release of a Mortgaged Property pursuant to Article 3 and subject to the provisions of 2A.04(a), Borrower may not substitute an Alternate Security for a Credit Enhancement Instrument or terminate Fannie Mae’s credit enhancement and liquidity support for the Bonds issued with respect to a Mortgaged Property unless prior to or simultaneously with the effectiveness of the Alternate Security or termination:

(i) Fannie Mae is replaced or terminated as the provider of both credit enhancement and liquidity support for all of the outstanding Bonds relating to such Mortgaged Property;

(ii) All amounts owing to Fannie Mae or the Loan Servicer under this Agreement with respect to such Bonds (including (i) any reimbursement to Fannie Mae pursuant to Section 2A.03 on account of a mandatory or other tender of Bonds occurring as a part of or at the same time as the termination or substitution and (ii) any Credit Enhancement Termination Fee) or under any of the other Borrower Documents are paid in full;

(iii) If an Alternate Security is to be provided, the provision of the Alternate Security will result in a rating on such Bonds by each Rating Agency in the highest short-term rating category and one of the three highest long-term rating categories, or both, as applicable for the Mode then in effect;

(iv) In addition to any other amounts due under this Agreement and the other Borrower Documents, an amount equal to the Credit Enhancement Termination Fee (calculated based on the assumption that such Bond Loan is being prepaid in full on the day immediately preceding the effective date of the Alternate Security) shall be paid to Fannie Mae pursuant to Section 10.04(d) on the Closing Date; and

(v) all conditions set forth in Sections 5.03 and 6.09 and in the related Bond Documents and Bond Mortgage Loan Documents are satisfied.

Section 2A.05. Risk of Loss.

Borrower assumes all risk of loss caused by any default under, or any change in value of, any investment in any Fund or Account under any Indenture or any account under any Pledge, Interest Rate Cap Agreement, without regard to the reason for loss (other than the willful misconduct or gross negligence of the Loan Servicer). Should any such loss arise, Borrower shall replenish the amount of the loss by payment to the Loan Servicer within 30 days after demand on the Borrower Agent by the Loan Servicer or the Trustee.

Section 2A.06. Pledge of Rights to Certain Funds and Investments.

To secure Borrower’s obligations under this Agreement, to the extent, if any, that any Borrower retains an interest in and to all funds and accounts and investments of funds and accounts now or hereafter held (a) by each Trustee under the applicable Resolution or Indenture as security for the payment of the Bonds, including, without limitation, each Principal Reserve Fund, any and all loan funds, construction funds, escrow funds, revenue funds, debt service funds, reserve funds, redemption funds and other funds and securities and other instruments comprising investments of any of the foregoing and interest and other income derived from any of the foregoing held as security for the payment of the Bonds, and (b) by the Loan Servicer with respect to payments payable under any of the Bond Mortgage Loan Documents, Borrower hereby pledges, assigns and grants to Fannie Mae a security interest in such funds, account, and investments. Such pledge, assignment and grant shall be subject only to the rights of each Trustee under the applicable Indenture. Borrower covenants and agrees that it will defend Fannie Mae’s rights and security interests created by this Section 2A.06 against the claims and demands of all persons. In addition to its other rights and remedies under this Agreement and the other Borrower Documents, Fannie Mae shall have all the rights and remedies of a secured party under the Uniform Commercial Code in the applicable jurisdictions or other applicable law with respect to the security interests created by this Section 2A.06. Fannie Mae’s rights under this Section 2A.06 are in addition to, and not in lieu of, its rights and remedies described elsewhere in this Agreement.

Section 2A.07. Purchased Bonds.

Borrower acknowledges that Purchased Bonds will be purchased for and registered in the name of the applicable Borrower, to the extent that Fannie Mae has provided the funds to purchase such Purchased Bonds or moneys in any Principal Reserve Fund were used for such purposes, and that such Purchased Bonds will be pledged to Fannie Mae pursuant to the Pledge Agreement. If an Event of Default has occurred and is continuing, Fannie Mae, in its sole and absolute discretion, may direct the Trustee to cancel all or any Purchased Bonds subject to compliance with Applicable Law and the applicable Resolution or Indenture.

Section 2A.08. Loan Servicing and Administration of Bond Loans.

(a) Loan Servicing and Administration. As set out in the Assignment, Borrower agrees that Fannie Mae has the sole and exclusive right to arrange for the servicing of the Bond Loans and the Assigned Documents. Borrower acknowledges that:

(i) Fannie Mae has appointed the Loan Servicer to service the Bond Loans and the Assigned Documents as well as to service the obligations of Borrower under this Agreement and the other Security Documents; and

(ii) Because interest payments under the Bond Note are payable in arrears, the first Bond Note payment to be remitted to the Loan Servicer is the payment due and payable to the Loan Servicer on the Servicing Payment Date of the month following the Effective Date.

(b) Payments Directly to Loan Servicer. Borrower shall make all payments and prepayments of the principal of and interest and any premium on the Bond Loans (whether regularly scheduled payments, an optional prepayment or otherwise), all other amounts payable under any of the Bond Mortgage Loan Documents and all other fees, costs and expenses payable by Borrower under each Financing Agreement, (including the Issuer Fee) directly to the Loan Servicer for remittance to Fannie Mae or the Trustee for remittance to the Person to whom owed.

(c) Payments on Servicing Payment Dates.

(i) Notwithstanding anything to the contrary contained in the Bond Note, Borrower is required to pay all principal of and interest on the Bond Loans (whether regularly scheduled payments, an optional prepayment or otherwise), any Credit Enhancement Termination Fee due under this Agreement, the Credit Enhancement Facility Fee, the Activity Fee for all Bond Advances and Withdrawals made to purchase Purchased Bonds, payments for deposit to the Principal Reserve Fund, and all regularly scheduled payments of fees, costs and expenses set out in the Financing Agreement (any such payment, a “Loan Payment”) to the Loan Servicer two Business Days prior to the date such amounts are otherwise payable under the applicable Borrower Document (each, a “Servicing Payment Date”).

(ii) For the purpose of calculating the amount of interest due on the Bond Note and the amount of fees due under the Financing Agreement, the fact that Borrower is required to make the payment on a Servicing Payment Date (rather than on the date such amounts are otherwise payable) will be ignored. For some Interest Accrual Periods (including if applicable, the Initial Interest Accrual Period), the Weekly Rate in effect for the last few days of such Interest Accrual Period may not be known on the day the Loan Servicer normally invoices Borrower for monthly payments of Note Interest. To provide for the orderly invoicing and payment of Note Interest, the Loan Servicer will invoice Borrower, and Borrower will pay (i) Note Interest accrued for those days of the Interest Accrual Period for which the Loan Servicer knows the actual interest rate to calculate Note Interest and (ii) interest calculated at the last known rate used to calculate Note Interest plus 200 basis points per annum for those days of the Interest Accrual Period for which the Loan Servicer does not know the actual interest rate to calculate Note Interest. If the amount invoiced by the Loan Servicer and paid by Borrower is greater than the actual Note Interest which actually accrued, the excess amount will be credited by the Loan Servicer on the next invoice to Borrower in connection with Borrower’s next Loan Payment. If the amount paid is less than the accrued Note Interest, Borrower will pay such deficiency at the earlier of: one (1) Business Day of (a) receipt of a restated invoice for Note Interest for that Interest Accrual Period; or (b) the date that Fannie Mae makes a Credit Enhancement Advance with respect to such deficiency and Borrower Agent receives written notice thereof. If Borrower fails to make a Loan Payment as and when required by this Section 2A.08, Borrower owes and is to pay to Fannie Mae a late charge in accordance with Section 2A.08(d).

(c) Late Charge. If any payment of the principal of or interest or any premium on any Bond Note is not received by Loan Servicer on the Servicing Payment Date by the day when due, as required by Section 2A.08(c), Borrower shall pay to the Loan Servicer, immediately and without demand by the Loan Servicer, a late charge equal to five percent of the amount not so received. Borrower acknowledges that its failure to make timely payments will cause the Loan Servicer and Fannie Mae to incur additional expenses in servicing and processing such payments, and that it is extremely difficult and impractical to determine those additional expenses. Borrower agrees that the late charge payable pursuant to this Section 2A.08(d) represents a fair and reasonable estimate, taking into account all circumstances existing on the date of this Agreement, of the additional expenses the Loan Servicer and Fannie Mae will incur by reason of such late payment. The late charge is payable in addition to, and not in lieu of, any Activity Fee.

Section 2A.09. Remarketing of Purchased Bonds.

Borrower agrees that proceeds from the remarketing of Purchased Bonds are to be transferred to Fannie Mae by the Tender Agent. Fannie Mae agrees that proceeds from the remarketing of Purchased Bonds that are transferred to it by the Tender Agent are to be applied in the following order of priority: first, to reimburse Fannie Mae for amounts advanced by Fannie Mae under the Credit Enhancement Instrument with respect to Purchased Bond Advances relating to such Purchased Bonds (after deducting any amounts previously (i) withdrawn from the Principal Reserve Fund to reimburse Fannie Mae for such Purchased Bonds Advances, and/or (ii) received from Borrower to reimburse Fannie Mae for such Purchased Bonds Advances); second, to replenish the Principal Reserve Fund up to the amount withdrawn therefrom in order to reimburse Fannie Mae in whole, or in part, for the Purchased Bond Advances relating to such Purchased Bonds; third, to reimburse Fannie Mae for any amounts then owed to it by Borrower under this Agreement or any other Borrower Document; and fourth, to Borrower.

Section 2A.10. Principal Reserve Fund.

(a) Deposits to the Principal Reserve Fund. Borrower is to pay to the Loan Servicer for remittance to the Trustee for deposit into the Principal Reserve Fund with respect to each Bond Loan the amounts set forth in Schedule 3 to this Agreement, which schedule is prepared by the Loan Servicer to consist of monthly payments in amounts equal to the amounts that would be payable as principal on the Bond Loan were the Bond Loan a self-amortizing loan requiring level payments of principal and interest (at the Underwriting Rate) in an amount necessary to fully amortize the original principal amount of such Bond Loan over the Amortization Period. Borrower’s payments for deposit to the Principal Reserve Fund are due monthly on each Servicing Payment Date, commencing on the first Servicing Payment Date after the Closing Date relating to such Bond Loan.

(b) Replenishment of Principal Reserve Fund. If any amount is withdrawn from the Principal Reserve Fund for any purpose other than (i) for the redemption of the Bonds, or (ii) upon the agreement of Borrower and Fannie Mae, Borrower must promptly (and on the same day as the withdrawal) replenish the Principal Reserve Fund in the full amount withdrawn for such other purpose; provided, however, that any withdrawal relating to reimbursement of Bond Advances under the Credit Enhancement Instrument used to acquire Purchased Bonds is replenished by 2:00 p.m. Washington, D.C. time on the first to occur of (a) the effective date of any Alternate Security or (b) the first to occur of (1) the date on which such Purchased Bonds purchased with such amounts are (A) remarketed by the Remarketing Agent and the proceeds of the remarketing are delivered to the Trustee (Borrower’s obligation to replenish a withdrawal from the Principal Reserve Fund used to reimburse a Purchased Bonds Advance is reduced as and to the extent that remarketing proceeds relating to such Purchased Bonds are applied by the Trustee pursuant to the Resolution or Indenture to reimburse Fannie Mae for such Purchased Bonds Advance) or (B) redeemed or otherwise paid in full and cancelled, (2) the date on which the Credit Enhancement Instrument terminates as a liquidity facility for the Bonds, or (3) the date which is one (1) year following such withdrawal related to Purchased Bonds. Borrower must also replenish the Principal Reserve Fund by delivery to the Loan Servicer for remittance to the Trustee of an amount equal to any loss resulting from the investment of amounts on deposit in the Principal Reserve Fund, as and when such loss is incurred and irrespective of the reason for such loss within 10 days of notice to the Borrower Agent from the Trustee of the amount of such loss to the extent, and in the amount that such loss reduces the amount on deposit in the Principal Reserve Fund below the amount required by Schedule 3 to be on deposit in the Principal Reserve Fund.

(c) Use of Principal Reserve Fund. Borrower agrees that the amounts on deposit in the Principal Reserve Fund may be used by the Trustee in any manner directed by Fannie Mae as the Credit Facility Provider pursuant to the Indenture. Upon a change of mode of the interest rate on the Bonds to a Reset Rate or the Fixed Rate, the balance of monies on deposit in the Principal Reserve Fund shall be used to redeem Bonds on the Interest Method Change Date.

(d) Reduction in Principal Reserve Fund Payments. In the event of a partial prepayment of a Bond Loan, then Fannie Mae and Borrower will amend Schedule 3 to this Agreement as necessary so that the amount of each scheduled deposit to the Principal Reserve Fund which falls after the effective date of the Bond Loan prepayment is reduced by an amount equal to the aggregate amount of such prepayment, multiplied by a fraction (i) the numerator of which is the amount of any such scheduled deposit payment and (ii) the denominator of which is the aggregate amount of the then scheduled remaining deposit payments into the Principal Reserve Fund. Schedule 3 to this Agreement for all purposes of this Agreement will be deemed amended from and after the effective date of such prepayment to reflect such reductions. Borrower Agent agrees to provide a copy of any such amended Schedule 3 to the Issuer and to the Trustee.

(e) Trigger Event With Respect to Principal Reserve Fund. Upon the occurrence and during the continuance of a PRF Triggering Event, Fannie Mae shall have the absolute right, in its discretion, by delivering written notice to the Borrower (such notice a “PRF Triggering Notice”) that such PRF Triggering Event has occurred, to either (i) apply the funds in each Principal Reserve Fund in accordance with Section 12.01A or (ii) with respect to the Initial Bonds, require Borrower to effect a voluntary redemption of the Bonds with funds in the Principal Reserve Fund in accordance with the provisions of the related Indenture. A “PRF Triggering Event” shall have occurred if as of any Annual Determination Date, the Aggregate Debt Service Coverage Ratio (as reasonably determined by Fannie Mae on a four (4) consecutive rolling quarter basis based on the financial statements delivered to Fannie Mae pursuant to Section 9.03 for the most recent four (4) complete fiscal quarters) falls below 1.10:1 (the “PRF Test”). The Borrower acknowledges and agrees that the financial statements and other information required to be delivered by the Borrower pursuant to Section 8.03 is necessary to calculate the PRF Test. If Fannie Mae or the Loan Servicer is not able to or does not perform the PRF Test on any Annual Determination Date because any Borrower failed to provide financial statements and other information on a timely basis in accordance with the terms of such Section 8.03, and such failure continues for 30 days after receipt of notice of such failure by Borrower from Lender, then a PRF Triggering Event shall be deemed to have occurred and Fannie Mae shall have the absolute right, in its discretion, to apply the funds in each Principal Reserve Fund in accordance with Section 12.01A (or, in the case of the Initial Bonds, to require Borrower to effect a voluntary redemption of the Bonds with funds in the Principal Reserve Fund in accordance with the provisions of the related Indenture).

Section 2A.11. BMA Interest Rate Cap.

To protect against fluctuations in interest rates during the Term, pursuant to the terms of the Pledge, Interest Rate Cap Agreement, Borrower shall make arrangements for a BMA-based interest rate cap in form and substance satisfactory to Fannie Mae with a counterparty satisfactory to Fannie Mae (“BMA Interest Rate Cap”) to be in place and maintained at all times, in relation to each issue of Bonds, during any period in which such Bonds bear interest at the Weekly Rate or at the Reset Rate for a Reset Rate Period of 5 years or less. As set forth in the Pledge, Interest Rate Cap Agreement, Borrower agrees to pledge its right, title and interest in the Interest Rate Cap to Lender as additional collateral for the Indebtedness.

ARTICLE 3

COLLATERAL CHANGES

Section 3.01. Right to Add Collateral.

Subject to the terms and conditions of this Article, Borrower shall have the right, from time to time during the Term of this Agreement, to add Multifamily Residential Properties to the Collateral Pool.

Section 3.02. Procedure for Adding Collateral.

The procedure for adding Collateral contained in this Section 3.02 shall apply to all additions of Collateral.

(a) Request. From time to time, subject to the limitations set forth in Section 15.17, Borrower Agent may deliver to Lender an Addition Request to add one (1) or more Multifamily Residential Properties to the Collateral Pool. Each Addition Request shall be accompanied by the following: (i) the quality and type of property-related information required by Lender in connection with the Initial Advances made hereunder and any additional information Lender may reasonably request; and (ii) the payment of all Additional Collateral Due Diligence Fees.

(b) Underwriting.

(i) Prior to the First Anniversary, Borrower may add any Additional Mortgaged Property provided that, after such addition, the Coverage and LTV Tests are satisfied. Thereafter, the proposed Additional Mortgaged Property must itself have a Debt Service Coverage Ratio of not less than 1.25:1.0 with respect to the portion of the Advances Outstanding drawn from the Fixed Facility Commitment, 1.00:1.0 with respect to the portion of the Advances Outstanding drawn from the Variable Facility Commitment and 1.25:1.0 with respect to the portion of the Bond Loans Outstanding to be drawn from the Credit Enhancement Facility Commitment, and its Loan to Value Ratio must not exceed seventy-five percent (75%), and, after such addition, the Collateral Pool must satisfy the Coverage and LTV Tests. Lender shall evaluate the proposed Additional Mortgaged Property in accordance with the Underwriting Requirements, including then applicable underwriting interest rate floors established by Lender, and shall make underwriting determinations as to the Debt Service Coverage Ratio and the Loan to Value Ratio of the proposed Additional Mortgaged Property and the Aggregate Debt Service Coverage Ratio and the Aggregate Loan to Value Ratio applicable to the Collateral Pool on the basis of the lesser of (1) if the proposed Additional Mortgaged Property has been purchased by Borrower within 12 months of the related Addition Request, the acquisition price of the proposed Additional Mortgaged Property plus closing costs of the acquisition (not to exceed 3% of the acquisition price) plus the cost of planned capital improvements to the extent the cost of such capital improvements is deposited in escrow with Lender, and (2) a Valuation made with respect to the proposed Additional Mortgaged Property. Lender also will make an underwriting determination with respect to the proposed Additional Mortgaged Property as to the availability to Borrower, at the maturity of the related Advance, of refinancing or a potential sale of such proposed Additional Mortgage Property on terms acceptable to Lender.

(ii) Within thirty (30) Business Days after receipt of (1) the Addition Request and (2) all reports, certificates and documents required by the Underwriting Requirements, including a zoning analysis required by Lender in connection with similar loans anticipated to be sold to Fannie Mae, Lender shall notify Borrower Agent whether it has determined whether the proposed Additional Mortgaged Property meets the Underwriting Requirements and the other conditions for addition set forth in this Agreement. If Lender determines that the proposed Additional Mortgaged Property meets the Underwriting Requirements and the other conditions set forth in this Agreement, it shall set forth the Aggregate Debt Service Coverage Ratio, the Aggregate Loan to Value Ratio, and the Advance Amount that Lender estimates shall result from the addition of the proposed Additional Mortgaged Property. Within five (5) Business Days after receipt of Lender’s written consent to the Addition Request, Borrower Agent, on behalf of Borrower, shall notify Lender in writing whether it elects to add the proposed Additional Mortgaged Property to a Collateral Pool. If Borrower Agent fails to respond within the period of five Business Days, it shall be conclusively deemed to have elected not to add the proposed Additional Mortgaged Property to the Collateral Pool.

(c) Closing. If Lender determines that the proposed Additional Mortgaged Property meets the conditions set forth in this Agreement, Borrower Agent timely elects to add the proposed Additional Mortgaged Property to the Collateral Pool and all conditions precedent contained in Section 6.04 and Section 6.10 and all General Conditions contained in Section 6.01 are satisfied, the proposed Additional Mortgaged Property shall be added to the Collateral Pool, at a closing to be held at offices designated by Lender on a Closing Date selected by Lender, occurring within thirty (30) Business Days after Lender’s receipt of Borrower’s election (or on such other date as Borrower Agent and Lender may agree).

Section 3.03. Right to Obtain Releases of Collateral.

Subject to the terms and conditions of this Article 3 and the limitations set forth in Section 15.17, Borrower shall have the right from time to time to obtain a release of Collateral from the Collateral Pool.

Section 3.04. Procedure for Obtaining Releases of Collateral.

(a) Request. To obtain a release of Collateral from the Collateral Pool, Borrower Agent may deliver a Release Request to Lender. The Release Request shall not result in a termination of all or any part of the Credit Facility; provided, however, that if Borrower does not pay the Unused Capacity Fee after any release in connection with any such Release Request, Borrower shall lose the borrowing capacity associated with such release and all or a part of the Variable Facility Commitment and/or Fixed Facility Commitment comprising such borrowing capacity shall be terminated.

(b) Closing. If all conditions precedent contained in Section 6.05 and all General Conditions contained in Section 6.01 are satisfied, Lender shall cause the Release Property to be released, at a closing to be held at offices designated by Lender on a Closing Date selected by Lender, and occurring within thirty (30) days after Lender’s receipt of the Release Request (or on such other date as Borrower Agent and Lender may agree), by executing and delivering, and causing all applicable parties to execute and deliver, all at the sole cost and expense of Borrower, the Release Documents. Borrower shall prepare the Release Documents and submit them to Lender for its review.

(c) Release Price for Conventional Mortgaged Properties. The Release Price for each Conventional Mortgaged Property shall be the greater of (i) one hundred percent 100% of the Allocable Facility Amount for the Release Property and (ii) one hundred percent (100%) of the amount, if any, of Advances Outstanding that are required to be repaid by Borrower to Lender in connection with the proposed release of the Release Property from the Collateral Pool so that, immediately after the release, the Coverage and LTV Tests will be satisfied and neither the Aggregate Debt Service Coverage Ratio will be reduced nor the Aggregate Loan to Value Ratio will be increased as a result of such release. In addition to the Release Price, Borrower shall pay to Lender all associated prepayment premiums and other amounts due under the Notes and any Advance Confirmation Instruments evidencing the Advances being repaid. In connection with a non-simultaneous substitution of Collateral pursuant to Section 3.05(c)(ii) of this Agreement, Borrower shall be permitted, in lieu of paying the Release Price, to post a Letter Of Credit issued by a financial institution acceptable to Lender and having terms and conditions reasonably acceptable to Lender, having a face amount equal to the sum of one hundred fifteen percent (115%) of the Allocable Facility Amount for the Release Property plus ninety (90) days’ interest on the related Advances Outstanding and any prepayment premium payable under the related Note.

(d) Release Price for Bond Properties. The Release Price for each Bond Property shall be the greatest of (i) 100% of the Allocable Facility Amount for the Release Property, (ii) the amount required to pay the outstanding principal of, interest on and premium, if any, relating to the Bonds issued to finance the Mortgaged Property and any Advances associated with the Release Property and (iii) the amount required to be repaid by Borrower to Lender in connection with the proposed release of the Release Property from the Collateral Pool so that, immediately after the release, the Coverage and LTV Tests will be satisfied and neither the Aggregate Debt Service Coverage Ratio will be reduced nor the Aggregate Loan to Value Ratio will be increased as a result of such release. In addition, Borrower shall pay to Lender all other amounts, including any Credit Enhancement Termination Fees, if applicable, and prepayment premiums, due under the Bond Documents and Bond Mortgage Loan Documents relating to the Bond Property being released and any Facility Termination Fee payable in connection with the repayment of Advances.

(e) Application of Release Price. (i) The Release Price for Conventional Mortgaged Properties shall be applied first against the Variable Advances Outstanding which are allocated to the Release Property, then against Variable Advances which are not allocated to the Release Property until there are no further Variable Advances Outstanding, then against the prepayment of Fixed Advances Outstanding so long as, in the case of Fixed Advances, the prepayment is permitted under the applicable Fixed Facility Note; provided, that, if Borrower so requests and Fannie Mae consents (such consent not to be unreasonably withheld or conditioned) the Release Price may be applied first to Fixed Facility Advances, and then to the Variable Advances as stated above. (ii) The remainder of the Release Price, if any, shall be held by Lender (or its appointed collateral agent) as Additional Collateral, in accordance with a security agreement and other documents in form and substance acceptable to Lender. Any Additional Collateral remaining will be returned to Borrower on the Termination Date. If, on the date Borrower pays the Release Price, Variable Advances are Outstanding but not then due and payable, Lender shall hold the Release Price as additional Collateral, until the next date on which Variable Advances are due and payable, at which time Lender shall apply the appropriate portion of the Release Price to such Variable Advances.

Section 3.04A Release of Brentwood Oaks Release Parcel.

(a) Brentwood Oaks Release Request. Subject to the terms and conditions of this Section 3.04A, Borrower shall have the one-time right to submit a written release request to Lender (a “Brentwood Oaks Release Request”) with respect to that certain parcel of real property constituting a portion of the Collateral comprising Brentwood Oaks (the “Brentwood Oaks Release Parcel”). The Brentwood Oaks Parcel Release Request shall contain Borrower’s representation and warranty that the Brentwood Oaks Release Parcel is not necessary to the operation of Brentwood Oaks and its release will not adversely effect the value of the Collateral and shall be accompanied by the following: (i) a then-current report from an independent appraiser that assesses the impact that the release of the Brentwood Oaks Release Parcel will have on the operations and value of Brentwood Oaks; (ii) any other evidence demonstrating to Lender’s satisfaction that the Brentwood Oaks Release Parcel is not necessary to the operation of Brentwood Oaks and its release will not adversely effect the value of the Collateral, (iii) evidence that the Remaining Brentwood Oaks Parcel shall be a legally subdivided parcel; (iv) all other documents requested by, and satisfactory to, Lender in connection therewith, and (v) a form of release in recordable form prepared by Borrower for execution by Lender.

(b) Release of Brentwood Oaks Release Parcel. If Lender determines, in its sole discretion, that the Brentwood Oaks Release Parcel is not necessary to the operation of Brentwood Oaks and that its release will not adversely effect the value of Brentwood Oaks, and provided that the Remaining Brentwood Oaks Parcel shall be a legally subdivided parcel and that all of the conditions set forth in Sections 6.01 and 6.05(B) have been satisfied to Lender’s satisfaction, then within thirty (30) days after Lender’s receipt of the Brentwood Oaks Parcel Release Request (or on such other date as Borrower Agent and Lender may agree), Lender will execute and deliver, and will cause all applicable parties to execute and deliver, all at the sole cost and expense of Borrower, a form of release that shall release the Brentwood Oaks Release Parcel from the lien of the Brentwood Oaks Security Instrument.

Section 3.05. Right to Substitutions.

Subject to the terms, conditions and limitations of this Article, Section 15.17 and Sections 6.01, 6.05A and 6.10, Borrower shall have the right to obtain the release of a Mortgaged Property from the Collateral Pool (the “Release Mortgaged Property”) by replacing such Mortgaged Property with a Multifamily Residential Property that meets the requirements of this Agreement (the “Substitute Mortgaged Property”) thereby effecting a Substitution of Collateral (a “Substitution”). Provided that the conditions to such substitution are satisfied, Borrower may replace a Bond Property with another Bond Property or a Conventional Mortgaged Property, or replace a Conventional Mortgaged Property with another Conventional Mortgaged Property or a Bond Property.

Section 3.06. Procedure for Substitutions of Collateral.

(a) Request. Borrower Agent shall deliver to Lender both of a completed and executed Addition Request and Release Request (together, the “Substitution Request”), which Substitution Request shall constitute only one Request for purposes of Section 15.17. Each Substitution Request shall be accompanied by the following: (i) the quality and type of property-related information required by Lender in connection with the Initial Advances made hereunder and any additional information Lender may reasonably request; and (ii) the payment of all Additional Collateral Due Diligence Fees.

(b) Underwriting.

(i) Lender shall evaluate the proposed Substitute Mortgaged Property in accordance with the Underwriting Requirements including the then applicable underwriting floors, and shall make underwriting determinations as to the Debt Service Coverage Ratio, the Loan to Value Ratio, Aggregate Debt Service Coverage Ratio and the Aggregate Loan to Value Ratio immediately prior to and immediately after giving effect to the proposed substitution.

(ii) Prior to the First Anniversary, a Substitution may be effected if, after the substitution, the Coverage and LTV Tests for the Collateral Pool are satisfied. Thereafter, a Substitution may be effected if (A)(1) the Debt Service Coverage Ratio of the proposed Substitute Mortgaged Property is not less than the Minimum Debt Service Coverage Ratio and (2) the Loan to Value Ratio of the proposed Substitute Mortgaged Property is not greater than the Maximum Loan To Value Ratio and (B) after the proposed substitution, the Aggregate Debt Service Coverage Ratio will not be decreased and the Aggregate Loan to Value Ratio will not be increased from such ratios in effect immediately prior to the substitution; provided, however, if the Aggregate Debt Service Coverage Ratio is greater than 1.45:1 immediately prior to the substitution, then such ratio may be decreased by not more than .05 immediately after giving effect to the substitution.

(iii) Within thirty (30) Business Days after receipt of (A) the Substitution Request and (B) all reports, certificates and documents required by the Underwriting Requirements and this Agreement, including a zoning analysis required by Lender in connection with similar loans anticipated to be sold to Fannie Mae, Lender shall notify the Borrower Agent whether the Substitute Mortgaged Property meets the requirements of this Section 3.06 and the Underwriting Requirements and the other requirements for the Substitution of a Mortgaged Property as set forth in this Agreement. Within five (5) Business Days after receipt of Lender’s written notice in response to the Substitution Request, Borrower Agent shall notify Lender whether it elects to proceed with the Substitution. If Borrower Agent fails to respond within the period of five (5) Business Days, it shall be conclusively deemed to have elected not to proceed with the Substitution.

(c) Closing. If Lender determines that the Substitution Request satisfies the conditions set forth herein, Borrower Agent timely elects to proceed with the substitution, and all conditions precedent contained in Section 6.05A and all General Conditions contained in Section 6.01 are satisfied, the proposed Substitute Mortgaged Property shall be added in replacement of the Mortgaged Property being released, at a closing to be held at offices designated by Lender on a Closing Date selected by Lender and occurring —

(i) if the substitution of the proposed Substitute Mortgaged Property is to occur simultaneously with the release of the Release Mortgaged Property, within sixty (60) days after Lender’s receipt of the Borrower Agent’s election (or on such other date to which Borrower Agent and Lender may agree); or

(ii) if the substitution of the proposed Substitute Mortgaged Property is to occur subsequent to the release of the Release Mortgaged Property, within ninety (90) days (one hundred eighty (180) days in the case of a 1031 exchange under the Internal Revenue Code) after the release of such Release Mortgaged Property (provided such date does not exceed one hundred eighty (180) days after Lender’s receipt of the applicable Borrower’s election, unless otherwise agreed to by Lender) (the “Property Delivery Deadline”) in accordance with the terms of Section 3.04.

Section 3.07. Substitution Deposit.

(a) The Deposit. If a Substitution of the proposed Substitute Mortgaged Property is to occur subsequent to the release of the Release Mortgaged Property pursuant to Section 3.06(c)(ii), at the Closing Date of the release of the Release Property, Borrower shall deposit with Lender the “Substitution Deposit” described in Section 3.07(b) in the form of cash or, in lieu of depositing cash for the Substitution Deposit, Borrower may post a letter of credit issued by a financial institution acceptable to Lender and having terms and conditions acceptable to Lender, having a face amount equal to the Substitution Deposit.

(b) Substitution Deposit Amount. The “Substitution Deposit” for each proposed substitution shall be an amount equal to the sum of (i) the Release Price relating to the proposed Release Property plus (ii) any and all of the yield maintenance for the MBS, or the prepayment premium for a Note funded through a cash execution, through the end of the month in which the Property Delivery Deadline occurs, as if the Note (and applicable MBS, if applicable) were to be prepaid in such month, plus (iii) interest on the Note through the end of the month in which the Property Delivery Deadline occurs, plus (iv) Lender’s estimate of reasonable costs and out-of-pocket expenses and fees (the “Substitution Cost Deposit”). The Substitution Cost Deposit shall be used by Lender to cover all reasonable out-of-pocket costs and expenses incurred by Lender and Fannie Mae, including any out-of-pocket legal fees and expenses incurred by Fannie Mae and Lender in connection with such substitution whether such substitution actually closes. In the event that the Borrower elects to post a letter of credit in lieu of cash for the Substitution Deposit, Borrower shall also be obligated to make any regularly scheduled payments of principal and interest due under the applicable Note during any period between the closing of the Release Property and the earlier of the closing of the Substitute Mortgaged Property and the date of prepayment of the Note, or the applicable MBS.

(c) Failure to Close Substitution. If the substitution of the proposed Substitute Mortgaged Property does not occur by the Property Delivery Deadline in accordance with Section 3.05(c)(ii), then Borrower shall have irrevocably waived its right to substitute such Release Mortgaged Property with the proposed Substitute Mortgaged Property, and the release of the Release Property shall be deemed a prepayment of the Note and the MBS, if applicable. The Property Delivery Deadline shall be no later than the date ninety (90) days after the date the Lender’s lien on such Release Property is released. Any MBS being prepaid shall be deemed to be prepaid as of the end of the month in which the Property Delivery Deadline falls, and the Lender, shall follow standard Fannie Mae procedures for the prepayment of the Note, or any applicable MBS, including delivery of the Substitution Deposit (less the Substitution Cost Deposit) to Fannie Mae in accordance with such procedures. Any portion of the Substitution Deposit not needed to prepay the Note, or any applicable MBS, all interest, and any prepayment fees (including any portion of the Substitution Cost Deposit not used by Lender to cover all reasonable out-of-pocket costs and expenses incurred by Lender and Fannie Mae, including any out-of-pocket legal fees and expenses incurred by Fannie Mae and Lender in connection with such Substitution) shall be promptly refunded to the applicable Borrower after the Property Delivery Deadline.

(d) Substitution Deposit Disbursement. At closing of the Substitution, the Lender shall disburse the Substitution Deposit (less any portion of the Substitution Cost Deposit used by Lender to cover all reasonable out-of-pocket costs and expenses incurred by Lender and Fannie Mae, including any out-of-pocket legal fees and expenses incurred by Fannie Mae and Lender in connection with such substitution) directly to Borrower at such time as the conditions set forth in Section 4.01 and 4.03 have been satisfied, which must occur no later than the Property Delivery Deadline.

ARTICLE 4

INCREASE OF CREDIT FACILITY

Section 4.01. Right to Increase Commitment.

Subject to the terms, conditions and limitations of this Article and of Article 15.17, Borrower shall have the right, at any time prior to the First Anniversary, to increase the Fixed Facility Commitment, the Variable Facility Commitment, the Variable Credit Enhancement Facility Commitment or the Fixed Credit Enhancement Facility Commitment, or all of them Borrower’s right to increase the Commitment is subject to the following limitations:

(a) Maximum Amount of Increase in Commitment. The maximum amount by which the Commitment may be increased is $49,462,000 (for a maximum total Commitment of $120,000,000)

(b) Minimum Request. Each Request for an increase in the Commitment shall be in the minimum amount of $5,000,000.

(c) Terms and Conditions. The terms and conditions of this Agreement shall apply to any increase in the Commitment closed prior to the First Anniversary. Thereafter, the terms and conditions (including pricing) applicable to any increase in the Commitment shall be mutually agreed upon by Lender, Borrower and Fannie Mae.

Section 4.02. Procedure for Obtaining Increases in Commitment.

To obtain an increase in the Commitment, Borrower Agent shall deliver an Expansion Request to Lender. Each Expansion Request shall include the following:

(i) the total amount of the proposed increase;

(ii) a designation of the increase as being part of the Fixed Facility Commitment and/or the Variable Facility Commitment and/or the Fixed Credit Enhancement Facility Commitment and/or the Variable Credit Enhancement Facility;

(iii) if such increase in the Commitment occurs after the First Anniversary, a request that Lender inform Borrower Agent of the Fixed Facility Fee and/or the Variable Facility Fee and/or the Credit Enhancement Facility Fee that will apply to Advances drawn from, or Credit Enhancement Instruments delivered pursuant to, such increase in the Commitment; and

(iv) a request that Lender inform Borrower Agent of Net Worth and Liquidity requirements that will apply upon the expansion of the Commitment.

Section 4.03. Closing.

If all conditions precedent contained in Section 6.06 and Section 6.10 and all applicable General Conditions contained in Section 6.01 are satisfied, Lender shall permit the increase in Commitment to occur, at a closing to be held at offices designated by Lender on a Closing Date selected by Lender, and occurring within fifteen (15) Business Days after Lender’s receipt of the Expansion Request (or on such other date as Borrower and Lender may agree).

ARTICLE 5

TERMINATION OF FACILITIES

Section 5.01. Right to Complete or Partial Termination of Facilities.

Subject to the terms and conditions of this Article, Borrower shall have the right from time to time to permanently reduce the Variable Facility Commitment and/or the Fixed Facility Commitment and/or the Fixed Credit Enhancement Facility Commitment and/or the Variable Credit Enhancement Facility.

Section 5.02. Procedure for Complete or Partial Termination of Conventional Facilities.

(a) Request. To permanently reduce the Variable Facility Commitment or the Fixed Facility Commitment, Borrower Agent shall deliver a Facility Termination Request to Lender. A permanent reduction of the Variable Facility Commitment to $0 shall be referred to as a “Complete Variable Facility Termination.” A permanent reduction of the Fixed Facility Commitment to $0 shall be referred to as a “Complete Fixed Facility Termination.” The Facility Termination Request shall include the following:

(i) The proposed amount of the reduction in the Variable Facility Commitment and/or Fixed Facility Commitment; and

(ii) Unless there is a Complete Variable Facility Termination or a Complete Fixed Facility Termination, a designation by Borrower Agent of any Variable Advances that will be prepaid and/or any Fixed Advances that will be prepaid or defeased.

Any release of Collateral, whether or not made in connection with a Facility Termination Request, must comply with all conditions to a release that are contained in Section 6.05.

(b) Closing. If all conditions precedent contained in Section 6.08 and all General Conditions contained in Section 6.01 are satisfied, Lender shall reduce the Variable Facility Commitment or Fixed Facility Commitment, as the case may be, to the amount designated by Borrower Agent, at a closing to be held at offices designated by Lender on a Closing Date selected by Lender, within thirty (30) Business Days after Lender’s receipt of the Facility Termination Request (or on such other date as Borrower Agent and Lender may agree), by executing and delivering the Facility Termination Document evidencing the reduction in the Facility Commitment.

Section 5.02A. Procedure for Partial Termination of Credit Enhancement Facilities.

(a) Request. Except as provided in Section 5.02A(d), to permanently reduce the Variable Credit Enhancement Facility Commitment or the Fixed Credit Enhancement Facility Commitment, Borrower shall deliver a Facility Termination Request to Lender. A permanent reduction of the Variable Credit Enhancement Facility Commitment to $0 shall be referred to as a “Complete Variable Credit Enhancement Facility Termination.” A permanent reduction of the Fixed Credit Enhancement Facility Commitment to $0 shall be referred to as a “Complete Fixed Credit Enhancement Facility Termination.” The Facility Termination Request shall include the following:

(i) The proposed amount of the reduction in the Variable Credit Enhancement Facility Commitment and/or Fixed Credit Enhancement Facility Commitment; and

(ii) Unless there is a Complete Variable Credit Enhancement Facility Termination or a Complete Fixed Credit Enhancement Facility Termination, a designation by Borrower Agent of any Weekly Rate or Reset Rate Bond Loans which will be prepaid and/or any Fixed Rate Bond Loans which will be prepaid or defeased, or any Bond Loans with respect to which the related Credit Enhancement Instrument will be replaced or terminated in accordance with Section 2A.04.

Any release of Collateral, whether or not made in connection with a Facility Termination Request, must comply with all conditions to a release which are contained in Section 6.

(b) Closing. If all conditions precedent contained in Section 6.10 and all General Conditions contained in Section 6.01 are satisfied, Fannie Mae shall reduce the Variable Credit Enhancement Facility Commitment or Fixed Credit Enhancement Facility Commitment, as the case may be, to the amount designated by Borrower Agent, at a closing to be held at offices designated by Lender on a Closing Date selected by Fannie Mae, within thirty (30) Business Days after Lender’s receipt of the Facility Termination Request (or on such other date as Borrower Agent and Fannie Mae may agree, subject to expiration of any notice periods required by the applicable Resolution or Indenture in connection with any prepayment or defeasance of Bond Loans or replacement or termination of the Fannie Mae Credit Enhancement Instrument, as applicable), by executing and delivering the Facility Termination Document evidencing the reduction in the Credit Enhancement Facility Commitment.

(c) Redemption of Bonds or Termination of Credit Enhancement Instrument. The Variable Credit Enhancement Facility Commitment or the Fixed Credit Enhancement Facility Commitment shall be reduced by, and to the extent of, any prepayment, in whole or in part, of the related Bond Loans (as set forth in the related Facility Termination Request) and the redemption or defeasance of the related Bonds. The Variable Credit Enhancement Facility Commitment or the Fixed Credit Enhancement Facility Commitment also shall be reduced by the principal amount of the related Bonds upon the termination of a Credit Enhancement Instrument. The applicable Credit Enhancement Facility Commitment shall be reduced to $0 if all of the outstanding Bonds have been paid, the related Indentures have been discharged in accordance with their respective terms and/or the related Credit Enhancement Instruments have been terminated, all in conformance with Section 2A.04 of this Agreement. Any such prepayment of a Bond Loan and redemption or defeasance of Bonds or termination of any Credit Enhancement Instrument must be made in accordance with, and shall be subject to the terms and conditions of, the related Bond Documents and Bond Mortgage Loan Documents, including the payment of all amounts owing under the terms thereof in connection with such prepayment. Prepayment of a Bond Loan and any related Advance shall result in a permanent reduction in the Commitment by an amount equal to such payment and require payment of a Termination Fee unless Borrower elects to maintain such amount as Unused Capacity and pays an Unused Capacity Fee with respect thereto in accordance with Section 10.01.

Any release of Collateral in connection with such reduction must comply with all conditions to a release which are contained in Section 3.04  and Section 6.05.

(d) Release of Bond Property. The Variable Credit Enhancement Facility Commitment or the Fixed Credit Enhancement Commitment shall be permanently reduced by the amount of the related Bond Loan upon a release of the related Bond Property from the Collateral Pool pursuant to Article 3, unless Borrower elects to maintain such amount as Unused Capacity and pays an Unused Capacity Fee with respect thereto in accordance with Section 10.01.

SECTION 5.03. Right to Terminate Credit Facility.

Subject to the terms and conditions of Section 5.04, Borrower shall have the right to terminate this Agreement and the Credit Facility and receive a release of all of the Collateral.

SECTION 5.04. Procedure for Terminating Credit Facility.

(a) Request. To terminate this Agreement and the Credit Facility, Borrower Agent shall deliver a Credit Facility Termination Request to Lender.

(b) Closing. If all conditions precedent contained in Section 6.09 are satisfied, this Agreement shall terminate, and Lender shall cause all of the Collateral to be released, at a closing to be held at offices designated by Lender on a Closing Date selected by Lender, within thirty (30) Business Days after Lender’s receipt of the Credit Facility Termination Request (or on such other date as Borrower and Lender may agree), by executing and delivering, and causing all applicable parties to execute and deliver, all at the sole cost and expense of Borrower, the Credit Facility Termination Documents.

ARTICLE 6

CONDITIONS PRECEDENT TO ALL REQUESTS

Section 6.01. Conditions Applicable to All Requests.

Borrower’s right to close the transaction requested in a Request shall be subject to Lender’s determination that all of the following general conditions precedent (“General Conditions”) have been satisfied, in addition to any other conditions precedent contained in this Agreement:

(a) Reserved.

(b) Payment of Expenses. The payment by Borrower of Lender’s and Fannie Mae’s reasonable third party out-of-pocket fees and expenses payable in accordance with this Agreement, including, but not limited to, the legal fees and expenses described in Section 10.05.

(c) No Material Adverse Change. Except in connection with a Credit Facility Termination Request, there has been no material adverse change in the financial condition or business of Borrower or Guarantor, or in the physical condition, operating performance or value of any of the Mortgaged Properties since the date of the most recent Compliance Certificate (or, with respect to the conditions precedent to the Initial Advance, from the condition or business reflected in the financial statements, reports and other information obtained by Lender during its review of Borrower and Guarantor and the Initial Mortgaged Properties); provided, however, that if at the time of such Request the Coverage and LTV Test is satisfied, then a decrease in the Debt Service Coverage Ratio and/or an increase in the Loan to Value Ratio with respect to a particular Mortgaged Property since the date of the most recent Compliance Certificate shall not, in and of itself, constitute a material adverse change for purposes of this subsection.

(d) No Default. Except in connection with a Credit Facility Termination Request, there shall exist no Event of Default or Potential Event of Default on the Closing Date for the Request and, after giving effect to the transaction requested in the Request, no Event of Default or Potential Event of Default shall have occurred.

(e) No Insolvency. Receipt by Lender on the Closing Date for the Request of evidence satisfactory to Lender that neither Borrower nor Guarantor is insolvent (within the meaning of any applicable federal or state laws relating to bankruptcy or fraudulent transfers) or will be rendered insolvent by the transactions contemplated by the Borrower Documents, including the making of a Future Advance or Bond Loan, or, after giving effect to such transactions, will be left with an unreasonably small capital with which to engage in its business or undertakings, or will have intended to incur, or believe that it has incurred, debts beyond its ability to pay such debts as they mature or will have intended to hinder, delay or defraud any existing or future creditor.

(f) No Untrue Statements. The Borrower Documents shall not contain any untrue or misleading statement of a material fact and shall not fail to state a material fact necessary to make the information contained therein not misleading.

(g) Representations and Warranties. Except in connection with a Credit Facility Termination Request, all representations and warranties made by Borrower and Guarantor in the Borrower Documents shall be true and correct in all material respects on the Closing Date for the Request with the same force and effect as if such representations and warranties had been made on and as of the Closing Date for the Request except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct as of such earlier date.

(h) No Condemnation or Casualty. Except in connection with a Credit Facility Termination Request or a Release Request, there shall not be pending or, to the knowledge of Borrower, threatened any condemnation or other taking, whether direct or indirect, against the Mortgaged Property that is the subject of the Request and there shall not have occurred any casualty to any improvements located on the Mortgaged Property, in each case, which condemnation or casualty would have a Material Adverse Effect.

(i) Delivery of Closing Documents. The receipt by Lender of the following, each dated as of the Closing Date for the Request, in form and substance satisfactory to Lender in all respects:

(i) The Borrower Documents relating to such Request;

(ii) A Compliance Certificate;

(iii) An Organizational Certificate;

(iv) If the Request is made by any Additional Borrower in connection with an Additional Mortgaged Property being added to the Collateral Pool, the Organizational Documents of such Additional Borrower; and

(v) Such other documents, instruments, approvals (and, if requested by Lender, certified duplicates of executed copies thereof) and opinions as Lender may reasonably request.

(j) Covenants. Except in connection with a Credit Facility Termination Request, Borrower is in full compliance with each of the covenants contained in Article 8, Article 8A and Article 9 of this Agreement, without giving effect to any notice and cure rights of Borrower.

Section 6.02. Conditions Precedent to Initial Advance.

The obligation of Lender to make the Initial Advance is subject to the following conditions precedent:

(a) Receipt by Lender of the fully executed Advance Request;

(b) If the Initial Advance is a Variable Advance, receipt by Lender at least five (5) days prior to the Initial Closing Date, of the confirmation of an Interest Rate Cap commitment, in accordance with the Pledge, Interest Rate Cap Agreement, effective as of the Initial Closing Date;

(c) If the Initial Advance is a Variable Advance, receipt by Lender of Interest Rate Cap Documents in accordance with the Pledge, Interest Rate Cap Agreement, effective as of the Initial Closing Date;

(d) If the Initial Advance is a Fixed Advance, delivery of a Fixed Facility Note, duly executed by Borrower, in the amount and reflecting all of the terms of the Fixed Advance;

(e) Delivery to the Title Company, for filing and/or recording in all applicable jurisdictions, of all applicable Borrower Documents required by Lender, including duly executed and delivered original copies of the Variable Facility Note (if applicable), a Fixed Facility Note (if applicable), the Guaranty, the Initial Security Instruments covering the Initial Mortgaged Properties and UCC-1 Financing Statements covering the portion of the Collateral comprised of personal property, and other appropriate instruments, in form and substance satisfactory to Lender and in form proper for recordation, as may be necessary in the opinion of Lender to perfect the Liens created by the applicable Security Instruments and any other Borrower Documents creating a Lien in favor of Lender, and the payment of all taxes, fees and other charges payable in connection with such execution, delivery, recording and filing;

(f) If the Initial Advance is a Variable Advance, receipt by Lender of the first installment of Variable Facility Fee and the entire Discount payable by Borrower pursuant to Section 1.04;

(g) Receipt by Lender of the Initial Origination Fee pursuant to Section 10.03(a) and the Initial Due Diligence Fee pursuant to Section 10.04(a); and

(h) Satisfaction of the conditions set forth in Section 2A.01 and Section 6.03A for the maintenance of the Initial Credit Enhancement Instrument and the addition of the Initial Bond Property to the Collateral Pool.

Section 6.03. Conditions Precedent to Future Advances.

A Future Advance is subject to the satisfaction of the following conditions precedent:

(a) Except in connection with a Rollover Variable Advance, receipt by Lender of the fully executed Advance Request;

(b) Except in connection with a Rollover Variable Advance, delivery by Lender to Borrower of the Rate Form for the Future Advance;

(c) Except in connection with a Rollover Variable Advance, after giving effect to the requested Future Advance, the Coverage and LTV Tests will be satisfied;

(d) If the Advance is a Fixed Advance, delivery of a Fixed Facility Note, duly executed by Borrower, in the amount and reflecting all of the terms of the Fixed Advance;

(e) If the Advance is a Variable Advance, delivery of the Advance Confirmation Instrument, duly executed by Borrower;

(f) For any Title Insurance Policy not containing a revolving credit endorsement, the receipt by Lender of an endorsement to the Title Insurance Policy, amending the effective date of the Title Insurance Policy to the applicable Closing Date and showing no additional exceptions to coverage other than the exceptions shown on the Initial Closing Date and other exceptions approved by Lender;

(g) If the Advance is a Variable Advance, the receipt by Lender of the first installment of Variable Facility Fee for the Variable Advance and the entire Discount for the Variable Advance payable by Borrower pursuant to Section 1.04;

(h) If the Advance is a Variable Advance, receipt by Lender at least five (5) days prior to the applicable Closing Date, of the confirmation of an Interest Rate Cap commitment, in accordance with the Pledge, Interest Rate Cap Agreement, effective as of the Closing Date;

(i) If the Advance is a Variable Advance, receipt by Lender of Interest Rate Cap Documents, in accordance with the Pledge, Interest Rate Cap Agreement, effective as of the Closing Date; and

(j) Receipt by Lender of a Confirmation of Guaranty.

Section 6.03A. Conditions Precedent to Addition of Initial Bond Property.

The obligation of Fannie Mae to add the Initial Bond Property on the Initial Closing Date is subject to the satisfaction of each of the following conditions precedent:

(a) Receipt by Fannie Mae of such amendments to the Brentwood Oaks Borrower Documents, as Lender may reasonably require;

(b) Receipt by Fannie Mae at least five (5) days prior to the Closing Date, of the confirmation of a BMA Interest Rate Cap commitment, in accordance with the Pledge, Interest Rate Cap Agreement, effective as of the Closing Date;

(c) Receipt by Fannie Mae of Interest Rate Cap Documents, in accordance with the Pledge, Interest Rate Cap Agreement, effective as of the Closing Date;

(d) Delivery to the Title Company, for filing and/or recording in all applicable jurisdictions, of all applicable Bond Mortgage Loan Documents required by Fannie Mae which are required to be filed, including duly executed and acknowledged Security Instruments covering the Initial Bond Property and UCC financing statements, if necessary, covering the portion of the Collateral comprised of personal property, and other appropriate instruments, in form and substance satisfactory to Fannie Mae and in form proper for recordation, as may be necessary in the opinion of Fannie Mae to perfect the Liens created by the applicable Security Instruments and any other Bond Mortgage Loan Documents creating a Lien in favor of Fannie Mae, and the payment of all taxes, fees and other charges payable in connection with such execution, delivery, recording and filing;

(e) Receipt by Fannie Mae of the following:

(i) such opinions of bond counsel, Trustee’s and Tender Agent’s counsel, Remarketing Agent’s counsel, and Issuer’s counsel as Fannie Mae shall require in form and substance satisfactory to Fannie Mae;

(ii) such other documents, instruments, certificates or legal opinions as Lender may reasonably request.

Section 6.03B. Conditions Precedent to Delivery of Additional Credit Enhancement Instruments.

The obligation of Fannie Mae to execute and deliver additional Credit Enhancement Instruments is subject to the satisfaction of each of the following conditions precedent:

(a) The requirements of Section 2A.01(b) are met;

(b) Receipt by Fannie Mae at least five (5) days prior to the Closing Date, of the confirmation of a BMA Interest Rate Cap commitment, in accordance with the Pledge, Interest Rate Cap Agreement, effective as of the Closing Date;

(c) Receipt by Fannie Mae of Interest Rate Cap Documents, in accordance with the Pledge, Interest Rate Cap Agreement, effective as of the Closing Date;

(d) Receipt by Lender of the Borrower Documents applicable to the issuance of the Bonds, effective as of the Closing Date;

(e) Delivery of the documents set forth in Section 6.11 of this Agreement;

(f) Receipt by Fannie Mae of the following:

(i) such opinions of bond counsel, Trustee’s and Tender Agent’s counsel, Remarketing Agent’s counsel, and Issuer’s counsel as Fannie Mae shall require in form and substance satisfactory to Fannie Mae;

(ii) Certified copies of all consents and authorizations, if any, necessary for the Issuer to execute, deliver and perform its obligations under the Bond Documents and the Bond Mortgage Loan Documents to which it is a party;

(iii) Certified copies of the Issuer’s charter or certificate of incorporation and by-laws, if any, and of the resolution or resolutions of the Issuer authorizing the execution, delivery and performance of its obligations under the Bond Documents and the Bond Mortgage Loan Documents to which it is a party and certified copies of all other documents evidencing any other official action of the Issuer taken with respect thereto as each is then in full force;

(iv) A true and correct copy of rating letters from any rating agency rating the Bonds;

(v) Such documentation as shall be necessary to evidence the Permitted Investments (as defined in the applicable Indenture), if any, required by the Bond Documents to be in place as of the Closing Date including, but not limited to, with respect to funds in the Principal Reserve Fund; and

(vi) Such other documents, instruments, certificates, approvals (and, if requested by Fannie Mae, certified duplicates of executed copies thereof) or opinions as Fannie Mae or the Loan Servicer may reasonably request.

Section 6.04. Conditions Precedent to Addition of an Additional Mortgaged Property to the Collateral Pool.

The addition of an Additional Mortgaged Property to the Collateral Pool on the applicable Closing Date is subject to the satisfaction of the following conditions precedent:

(a) If the Additional Mortgaged Property is being added to the Collateral Pool prior to the First Anniversary, the Coverage and LTV Tests will be satisfied;

(b) If the Additional Mortgaged Property is being added to the Collateral Pool after the First Anniversary, (A) the proposed Additional Mortgaged Property has (1) a Debt Service Coverage Ratio of not less than 1.25:1 with respect to the portion of the Advances Outstanding drawn from the Fixed Facility Commitment, not less than 1.0:1 with respect to the portion of the Advances Outstanding drawn from the Variable Facility Commitment and not less than 1:25:1 with respect to the portion of the Bond Loans Outstanding drawn from the Credit Enhancement Facility Commitment and (2) a Loan to Value Ratio of not more than seventy-five percent (75%) and (B) immediately after giving effect to the requested addition, the Coverage and LTV Tests will be satisfied;

(c) Receipt by Lender of the Addition Fee (provided that no such fee shall be due with respect to an Additional Mortgaged Property that is added in connection with an increase in the Commitment and the payment of an Expansion Origination Fee), or if the Additional Mortgaged Property is being added in connection with a substitution made pursuant to Section 3.05 of this Agreement, receipt by Lender of the Substitution Fee;

(d) Delivery to the Title Company, with fully executed instructions directing the Title Company to file and/or record in all applicable jurisdictions, all applicable Addition Loan Documents required by Lender, including duly executed and delivered original copies of any Security Instruments and UCC-1 Financing Statements covering the portion of the Additional Mortgaged Property comprised of personal property, and other appropriate documents, in form and substance satisfactory to Lender and in form proper for recordation, as may be necessary in the opinion of Lender to perfect the Lien created by the applicable additional Security Instrument, and any other Addition Loan Document creating a Lien in favor of Lender, and the payment of all taxes, fees and other charges payable in connection with such execution, delivery, recording and filing;

(e) If required by Lender, amendments to the Notes and the Security Instruments, reflecting the addition of the Additional Mortgaged Property to the Collateral Pool and, as to any Security Instrument so amended, the receipt by Lender of an endorsement to the Title Insurance Policy insuring the Security Instrument, amending the effective date of the Title Insurance Policy to the Closing Date and showing no additional exceptions to coverage other than the exceptions shown on the Initial Closing Date and other exceptions approved by Lender;

(f) If the Title Insurance Policy for the Additional Mortgaged Property contains a tie-in endorsement, an endorsement to each other Title Insurance Policy containing a tie-in endorsement, adding a reference to the Additional Mortgaged Property;

(g) Any proposed Additional Borrower meets and satisfies all of the requirements and conditions of Section 14.02; and

(h) Delivery of the documents set forth in Section 6.11 of this Agreement.

Section 6.05. Conditions Precedent to Release of Property from the Collateral Pool.

The release of a Mortgaged Property from the Collateral Pool is subject to the satisfaction of the following conditions precedent on or before the Closing Date:

(a) Immediately after giving effect to the requested release the Coverage and LTV Tests will be satisfied, the Aggregate Debt Service Coverage Ratio will not be reduced and the Aggregate Loan to Value Ratio will not be increased;

(b) Receipt by Lender of the Release Price;

(c) Receipt by Lender of the Release Fee;

(d) Receipt by Lender on the Closing Date of one (1) or more counterparts of each Release Document, dated as of the Closing Date, signed by each of the parties (other than Lender) who is a party to such Release Document;

(e) If required by Lender, amendments to the Notes and the Security Instruments, reflecting the release of the Release Property from the Collateral Pool and, as to any Security Instrument so amended, the receipt by Lender of an endorsement to the Title Insurance Policy insuring the Security Instrument, amending the effective date of the Title Insurance Policy to the Closing Date and showing no additional exceptions to coverage other than the exceptions shown on the Initial Closing Date and other exceptions approved by Lender;

(f) If Lender determines the Release Property to be one (1) phase of a project, and one (1) or more other phases of the project are Mortgaged Properties which will remain in the Collateral Pool (“Remaining Mortgaged Properties”), Lender must determine that the Remaining Mortgaged Properties can be operated separately from the Release Property and any other phases of the project which are not Mortgaged Properties and whether any cross use agreements or easements are necessary. In making this determination, Lender shall evaluate access, utilities, marketability, community services, ownership and operation of the Release Properties and any other issues identified by Lender in connection with similar loans anticipated to be sold to Fannie Mae;

(g) Receipt by Lender of endorsements to the tie-in endorsements of the Title Insurance Policies, if deemed necessary by Lender, to reflect the release;

(h) Receipt by Lender on the Closing Date of a Confirmation of Obligations;

(i) Receipt by Lender of the Termination Fee unless Borrower elects to maintain the Allocable Facility Amount of the Release Property as Unused Capacity and pays an Unused Capacity Fee with respect thereto; provided, however, that, if (i) the Release Property is a Bond Property, (ii) Borrower will add a Substitute Mortgaged Property to the Collateral Pool in substitution for the Release Property, (iii) the Substitute Mortgaged Property is conventionally financed with a Fixed Advance or a Variable Advance, then, for purposes of calculating the Credit Enhancement Termination Fee, the Credit Enhancement Facility Fee Rate shall not include the Liquidity Rate, and, provided, further, however, if (i) the Release Property is a Bond Property sold to a third party, (ii) the acquiring Person finances such acquisition with a new loan with Loan Servicer as lender or servicer and Fannie Mae as credit enhancer or loan purchaser, and (iii) such new loan is made upon such terms and conditions (including pricing) as are then standard under the DUS Guide for new loans, then no Termination Fee shall be payable upon such release; and

(j) The release shall not, in Lender’s judgment, adversely affect the geographical diversity of the Collateral Pool.

Section 6.05A. Conditions Precedent to Substitutions.

The obligation of Lender to make a requested Substitution is subject to Lender’s determination that each of the following conditions precedent has been met:

(a) Receipt by Lender of the fully executed Substitution Request;

(b) Receipt by Lender of the Substitution Deposit to the extent necessary under Section 3.05;

(c) Receipt by Lender of the Additional Collateral Due Diligence Fee;

(d) If the Substitute Mortgaged Property is being added to the Collateral Pool prior to the First Anniversary, the Coverage and LTV Tests will be satisfied immediately after giving effect to the requested substitution;

(e) If the Substitute Mortgaged Property is being added to the Collateral Pool after the First Anniversary, (i) the proposed Substitute Mortgaged Property has a (1) a Debt Service Coverage Ratio of not less than 1.25:1 and (2) a Loan to Value Ratio of not more than seventy-five percent (75%) and (ii) immediately after giving effect to the requested substitution, the Coverage and LTV Tests will be satisfied, the Aggregate Debt Service Coverage Ratio will not be reduced and the Aggregate Loan to Value Ratio will not be increased, provided, however, if the Aggregate Debt Service Coverage Ratio is greater than 1.45:1 immediately prior to the substitution, then such ratio may be decreased by not more than .05 immediately after giving effect to the substitution;

(f) Delivery to the Title Company, with fully executed instructions directing the Title Company to file and/or record in all applicable jurisdictions, all applicable Borrower Documents reasonably required by Lender to be filed or recorded, including duly executed and delivered original copies of any Security Instrument and UCC-1 Financing Statements covering the portion of the Substitute Mortgaged Property comprised of personal property, and other appropriate documents, in form and substance reasonably satisfactory to Lender and in form proper for recordation, as may be necessary in the reasonable opinion of Lender to perfect the Lien created by the applicable additional Security Instrument, and any other relevant Borrower Document creating a Lien in favor of Lender, and the payment of all taxes, fees and other charges payable in connection with such execution, delivery, recording and filing; and

(g) Receipt of all documents required for the addition of the Substitute Mortgaged Property pursuant to the Underwriting Requirements;

(h) With respect to the release of the Release Property, Borrower shall have complied with Section 6.05 (other than clause (b) with respect to the requirement pertaining to Release Price or clause (c) with respect to the Release Fee);

(i) Receipt by Lender of the Substitution Fee; and

(j) The Substitution shall not, in Lender’s judgment, adversely affect the geographical diversity of the Collateral Pool.

Section 6.05B. Conditions Precedent to Release of Brentwood Oaks Release Parcel.

The release of the Brentwood Oaks Release Parcel is subject to the satisfaction of the following conditions precedent on or before the Closing Date:

(a) Receipt by Lender of endorsements to the Title Insurance Policy relating to the Brentwood Oaks Security Instrument (A) bringing forward the effective date of such policy to the date of the release of the Brentwood Oaks Release Parcel and containing no other exceptions to title that affect the priority of the Brentwood Oaks Security Instrument (other than then-current taxes not due and payable), and (B) insuring Lender from any loss that it may incur as a result of the Remaining Brentwood Oaks Parcel not being properly subdivided in accordance with Applicable Law; and

(b) Receipt by Lender of the Release Fee and all fees and expenses of Lender, including reasonable legal fees and expenses.

Section 6.06. Conditions Precedent to Increase in Commitment.

The right of Borrower Agent, on behalf of Borrower, to increase the Commitment is subject to the satisfaction of the following conditions precedent on or before the Closing Date:

(a) Receipt by Lender of the Expansion Origination Fee;

(b) Receipt by Lender of an endorsement to each Title Insurance Policy, amending the effective date of the Title Insurance Policy to the Closing Date, increasing the limits of liability to the Commitment, as increased under this Article, showing no additional exceptions to coverage other than the exceptions shown on the applicable Title Insurance Policy and other exceptions approved by Lender, together with any reinsurance agreements required by Lender; and

(c) Receipt by Lender of fully executed original copies of all Expansion Loan Documents, each of which shall be in full force and effect, and in form and substance satisfactory to Lender in all respects.

Section 6.07. Conditions Precedent to Conversion.

The conversion of all or a portion of the Variable Facility Commitment to the Fixed Facility Commitment is subject to the satisfaction of the following conditions precedent on or before the Closing Date:

(a) After giving effect to the requested conversion, the Coverage and LTV Tests will be satisfied;

(b) Prepayment by Borrower in full of any Variable Advances Outstanding that Borrower has designated for payment, together with any associated prepayment premiums and other amounts due with respect to the prepayment of such Variable Advances;

(c) If required by Lender, receipt by Lender of an endorsement to each Title Insurance Policy, amending the effective date of the Title Insurance Policy to the Closing Date and showing no additional exceptions to coverage other than the exceptions shown on the Initial Closing Date and other exceptions approved by Lender; and

(d) Receipt by Lender of one (1) or more counterparts of each Conversion Document, dated as of the Closing Date, signed by each of the parties (other than Lender) to such Conversion Document; and

(e) In the event Lender consents to a conversion (A) after the fifth (5th) anniversary of the Initial Closing Date or (B) in which the maturity date of the new Fixed Advance is beyond the fifteen (15th) anniversary of the Initial Closing Date, Borrower and Lender shall have agreed to a new Fixed Facility Fee.

Section 6.08. Conditions Precedent to Complete or Partial Termination of Facilities.

The right of Borrower Agent, on behalf of Borrower, to reduce the Conventional Facility Commitment pursuant to Section 5.02 and/or the Credit Enhancement Facility Commitment pursuant to Section 5.02A, and the obligation of Lender and/or Fannie Mae to execute the Facility Termination Documents, are subject to the satisfaction of the following conditions precedent on or before the applicable Closing Date:

(a) Payment by Borrower in full of all of the Variable Advances Outstanding and Fixed Advances Outstanding, as the case may be, required to reduce the aggregate unpaid principal balance of all Variable Advances Outstanding and Fixed Advances Outstanding, as the case may be, to not greater than the Variable Facility Commitment and Fixed Facility Commitment, as the case may be, including any associated prepayment premiums or other amounts due under the Notes (but if Borrower is not required to prepay all of the Variable Advances or Fixed Advances Outstanding, as the case may be, Borrower shall have the right to select which of the Variable Advances or Fixed Advances, as the case may be, shall be repaid);

(b) Payment by Borrower in full of all of the Weekly Rate and Reset Rate Bond Loans Outstanding and payment or defeasance of all Fixed Rate Bond Loans Outstanding, as the case may be, required to reduce the aggregate unpaid principal balance of all Weekly Rate and Reset Rate Bond Loans Outstanding and all Fixed Rate Bond Loans Outstanding, to not greater than the reduced Variable Credit Enhancement Facility Commitment and Fixed Credit Enhancement Facility Commitment, including any associated prepayment premiums or other amounts due under the Bond Notes or this Agreement;

(c) Receipt by Lender of the Facility Termination Fee; and

(d) Receipt by Lender on the Closing Date of one (1) or more counterparts of the Facility Termination Document, dated as of the Closing Date, signed by each of the parties (other than Lender or Fannie Mae) who is a party to such Facility Termination Document.

Section 6.09. Conditions Precedent to Termination of Credit Facility.

The right of Borrower to terminate this Agreement and the Credit Facility and to receive a release of all of the Collateral from the Collateral Pool and Lender’s obligation to execute and deliver the Credit Facility Termination Documents on the Closing Date are subject to the following conditions precedent:

(a) Payment by Borrower in full of all of the Notes Outstanding on the Closing Date, including any associated prepayment premiums or other amounts due under the Notes and all other amounts owing by Borrower to Lender under this Agreement;

(b) Defeasance by Borrower, if necessary, in accordance with the provisions of this Agreement, with respect to all Fixed Facility Notes Outstanding on the Closing Date;

(c) Payment by Borrower of all amounts to be paid by Borrower to Lender or Fannie Mae under this Agreement and the other Borrower Documents relating to all Bond Loans, including any associated prepayment premiums or Credit Enhancement Termination Fees;

(d) Receipt by Lender of the Facility Termination Fee; and

(e) Termination of all liability of Fannie Mae under all Credit Enhancement Instruments and satisfaction of all conditions set forth in Section 2A.04.

Section 6.10. Delivery of Opinion Relating to Advance Request, Addition Request, Conversion Request or Expansion Request.

With respect to the closing of an Advance Request, an Addition Request, a Substitution Request, a Conversion Request or an Expansion Request, it shall be a condition precedent that Lender receives favorable opinions of counsel (including local counsel, as applicable) to Borrower, as to the due organization and qualification of Borrower, the due authorization, execution, delivery and enforceability of each Borrower Document executed in connection with the Request and such other matters as Lender may reasonably require, each dated as of the Closing Date for the Request, in form and substance satisfactory to Lender in all respects.

Section 6.11. Delivery of Property-Related Documents.

With respect to each of the Initial Mortgaged Properties or an Additional Mortgaged Property, it shall be a condition precedent that Lender receive from Borrower each of the documents and reports required by Lender pursuant to the Underwriting Requirements in connection with the pledge of such Mortgaged Property and, each of the following, each dated as of the applicable Closing Date for the Initial Mortgaged Property or an Additional Mortgaged Property, as the case may be, in form and substance satisfactory to Lender in all respects:

(a) A commitment for the Title Insurance Policy applicable to the Mortgaged Property and a pro forma Title Insurance Policy based on the Commitment;

(b) the Insurance Policy (or a certified copy of the Insurance Policy) applicable to the Mortgaged Property;

(c) The Survey applicable to the Mortgaged Property;

(d) Evidence satisfactory to Lender of compliance of the Mortgaged Property with Property Laws;

(e) An Appraisal of the Mortgaged Property;

(f) A Replacement Reserve Agreement, providing for the establishment of a replacement reserve account, to be pledged to Lender, in which the owner shall (unless waived by Lender) periodically deposit amounts for replacements for improvements at the Mortgaged Property and as additional security for Borrower’s obligations under the Borrower Documents;

(g) A Completion/Repair and Security Agreement, together with required escrows, on the standard form required by Lender;

(h) If a property manager has been appointed by Borrower in accordance with Section 8.19, an Assignment and Subordinate Management Agreement, on the standard form required by Lender;

(i) An Assignment of Leases and Rents, if Lender determines one to be necessary or desirable, provided that the provisions of any such assignment shall be substantively identical to those in the Security Instrument covering the Collateral, with such modifications as may be necessitated by applicable state or local law;

(j) A Certificate of Borrower; and

(k) If applicable, documentation relating to the termination of the mortgage and security documents relating to the Prior Bonds and the discharge of the resolution or indenture relating to the Prior Bonds on the redemption date of such Prior Bonds.

Section 6.12. Additional Collateral.

If Lender determines that, with respect to the addition, release or substitution of Bond Properties, the Coverage and LTV Tests are not met when required to be satisfied by the terms of this Agreement, Borrower shall have the option of either (A) providing to Lender a Letter of Credit which shall either have a term equal to the Term of this Agreement or shall have a term of at least 364 days and provide for a drawing 30 days prior to its date of termination in the event it is not renewed; (B) depositing cash or Cash Equivalents to the Cash Collateral Account; (C) adding an Additional Mortgaged Property to the Collateral Pool in a manner which meets the requirements of Article 3 but which Additional Mortgaged Property is to be encumbered solely by a Security Instrument in favor of Lender securing all of the Obligations (any of the above constituting “Additional Collateral”); or (D) to the extent permitted under the Borrower Documents, prepaying in part or in whole the outstanding principal amount of Advances and/or Bond Loans designated by Lender, in each case in an amount or, in relation to an Additional Mortgaged Property, with value equal to that amount which Lender determines will cause the Coverage and LTV Tests to be satisfied. For purposes of making such calculation, Lender shall deduct the amount of cash and Cash Equivalents deposited to the Cash Collateral Account or the amount available under the Letter of Credit from the outstanding principal balance of all Advances (the “Assumed Mortgage Principal Amount”) and (i) calculate the interest component of debt service based on such Assumed Mortgage Principal Amount and (ii) calculate the principal component of debt service by multiplying the actual amount of principal and Principal Reserve Fund payments times a fraction with a numerator equal to the Assumed Mortgage Principal Amount and a denominator equal to the actual outstanding principal amount of all of the Advances and Bond Loans Outstanding. In the event such Borrower exercises either of the options set forth in clauses (A) or (B) of this paragraph, Borrower shall execute and deliver a Cash Collateral Agreement. Lender shall agree at the request of Borrower to exchange one type of Additional Collateral for another type of Additional Collateral, provided such other type of Additional Collateral is of equivalent value and which meets the requirements of this Agreement.

Section 6.13. Additional Collateral upon Payment at Maturity.

Except in connection with a complete termination of the Credit Facility, if Borrower pays any Advances or Bonds at maturity, and after giving effect such payment, the Coverage and LTV Tests are not satisfied with respect to Mortgaged Properties remaining in the Collateral Pool, then Borrower agrees to furnish Additional Collateral in an amount or, in relation to any Additional Mortgaged Property, with a value equal to the amount which Lender determines will cause the Coverage and LTV Tests to be satisfied. If the Borrower fails to do so, the Mortgaged Property financed with such Advance or Bond Loan will not be released from the Collateral Pool.

Section 6.14. Letters of Credit.

(a) Letter of Credit Requirements. If Borrower provides Lender with a Letter of Credit pursuant to this Agreement, the Letter of Credit shall be in form and substance satisfactory to Lender and Lender shall be entitled to draw under such Letter of Credit solely upon presentation of a sight draft to the LOC Bank. Any Letter of Credit shall be for a term of at least 364 days. Any Letter of Credit shall be issued by a financial institution satisfactory to Lender and shall have its long-term debt obligations rated at least “A” or an equivalent rating by S&P and Moody’s and its short-term debt obligations rated “A 1” / “P-1” or an equivalent rating by S&P and by Moody’s.

(b) Draws Under Letter of Credit. Lender shall have the right in its sole discretion to draw monies under the Letter of Credit:

(i) upon the occurrence of (A) an Event of Default; or (B) a Potential Event of Default of which the Borrower has knowledge has occurred and continued for two (2) Business Days;

(ii) if 30 days prior to the expiration of the Letter of Credit, the Letter of Credit has not been extended for a term of at least 364 days; or

(iii) upon the downgrading of the long-term obligations of the LOC Bank below “A” or an equivalent rating by either Rating Agency or short-term debt below “A-1”/“P-1” or an equivalent rating by either Rating Agency.

(iv) Deposit to Cash Collateral Agreement. If Lender draws under the Letter of Credit pursuant to Section 6.14(b)(ii) or (iii) above, Lender shall deposit such draw monies into the Cash Collateral Account.

(c) Default Draws. If Lender draws under the Letter of Credit pursuant to Section 6.14(b)(i) above, Lender may in its sole discretion use monies drawn under the Letter of Credit for any of the following purposes:

(i) to pay any amounts required to be paid by Borrower under the Borrower Documents (including, without limitation, any amounts required to be paid to Lender under this Agreement);

(ii) to (on such Borrower’s behalf, or on its own behalf if Lender becomes the owner of the Mortgaged Property) pre-pay any Note;

(iii) to make improvements or repairs to any Mortgaged Property; or

(iv) to deposit monies into the Cash Collateral Account.

(d) Legal Opinion. Prior to or simultaneous with the delivery of any new Letter of Credit (but not the extension of any existing Letter of Credit), such Borrower shall cause the LOC Bank’s counsel to deliver a legal opinion substantially in the form of Exhibit W-1 or Exhibit W-2, as applicable, and in any event satisfactory in form and substance to the Lender in the Lender’s sole discretion.

ARTICLE 7

REPRESENTATIONS AND WARRANTIES

Section 7.01. Representations and Warranties of Borrower.

The representations and warranties of Borrower Parties are contained in the Certificate of Borrower Parties.

Section 7.02. Representations and Warranties of Lender.

Lender hereby represents and warrants to Borrower as follows:

(a) Due Organization. Lender is a national banking association duly organized, validly existing and in good standing.

(b) Power and Authority. Lender has the requisite power and authority to execute and deliver this Agreement and to perform its obligations under this Agreement.

(c) Due Authorization. The execution and delivery by Lender of this Agreement, and the consummation by it of the transactions contemplated thereby, and the performance by it of its obligations thereunder, have been duly and validly authorized by all necessary action and proceedings by it or on its behalf.

ARTICLE 8

AFFIRMATIVE COVENANTS OF BORROWER

Borrower agrees and covenants with Lender that, at all times during the Term of this Agreement:

Section 8.01. Compliance with Agreements.

Borrower and Guarantor shall comply with all the terms and conditions of each Borrower Document to which it is a party or by which it is bound; provided, however, that Borrower’s or Guarantor’s failure to comply with such terms and conditions shall not be an Event of Default until the expiration of the applicable notice and cure periods, if any, specified in the applicable Borrower Document.

Section 8.02. Maintenance of Existence.

Each Borrower Party shall maintain its existence and continue to be organized under the laws of the state of its organization. Borrower shall continue to be duly qualified to do business in each jurisdiction in which such qualification is necessary to the conduct of its business and where the failure to be so qualified would have a Material Adverse Effect.

Section 8.03. Financial Statements; Accountants’ Reports; Other Information.

(a) Each Borrower shall keep and maintain at all times at the Mortgaged Property or the Borrower Agent’s offices, and upon Lender’s request shall make available at the Mortgaged Property, complete and accurate books of accounts and records (including copies of supporting bills and invoices) in sufficient detail to correctly reflect (i) all of Borrower’s and Guarantor’s financial transactions and assets and (ii) the results of the operation of each Mortgaged Property, and copies of all written contracts, Leases and other instruments which affect each Mortgaged Property (including all bills, invoices and contracts for electrical service, gas service, water and sewer service, waste management service, telephone service and management services). The books, records, contracts, Leases and other instruments shall be subject to examination and inspection at any reasonable time by Lender and, prior to a Potential Event of Default or Event of Default, upon reasonable notice.

(b) In addition, the Borrower Agent shall furnish, or cause to be furnished, to Lender:

(i) Annual Financial Statements. As soon as available, and in any event within 120 days after the close of its fiscal year during the Term of this Agreement, the audited balance sheet showing all assets and liabilities of Guarantor, the unaudited balance sheet showing all assets and liabilities of Borrower as of the end of such fiscal year, the audited statement of income, expenses, equity and retained earnings of Guarantor’s operation and the unaudited statement of income, expenses, equity and retained earnings of Borrower’s operation for such fiscal year, and the audited statement of changes in financial position and cash flows of Guarantor and the unaudited statement of changes in financial position and cash flows of Borrower for such fiscal year, all in reasonable detail and stating in comparative form the respective figures for the corresponding date and period in the prior fiscal year, prepared in accordance with GAAP consistently applied and accompanied by a certificate of Guarantor’s independent certified public accountants to the effect that such financial statements have been externally prepared by such accountants, and that such financial statements fairly present the results of its operations and financial condition for the periods and dates indicated, with such certification to be free of exceptions and qualifications as to the scope of the audit as to the going concern nature of the business;

(ii) Intentionally Omitted;

(iii) Quarterly Property Statements. As soon as available, and in any event within forty five (45) days after each Calendar Quarter, a statement of income and expenses of each Mortgaged Property prepared in accordance with GAAP and accompanied by a certificate of an authorized representative of Borrower reasonably acceptable to Lender to the effect that each such statement of income and expenses fairly, accurately and completely presents the operations of each such Mortgaged Property for the period indicated;

(iv) Annual Property Statements. On an annual basis within 120 days after the close of its fiscal year, an annual statement of income and expenses of each Mortgaged Property accompanied by a certificate of an authorized representative of Borrower reasonably acceptable to Lender to the effect that each such statement of income and expenses fairly, accurately and completely presents the operations of each such Mortgaged Property for the period indicated;

(v) Monthly Property Statements. Upon Lender’s request, a monthly property management report for each Mortgaged Property, showing the number of inquiries made and rental applications received from tenants or prospective tenants and deposits received from tenants and any other information requested by Lender;

(vi) Updated Rent Rolls. Within 120 days after the end of each fiscal year of each Borrower, and at any other time upon Lender’s request, a current Rent Roll for each Mortgaged Property, showing the name of each tenant, and for each tenant, the space occupied, the lease expiration date, the rent payable for the current month, the date through which rent has been paid and any other information requested by Lender and accompanied by a certificate of an authorized representative of Borrower reasonably acceptable to Lender to the effect that each such Rent Roll fairly, accurately and completely presents the information required therein;

(vii) Security Deposit Information. Within 120 days after the end of each fiscal year of Borrower, and at any other time upon Lender’s request, an accounting of all security deposits held in connection with any Lease of any part of any Mortgaged Property, including the name and identification number of the accounts in which such security deposits are held, the name and address of the financial institutions in which such security deposits are held and the name and telephone number of the person to contact at such financial institution, along with any authority or release necessary for Lender to access information regarding such accounts;

(viii) Accountants’ Reports; Other Reports. Promptly upon receipt thereof: (A) copies of any reports or management letters submitted to Guarantor by its independent certified public accountants in connection with the examination of its financial statements made by such accountants (except for reports otherwise provided pursuant to subsection (a) above); provided, however, that Guarantor shall only be required to deliver such reports and management letters to the extent that they relate to Borrower or Guarantor or any Mortgaged Property and, solely with respect to such reports, only to the extent that, while Guarantor is a publicly-traded company, such reports are publicly available; and (B) all schedules, financial statements or other similar reports delivered by Guarantor pursuant to the Borrower Documents or requested by Lender with respect to Borrower’s or Guarantor’s business affairs or condition (financial or otherwise) or any of the Mortgaged Properties;

(ix) Ownership Interests. Within 120 days after the end of each fiscal year of Borrower and Guarantor, and at any other time upon Lender’s request, a statement that identifies all owners of any interest in Borrower and the interest held by each, if Borrower is a corporation, all officers and directors of Borrower, and if Borrower is a limited liability company, all managers who are not members;

(x) Annual Budgets. Prior to the start of its fiscal year, an annual budget for each Mortgaged Property for such fiscal year, setting forth an estimate of all of the costs and expenses, including capital expenses, of maintaining and operating each Mortgaged Property.

(xi) Federal Tax Returns. Within thirty (30) days of filing, the consolidated Federal Tax Return of Guarantor.

(c) Each of the statements, schedules and reports required by Section 8.03(b) shall be certified to be complete and accurate in all material respects by an individual having authority to bind Borrower Agent, and shall be in such form and contain such detail as Lender may reasonably require.

(d) If Borrower fails to provide in a timely manner the statements, schedules and reports required by Section 8.03, Lender shall have the right to have Borrower’s books and records audited, at Borrower’s expense, by independent certified public accountants selected by Lender in order to obtain such statements, schedules and reports, and all related costs and expenses of Lender shall become immediately due and payable and shall become an additional part of the Indebtedness as provided in Section 12 of each Security Instrument.

(e) If an Event of Default has occurred and is continuing, Borrower shall deliver to Lender upon written demand all books and records relating to the Mortgaged Property or its operation.

(f) Borrower authorizes Lender to obtain a credit report on Borrower at any time.

(g) If an Event of Default has occurred and Lender has not previously required Borrower to furnish a quarterly statement of income and expense for the Mortgaged Property, Lender may require Borrower to furnish such a statement within 45 days after the end of each fiscal quarter of Borrower following such Event of Default.

Section 8.04. Access to Records; Discussions With Officers and Accountants.

To the extent permitted by law and in addition to the applicable requirements of the Security Instruments, Borrower shall permit Lender to:

(a) inspect, make copies and abstracts of, and have reviewed or audited, such of Borrower’s books and records as may relate to the Obligations or any Mortgaged Property;

(b) at any time discuss Borrower’s affairs, finances and accounts with Borrower’s senior management or property managers and independent public accountants; after an Event of Default, discuss Borrower’s affairs, finances and account with Guarantor’s officers, partners and employees;

(c) discuss the Mortgaged Properties’ conditions, operations or maintenance with the managers of such Mortgaged Properties and the officers and employees of Borrower and Guarantor; and

(d) receive any other information that Lender reasonably deems necessary or relevant in connection with any Advance, any Borrower Document or the Obligations from the officers and employees of such Borrower or third parties.

Notwithstanding the foregoing, prior to an Event of Default or Potential Event of Default and in the absence of an emergency, all inspections shall be conducted at reasonable times during normal business hours upon reasonable notice to Borrower.

Section 8.05. Certificate of Compliance.

Borrower Agent shall deliver to Lender concurrently with the delivery of the financial statements and/or reports required by Section 8.03(a) and Section 8.03(b) a certificate signed by an authorized representative of Borrower reasonably acceptable to Lender (i) setting forth in reasonable detail the calculations required to establish whether Borrower and Guarantor were in compliance with the requirements of Section 8.17 of this Agreement on the date of such financial statements, and (ii) stating that, to the best knowledge of such individual following reasonable inquiry, no Event of Default or Potential Event of Default has occurred, or if an Event of Default or Potential Event of Default has occurred, specifying the nature thereof in reasonable detail and the action Borrower is taking or proposes to take. Any certificate required by this Section shall run directly to and be for the benefit of Lender and Fannie Mae.

Section 8.06. Maintain Licenses.

Borrower shall procure and maintain in full force and effect all licenses, Permits, charters and registrations which are material to the conduct of its business and shall abide by and satisfy all material terms and conditions of all such licenses, Permits, charters and registrations.

Section 8.07. Inform Lender of Material Events.

Borrower shall promptly inform Lender in writing of any of the following (and shall deliver to Lender copies of any related written communications, complaints, orders, judgments and other documents relating to the following) of which Borrower has actual knowledge:

(a) Defaults. The occurrence of any Event of Default or any Potential Event of Default under this Agreement or any other Borrower Document;

(b) Regulatory Proceedings. The commencement of any rulemaking or disciplinary proceeding or the promulgation of any proposed or final rule which would have, or may reasonably be expected to have, a Material Adverse Effect; the receipt of notice from any Governmental Authority having jurisdiction over Borrower that (i) Borrower is being placed under regulatory supervision, (ii) any license, Permit, charter, membership or registration material to the conduct of Borrower’s business or the Mortgaged Properties is to be suspended or revoked or (iii) Borrower is to cease and desist any practice, procedure or policy employed by Borrower in the conduct of its business, and such cessation would have, or may reasonably be expected to have, a Material Adverse Effect;

(c) Bankruptcy Proceedings. The commencement of any proceedings by or against Borrower or Guarantor under any applicable bankruptcy, reorganization, liquidation, insolvency or other similar law now or hereafter in effect or of any proceeding in which a receiver, liquidator, trustee or other similar official is sought to be appointed for it;

(d) Environmental Claim. The receipt from any Governmental Authority or other Person of any notice of violation, claim, demand, abatement, order or other order or direction (conditional or otherwise) for any damage, including personal injury (including sickness, disease or death), tangible or intangible property damage, contribution, indemnity, indirect or consequential damages, damage to the environment, pollution, contamination or other adverse effects on the environment, removal, cleanup or remedial action or for fines, penalties or restrictions, resulting from or based upon (i) the existence or occurrence, or the alleged existence or occurrence, of a Hazardous Substance Activity on any Mortgaged Property in violation of any law or (ii) the violation, or alleged violation, of any Hazardous Materials Laws in connection with any Mortgaged Property or any of the other assets of Borrower;

(e) Material Adverse Effects. The occurrence of any act, omission, change or event (including the commencement or written threat of any proceedings by or against Borrower in any Federal, state or local court, or before any Governmental Authority, or before any arbitrator), that has, or would have, a Material Adverse Effect, subsequent to the date of the most recent audited financial statements of Borrower delivered to Lender pursuant to Section 8.03;

(f) Accounting Changes. Any material change in Borrower’s accounting policies or financial reporting practices;

(g) Legal and Regulatory Status. The occurrence of any act, omission, change or event, including any Governmental Approval, the result of which is to change or alter in any way the legal or regulatory status of Borrower;

(h) Change in Senior Management. Any change in the identity of Senior Management; and

(i) PRF Triggering Events. The occurrence of a PRF Triggering Event under Section 2A.10 of this Agreement.

Section 8.08. Compliance with Applicable Laws.

Borrower shall comply in all material respects with all Applicable Laws now or hereafter affecting any Mortgaged Property or any part of any Mortgaged Property or requiring any alterations, repairs or improvements to any Mortgaged Property. Borrower shall procure and continuously maintain in full force and effect, and shall abide by and satisfy all material terms and conditions of all Permits, and shall comply with all written notices from Governmental Authorities, unless such notices are being contested diligently and in good faith by Borrower, provided that non-compliance during such time does not, and cannot reasonably be expected to, have a Material Adverse Effect.

Section 8.09. Alterations to the Mortgaged Properties.

Except as otherwise provided in the Borrower Documents, Borrower shall have the right to undertake any alteration, improvement, demolition, removal or construction (collectively, “Alterations”) to the Mortgaged Property which it owns without the prior consent of Lender; provided, however, that in any case, no such Alteration shall be made to any Mortgaged Property without the prior written consent of Lender if (i) such Alteration could reasonably be expected to adversely affect the value of such Mortgaged Property or its operation as a multifamily housing facility in substantially the same manner in which it is being operated on the date such property became Collateral, (ii) the construction of such Alteration could reasonably be expected to result in interference to the occupancy of tenants of such Mortgaged Property such that tenants in occupancy with respect to five percent (5%) or more of the Leases would be permitted to terminate their Leases or to abate the payment of all or any portion of their rent, or (iii) such Alteration will be completed in more than twelve (12) months from the date of commencement or in the last year of the Term of this Agreement. Notwithstanding the foregoing, Borrower must obtain Lender’s prior written consent to construct Alterations with respect to the Mortgaged Property costing in excess of, with respect to any Mortgaged Property and per occurrence, the number of units in such Mortgaged Property multiplied by $2,000, but in any event, costs in excess of $250,000 and Borrower must give prior written notice to Lender of its intent to construct Alterations with respect to such Mortgaged Property costing in excess of $100,000; provided, however, that the preceding requirements shall not be applicable to Alterations made, conducted or undertaken by Borrower as part of Borrower’s routine maintenance and repair of the Mortgaged Properties as required by the Borrower Documents.

Section 8.10. Loan Document Taxes.

If any tax, assessment or Imposition (other than a franchise tax, income tax, excise tax or similar tax imposed on or measured by, the net income or capital (including branch profits tax) of Lender (or any transferee or assignee thereof, including a participation holder)) (“Loan Document Taxes”) is levied, assessed or charged by the United States, or any State in the United States, or any political subdivision or taxing authority thereof or therein upon any of the Borrower Documents or the obligations secured thereby, the interest of Lender in the Mortgaged Properties, or Lender by reason of or as holder of the Borrower Documents, Borrower shall pay all such Loan Document Taxes to, for, or on account of Lender (or provide funds to Lender for such payment, as the case may be) as they become due and payable and shall promptly furnish proof of such payment to Lender, as applicable. In the event of passage of any law or regulation permitting, authorizing or requiring such Loan Document Taxes to be levied, assessed or charged, which law or regulation in the opinion of counsel to Lender may prohibit Borrower from paying the Loan Document Taxes to or for Lender, Borrower shall enter into such further instruments as may be permitted by law to obligate Borrower to pay such Loan Document Taxes.

Section 8.11. Further Assurances.

Borrower, at the request of Lender, shall execute and deliver and, if necessary, file or record such statements, documents, agreements, UCC financing and continuation statements and such other instruments and take such further action as Lender from time to time may reasonably request as reasonably necessary, desirable or proper to carry out more effectively the purposes of this Agreement or any of the other Borrower Documents or to subject the Collateral to the lien and security interests of the Borrower Documents or to evidence, perfect or otherwise implement, to assure the lien and security interests intended by the terms of the Borrower Documents or in order to exercise or enforce its rights under the Borrower Documents.

Section 8.12. Transfer of Ownership Interests in Borrower.

(a) Prohibition on Transfers. Subject to paragraph (b) of this Section, neither Borrower nor Guarantor shall cause or permit a Transfer or a Change of Control.

(b) Permitted Transfers. Notwithstanding the provisions of paragraph (a) of this Section, the following Transfers by Borrower or Guarantor are permitted without the consent of Lender:

(i) A Transfer that occurs by inheritance, devise, or bequest or by operation of law upon the death of a natural person who is the owner of a direct or indirect ownership interest in Borrower or Guarantor.

(ii) A Transfer to trusts or other entities established for the benefit of the transferor and/or immediate family members for estate planning purposes.

(iii) The issuance by Guarantor of additional membership units or stock and the subsequent Transfer of such units; provided, however, that no Change in Control occurs as the result of such Transfer.

(iv) A merger with or acquisition of another entity by Guarantor, provided that (1) Guarantor is the surviving entity after such merger or acquisition, (2) no Change in Control occurs, and (3) such merger or acquisition does not result in an Event of Default, as such terms are defined in this Agreement.

(v) The Transfer of shares of common stock of the Guarantor, and the subsequent Transfer of such stock; provided, however, that no Change in Control occurs as a result of such Transfer.

(vi) The Transfer of up to 25% of Guarantor’s ownership interest in any Borrower, provided, however, that no Change in Control occurs as the result of such Transfer and after giving effect to such Transfer the transferee does not have decision-making authority with respect to Borrower.

Section 8.13. Transfer of Ownership of Mortgaged Property.

(a) Prohibition on Transfers. Subject to paragraphs (b) and (c) of this Section, neither Borrower nor Guarantor shall cause or permit a Transfer of all or any part of a Mortgaged Property or interest in any Mortgaged Property.

(b) Permitted Transfers. Notwithstanding provision (a) of this Section, the following Transfers of a Mortgaged Property by Borrower or Guarantor are permitted without the consent of Lender:

(i) The grant of a leasehold interest in individual dwelling units or commercial spaces in accordance with the Security Instrument.

(ii) A sale or other disposition of obsolete or worn out personal property which is contemporaneously replaced by comparable personal property of equal or greater value which is free and clear of liens, encumbrances and security interests other than those created by the Borrower Documents or Permitted Liens.

(iii) The creation of a mechanic’s or materialmen’s lien or judgment lien against a Mortgaged Property which is released of record or otherwise remedied to Lender’s satisfaction within thirty (30) days of the date of creation.

(iv) The grant of an easement if, prior to the granting of the easement, Borrower causes to be submitted to Lender all information required by Lender to evaluate the easement, and if Lender consents to such easement based upon Lender’s determination that the easement will not materially affect the operation of the Mortgaged Property or Lender’s interest in the Mortgaged Property and Borrower pays to Lender, on demand, all reasonable third party out-of-pocket costs and expenses incurred by Lender in connection with reviewing Borrower’s request. Lender shall not unreasonably withhold its consent to or withhold its agreement to subordinate the lien of a Security Instrument to (1) the grant of a utility easement serving a Mortgaged Property to a publicly operated utility, or (2) the grant of an easement related to expansion or widening of roadways, provided that any such easement is in form and substance reasonably acceptable to Lender and does not materially and adversely affect the access, use or marketability of a Mortgaged Property.

(c) Assumptions of Properties. Notwithstanding paragraph (a) of this Section, a Transfer of a Mortgaged Property may be permitted with the prior written consent of Fannie Mae and Lender, if each of the following requirements is satisfied:

(i) the transferee is a Single Purpose entity, meets all requirements necessary to maintain the tax exemption on any related Tax Exempt Bonds and any exemption or abatement from real property taxes available to Borrower, and executes an assumption agreement that is acceptable to Lender and Fannie Mae pursuant to which such purchaser assumes all obligations of a Borrower under applicable Borrower Documents;

(ii) the new borrower and Fannie Mae shall have agreed on the Fees and prepayment premiums to be payable by new borrower after the effective date of the assumption (which fees shall be adjusted to market rates at such time);

(iii) the applicable Borrower Documents shall be amended and restated as deemed necessary or appropriate by Fannie Mae to meet then-applicable requirements of the DUS Guide and of Fannie Mae and, if the Mortgaged Property is a Bond Property, a new reimbursement agreement shall be entered into between Fannie Mae and the new borrower satisfactory to Fannie Mae; any waivers granted in connection with the initial Advances and Bond Loans may be reinstated at the sole discretion of Lender and Fannie Mae;

(iv) after giving effect to the assumption, the requirements of Section 7.06 are satisfied;

(v) the new borrower shall make such deposits to the reserve or escrow funds established under the Borrower Documents, including replacement reserves, completion and repair reserves, the Principal Reserve Fund and all other required escrow or reserve funds at such times and in such amounts as determined by Fannie Mae at the time of the assumption; and

(vi) the requirements of Section 8.14 (including payment of the 1% transfer fee) are satisfied.

Section 8.14. Consent to Prohibited Transfers.

(a) Consent to Prohibited Transfers. Lender may, in its sole and absolute discretion, consent to a Transfer that would otherwise violate this Section if, prior to the Transfer, Borrower or Guarantor, as the case may be, has satisfied each of the following requirements:

(i) the submission to Lender of all information required by Lender to make the determination required by this Section;

(ii) the absence of any Event of Default;

(iii) the transferee meets all of the eligibility, credit, management and other standards (including any standards with respect to previous relationships between Lender and the transferee and the organization of the transferee) customarily applied by Lender at the time of the proposed Transfer to the approval of borrowers or guarantors, as the case may be, in connection with the origination or purchase of similar mortgages, deeds of trust or deeds to secure debt on multifamily properties;

(iv) in the case of a Transfer of direct or indirect ownership interests in Borrower or Guarantor, as the case may be, if transferor or any other person has obligations under any Borrower Documents, the execution by the transferee of one (1) or more individuals or entities acceptable to Lender of an assumption agreement that is acceptable to Lender and that, among other things, requires the transferee to perform all obligations of transferor or such person set forth in such Borrower Document, and may require that the transferee comply with any provisions of this Instrument or any other Borrower Document which previously may have been waived by Lender;

(b) Lender’s receipt of all of the following:

(i) a transfer fee equal to one (1) percent of the Commitment immediately prior to the transfer.

(ii) In addition, Borrower shall be required to reimburse Lender for all of Lender’s reasonable out-of-pocket costs (including reasonable attorneys’ fees) incurred in reviewing the Transfer request.

Section 8.15. Date-Down Endorsements.

At any time and from time to time, a Lender may obtain an endorsement to each Title Insurance Policy containing a revolving credit endorsement, amending the effective date of the Title Insurance Policy to the date of the title search performed in connection with the endorsement. Borrower shall pay for the cost and expenses incurred by Lender to the Title Company in obtaining such endorsement, provided that, for each Title Insurance Policy, it shall not be liable to pay for more than one (1) such endorsement in any consecutive twelve (12) month period.

Section 8.16. Ownership of Mortgaged Properties.

Borrower shall be the sole owner of each of the Mortgaged Properties free and clear of any Liens other than Permitted Liens.

Section 8.17. Compliance with Net Worth Test.

Guarantor shall at all times maintain its Net Worth so that it is not less than $100 million.

Section 8.18. Compliance with Liquidity and Investments Tests.

Guarantor shall at all times maintain (i) cash and Cash Equivalents of not less than $3.0 million, and (ii) a total balance of cash, Cash Equivalents and investments in publicly-traded common or preferred stock of not less than $4.0 million.

Section 8.19. Change in Property Manager.

(a) Subject to the provisions of this Section 8.19, Fannie Mae and Lender hereby waive the requirement of Section 17(a)(5) of each of the Security Instruments that Borrower enter a written contract for management of the Mortgaged Properties with a residential rental property manager. Fannie Mae and Lender acknowledge that Borrower or an Affiliate of Borrower, as of the date hereof, manages the Mortgaged Properties and no management agreement is in effect with any third party management company with respect to the management of the Mortgaged Properties.

Borrower agrees not to pay or allocate in any intercompany allocation to the Guarantor or any Affiliate of the Guarantor an amount greater than 5% of Gross Revenues from any Mortgaged Property on account of the management of the Mortgaged Properties (a “Management Intercompany Transfer”). In addition, any Management Intercompany Transfer in excess of 3% of Gross Revenues shall be subordinated to all amounts payable under the Borrower Documents.

(b) Borrower shall have the right to elect in the future to employ an independent, third party management company for the management of any Mortgaged Property. Borrower’s selection of such management company and the written contract for the management of such Mortgaged Property shall each require the prior written consent of Lender, to be provided in the Lender’s sole and absolute discretion. Borrower and such new property manager shall enter into an Assignment and Subordination of Management Agreement on a form then-required by Lender and satisfying Lender’s then-existing requirements. Borrower agrees not to pay a management fee greater than 5% of Gross Revenues from any Mortgaged Property, unless otherwise approved by Lender, in its sole and absolute discretion, and any management fee in excess of 3% of Gross Revenues shall be subordinated to all amounts payable under the Borrower Documents.

(c) Notwithstanding any provision herein to the contrary, if Lender determines in its reasonable discretion that current management of any Mortgaged Property is inadequate, or if an Event of Default or a Potential Event of Default shall have occurred and be continuing, Lender shall have the right, at any time and upon notice in writing to Borrower, (A) to revoke the waiver set forth in subsection (a) hereof and to direct Borrower to employ independent, third party management of any or all of the Mortgaged Properties; or (B) upon the occurrence and during the continuation of an Event of Default or a Potential Event of Default, (1) to assume management of any or all of the Mortgaged Properties or (2) to select a new management company acceptable to Lender for the management of any or all of the Mortgaged Properties, and to enter into a written contract for the management of such Mortgaged Properties with such management company. In the event that Lender exercises any such right, (x) Borrower shall turn over to Lender or the designated management company all books and records relating to such Mortgaged Properties (copies of which may be retained by Borrower, at Borrower’s expense), together with such authorizations and letters of direction addressed to tenants, suppliers, employees, banks and other parties as Lender may reasonably require, and (y) Borrower shall cooperate with Lender in the transfer of management responsibilities to Lender or such new management company. In addition, in the event that Lender directs Borrower to employ an independent, third part management company pursuant to this subsection (c), Borrower shall select such management company in accordance with the requirements of subsection (b) hereof.

Section 8.20. Single Purpose Entity.

Borrower and each general partner or managing member of Borrower other than the Guarantor shall maintain itself as a Single Purpose entity.

ARTICLE 8A

BOND-RELATED COVENANTS OF BORROWER

Borrower enters into the covenants and agreements with Fannie Mae set forth in this Article 8A. Borrower covenants and agrees with Fannie Mae that continuously during the Term of this Agreement:

Section 8A.01. Assignment of Rights to Fannie Mae and the Trustee.

Borrower acknowledges and agrees that (a) each Trustee and Fannie Mae are the assignees of each Issuer’s right, title and interest in and to the Bond Mortgage Loan Documents and certain rights as and to the extent provided in each Assignment, and (b) as and to the extent provided in each Assignment, Fannie Mae has the sole right to exercise the Assigned Rights and shall be entitled to exercise certain rights and receive certain benefits under the Bond Mortgage Loan Documents. Borrower further acknowledges and agrees that Fannie Mae has delegated or may delegate certain matters and functions related to or arising under the Borrower Documents and this Agreement to the Loan Servicer, as an independent contractor, pursuant to the Servicing Agreement.

Section 8A.02 Principal Reserve Fund; Prepayment.

Borrower agrees that as a condition to Fannie Mae’s executing and delivering the Credit Enhancement Instruments, Borrower must fund, and replenish, to the extent funds are withdrawn, the Principal Reserve Fund as and when required by Section 3.10(b) of this Agreement.

Borrower acknowledges and agrees that (i) as and to the extent provided in the Resolution or Indenture, amounts on deposit in the Principal Reserve Fund are to be applied to reimburse Fannie Mae for Bond Advances for the redemption of Bonds and the corresponding reduction of amounts owed under the Bond Note, and (ii) the Bond Loan will not be deemed to have amortized by reason of deposits into the Principal Reserve Fund until such deposits have been withdrawn from such Fund and applied to reimburse Fannie Mae for Bond Advances for the redemption of Bonds or purchase of Bonds in lieu of redemption of Bonds

Section 8A.03. Prepayment.

If Borrower elects, or is required, to prepay a Bond Note in whole or in part, subject to and in accordance with the terms and conditions of the Bond Note and this Section 10.03, Borrower is obligated to reimburse Fannie Mae for Bond Advances, and if applicable, to pay all other amounts due under the Bonds in respect of the amount so prepaid under the Bond Note and the Financing Agreement, including accrued interest on such Bonds to the date of redemption, tender or acceleration, and the premium, if any, payable to the Bondholders by reason of any such redemption, until such Bonds have been redeemed, tendered or paid in accordance with the Bond Documents, together with and in addition to, any Credit Enhancement Termination Fee due pursuant to this Agreement. Notwithstanding anything to the contrary contained in the Borrower Documents, Borrower may not make a voluntary prepayment of any Bond Loan that would result in a tender, redemption or a defeasance of all or any part of the Bonds pursuant to the Resolution or Indenture or the Financing Agreement unless (a) Borrower has deposited with the Trustee on or prior to the date on which such Trustee will tender, redeem or defease the Bonds, all amounts required for such tender, redemption or defeasance and (b) if such deposit is not made with Available Moneys, Borrower has received the prior written consent of Fannie Mae.

Section 8A.04. Monitoring Tax Compliance.

Upon the request of Fannie Mae or the Loan Servicer, from time to time, and at any time certification of the matters set forth below is provided to any Issuer, any Trustee or any other Governmental Authority, Borrower shall promptly provide to Loan Servicer the following:

(a) Borrower’s certification confirming a Mortgaged Property’s compliance with the Regulatory Agreement; and

(b) Such other documents, certificates and other information as may be deemed necessary or appropriate to enable the Loan Servicer to perform the functions under the Servicing Agreement (but this clause (c) shall not expand the obligations of the Borrower under this Agreement or the Bond Documents).

Section 8A.05. Removal of Remarketing Agent or Broker-Dealer.

Borrower agrees that (a) after the occurrence of any Event of Default (which is not cured to Fannie Mae’s satisfaction) or (b) if, at any time, Fannie Mae determines that there is a basis in fact for the removal of the then existing Remarketing Agent or Broker-Dealer and the designation of a new Remarketing Agent or Broker-Dealer in compliance with the Remarketing Agreement or Broker-Dealer Agreement, as applicable, if Fannie Mae so directs, Borrower shall immediately take such action as is required and permitted under any Remarketing Agreement or Broker-Dealer Agreement, as the case may be, to remove the existing Remarketing Agent or Broker-Dealer and replace such Remarketing Agent or Broker Dealer, without interruption of service, with a Remarketing Agent or Broker-Dealer acceptable to Fannie Mae in its discretion. Borrower agrees that the failure of the Remarketing Agent or Broker-Dealer to fulfill its duties and obligations, including without limitation failure to give any notice, under any Indenture or Resolution or any Remarketing Agreement or Broker-Dealer Agreement, shall constitute a factual basis for such termination of the Remarketing Agent or Broker-Dealer by Fannie Mae.

Section 8A.06. Changes in Remarketing Agent or Broker-Dealer

Except as otherwise provided in Section 8A.05, Borrower agrees that it will not remove the Remarketing Agent or any Broker-Dealer, or appoint or engage any Person as Remarketing Agent or Broker-Dealer, or increase the fees payable to any Remarketing Agent or Broker Dealer, without Fannie Mae’s prior written consent.

Section 8A.07. Continuing Disclosure.

Borrower covenants and agrees to cooperate with the Remarketing Agent in complying with any of the federal securities laws relating to continuing disclosure that are applicable to the Bonds including, without limitation, Rule 15c2-12 promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934, as such rule may be amended from time to time.

Section 8A.08. Preliminary Official Statement; Official Statement.

Without Fannie Mae’s prior written consent, Borrower will not allow any reference to Fannie Mae to be made in the Preliminary Official Statement or in any Official Statement (including any reoffering or remarketing statement) or allow any change in reference to Fannie Mae to be made in the Preliminary Official Statement or Official Statement.

Section 8A.09. Selection of Bonds for Redemption.

Borrower acknowledges and agrees that it will not exercise any right that it may have under the Bond Documents to select Bonds, either by series, or within a series by maturity, if applicable, that are subject to redemption without obtaining Fannie Mae’s prior written consent to any such selection, which consent will not be unreasonably withheld.

ARTICLE 9

NEGATIVE COVENANTS OF BORROWER

Borrower agrees and covenants with Lender that, at all times during the Term of this Agreement:

Section 9.01. Other Activities.

(a) Borrower shall not amend its Organizational Documents in any material respect without the prior written consent of Lender;

(b) Borrower and Guarantor shall not dissolve or liquidate in whole or in part;

(c) Borrower shall not, except as otherwise provided in this Agreement, without the prior written consent of Lender, merge or consolidate with any Person; or

(d) Borrower shall not use, or permit to be used, any Mortgaged Property for any uses or purposes other than as a Multifamily Residential Property and ancillary uses consistent with Multifamily Residential Properties.

Section 9.02. Liens.

Borrower shall not create, incur, assume or suffer to exist any Lien on Borrower’s interest in any Mortgaged Property or any part of any Mortgaged Property, except the Permitted Liens.

Section 9.03. Indebtedness.

Borrower shall not incur or be obligated at any time with respect to any Indebtedness (other than Advances, Bonds Loans, the Interest Rate Cap and other Indebtedness incurred pursuant to the Borrower Documents) in connection with any of the Mortgaged Properties. Neither Borrower nor any owner of Borrower shall incur any “mezzanine debt,” issue any preferred equity or incur any similar Indebtedness or equity with respect to any Mortgaged Property.

Section 9.04. Principal Place of Business.

Borrower shall not change its principal place of business, state of formation, legal name or the location of its books and records, each as set forth in Borrower’s Certificate, without first giving thirty (30) days’ prior written notice to Lender.

Section 9.05. Condominiums.

Borrower shall not initiate any public process or make any submission or application to any public official if such process, submission or application may result in the conversion of any Mortgaged Property to a condominium or cooperative regime during the Term of this Agreement, and Borrower shall not otherwise take any action toward any such conversion.

Section 9.06. Restrictions on Distributions.

Borrower shall not make any distributions of any nature or kind whatsoever to the owners of its Ownership Interests as such if, at the time of such distribution, a Potential Event of Default or an Event of Default has occurred and remains uncured.

Section 9.10. No Hedging Arrangements.

Without the prior consent of Lender or unless required by this Agreement, Borrower will not enter into or guarantee, provide security for or otherwise undertake any form of contingent obligation with respect to any Hedging Arrangement.

ARTICLE 10

FEES

Section 10.01. Unused Capacity Fee.

Borrower shall pay the Unused Capacity Fee to Lender for the period from the First Anniversary to the end of the Term of this Agreement. The Unused Capacity Fee shall be payable monthly in arrears, on the first Business Day following the end of the month, except that the Unused Capacity Fee for the last month during the Term of this Agreement shall be paid on the last day of the Term of this Agreement.

Section 10.02.	Reserved

Section 10.03.	Origination Fees Addition, Release and Substitution Fees.

(a) Initial Origination Fee. Borrower shall pay to Lender on or before the Initial Closing Date an origination fee (“Initial Origination Fee”) equal to $423,228 (60 basis points (.60%) multiplied by the Initial Commitment).

(b) Expansion Origination Fee. Upon the closing of a Expansion Request under Article 4, Borrower shall pay to Lender an origination fee (“Expansion Origination Fee”) equal to the product obtained by multiplying (i) the increase in the Commitment made on the Closing Date for the Expansion Request, by (ii) 60 basis points (.60%). Borrower shall pay the Expansion Origination Fee on or before the Closing Date for the Expansion Request.

(c) Addition Fee. Borrower shall pay to Lender on the Closing Date for a Addition Request, an Addition Fee; provided, however, that no such fee shall be due with respect to an Additional Mortgaged Property that is added in connection with the increase in the Commitment and the payment of an Expansion Origination Fee.

(d) Release Fee. Borrower shall pay to Lender on the Closing Date for a Release Request, a Release Fee.

(e) Substitution Fee. Borrower shall pay to Lender on the Closing Date for a Substitution Request, a Substitution Fee.

Section 10.04. Due Diligence Fees.

(a) Initial Due Diligence Fees. Borrower shall pay to Lender due diligence fees (“Initial Due Diligence Fees”) with respect to each Initial Mortgaged Property. All Initial Due Diligence Fees shall be paid by Borrower on the Initial Closing Date (or, if the proposed Initial Mortgaged Properties do not become part of the Collateral Pool, on demand). Any portion of the Initial Due Diligence Fee paid to Lender not actually used by Lender to cover reasonable due diligence expenses shall be promptly refunded to Borrower.

(b) Additional Due Diligence Fees for Additional Collateral. Borrower shall pay to Lender additional due diligence fees (the “Additional Collateral Due Diligence Fees”) with respect to each proposed Additional Mortgaged Property in an amount equal to (i) the actual out of pocket costs of Lender’s due diligence on such Mortgaged Property, including but not limited to third party reports required by Lender (for which Lender will require a deposit as described below), (ii) a $1,500 fee per Additional Mortgaged Property or Substitute Mortgaged Property payable to Fannie Mae and (iii) a $6,000 fee per Additional Mortgaged Property or Substitute Mortgaged Property payable to Lender. With respect to the due diligence expenses, Borrower shall pay to the Lender a $15,000 deposit for each proposed Additional Mortgaged Property which represents the estimated cost for due diligence expenses. Any expenses not covered by the deposit shall be paid by Borrower on the applicable Closing Date (or if the relevant proposed Additional Mortgaged Property does not become part of a Collateral Pool, on demand) for the Additional Mortgaged Property. Any portion of the deposit paid to Lender and not actually used by Lender to cover reasonable due diligence expenses shall be promptly refunded to Borrower.

Section 10.05. Legal Fees and Expenses.

(a) Initial Legal Fees. Borrower shall pay, or reimburse Lender for, all reasonable out-of-pocket third party legal fees and expenses incurred by Lender and by Fannie Mae in connection with the preparation, review and negotiation of this Agreement and any other Borrower Documents executed on the date of this Agreement.

(b) Fees and Expenses Associated with Requests. Borrower shall pay, or reimburse Lender for, all reasonable out-of-pocket third party costs and expenses incurred by Lender, including the reasonable out-of-pocket legal fees and expenses incurred by Lender in connection with the preparation, review and negotiation of all documents, instruments and certificates to be executed and delivered in connection with each Request, the performance by Lender of any of its obligations with respect to the Request, the satisfaction of all conditions precedent to Borrower’s rights or Lender’s obligations with respect to the Request, and all transactions related to any of the foregoing, including the cost of title insurance premiums and applicable recordation and transfer taxes and charges and all other reasonable costs and expenses in connection with a Request. The obligations of Borrower under this subsection shall be absolute and unconditional, regardless of whether the transaction requested in the Request actually occurs. Borrower shall pay such costs and expenses to Lender on the Closing Date for the Request, or, as the case may be, after demand by Lender when Lender determines that such Request will not close.

Section 10.06. Failure to Close any Request.

If Borrower makes a Request and fails to close on the Request for any reason other than the default by Lender, then Borrower shall pay to Lender and Fannie Mae all actual damages incurred by Lender and Fannie Mae in connection with the failure to close.

Section 10.07. Credit Enhancement Fees, Costs and Expenses.

In addition to any other fees and amounts payable to Fannie Mae under this Agreement or the other Borrower Documents, the following fees shall be payable by Borrower to Fannie Mae with respect to each Credit Enhancement Instrument, each Bond Loan and each issue of Bonds:

(a) Facility Fee. Borrower shall pay to Fannie Mae a facility fee (“Credit Enhancement Facility Fee”) beginning on the Closing Date and for so long as any Credit Enhancement Instrument shall remain in effect. The Credit Enhancement Facility Fee shall be payable on each Servicing Payment Date and on the last day of the term of this Agreement. As each Servicing Payment Date relating to Bond Loans is two Business Days prior to the end of the Mortgage Interest Period in which it falls, such Credit Enhancement Facility Fee will be a combination of the Credit Enhancement Facility Fee which has accrued from the first day of the Mortgage Interest Period to the Servicing Payment Date and the Credit Enhancement Facility Fee which will accrue from the Servicing Payment Date through the end of the Mortgage Interest Period. All payments of each Credit Enhancement Facility Fee are non-refundable. Each Credit Enhancement Facility Fee shall be calculated on an annualized basis on the aggregate outstanding principal balance of the Bond Loans and, to the extent applicable, the amount on deposit in each Principal Reserve Fund, in each case as at the end of the prior Mortgage Interest Period. During the Auction Rate and Weekly Rate Period, the Credit Enhancement Facility Fee shall be computed on the basis of the actual number of days elapsed over a year of 365 or 366 days, as applicable. During any other period, the Credit Enhancement Facility Fee shall be computed on the basis of a 360-day year comprised of twelve 30-day months. The Credit Enhancement Facility Fee shall be the sum of the following:

(i) Credit Enhancement Fee. The Credit Enhancement Rate multiplied by the result of subtracting (i) the aggregate principal amount (without regard to earnings) on deposit in each Principal Reserve Fund (but not in excess of the amount then scheduled to be on deposit in such Principal Reserve Fund in accordance with the attached Schedule 3), from (ii) the aggregate unpaid principal balance of the Bond Loans.

(ii) Principal Reserve Fund Fee. The Principal Reserve Fund Rate multiplied by the aggregate principal amount (without regard to earnings) on deposit in each Principal Reserve Fund (but not in excess of the amount then scheduled to be on deposit in such Principal Reserve Fund in accordance with the attached Schedule 3).

(iii) Liquidity Fee. If a Reset Rate for a Reset Rate Period with an original term of less than five years or the Weekly Rate is in effect, the Liquidity Rate multiplied by the aggregate unpaid principal balance of the Bond Loans.

(b) Activity Fee. Borrower shall pay an activity fee (“Activity Fee”) to Fannie Mae at the rates per annum on the unreimbursed amount of each Bond Advance and the unreplenished amount of each Withdrawal as set out in this Section 10.07(b). The Activity Fee shall accrue on the basis of, during any Auction Rate Period or Weekly Rate Period, a 365- or 366-day year, as applicable, for the actual number of days elapsed and during any Reset Rate Period and the Fixed Rate Period, a year of 360 days of twelve 30-day months. The Activity Fee shall accrue daily for the period from (and including) the day Fannie Mae makes a Bond Advance or the Trustee makes the Withdrawal, as the case may be, to (but excluding) the day the reimbursement or replenishment is, or is deemed to be, fully paid. The Activity Fee shall be calculated and paid as follows:

(i) Activity Fee for Principal Advance, Interest Advance, Mandatory Purchased Bonds Advance and Issuer’s Fee Advances and Withdrawals. The Activity Fee for any unreimbursed Principal Advance, Interest Advance or Issuer’s Fee Advance and any unreplenished Withdrawal (other than a Withdrawal made to reimburse Fannie Mae for a Pledged Bonds Advance) will be the lesser of (a)(i) the Prime Rate or, if higher, the rate payable on the related Bond Note plus (ii) two percentage points per annum and (b) the maximum interest rate which may be collected from Borrower under applicable law. Accrued Activity Fee shall be due and payable from time to time on demand by Fannie Mae or the Loan Servicer, and without demand, shall be paid upon the reimbursement of any Bond Advance or the replenishment of any Withdrawal, as applicable.

(ii) Activity Fee For Purchased Bonds Advance or Withdrawal. The Activity Fee for an unreimbursed Purchased Bonds Advance or an unreplenished Withdrawal made to reimburse Fannie Mae on account of a Purchased Bonds Advance will be the Prime Rate per annum. Such Activity Fee shall be due and payable on each Servicing Payment Date for the corresponding Mortgage Interest Period. Borrower shall be entitled to a credit against their obligation to pay such Activity Fee under this subsection in the amount of the Credit Enhancement Facility Fee actually paid by Borrower for the corresponding period multiplied by a fraction the numerator of which is the daily average of the unreimbursed amount of the Purchased Bonds Advance (or, as the case may be, the unreplenished Withdrawal) during such accrual period and the denominator of which is the daily average of the aggregate unpaid principal balance of the Bond Loan relating to such Purchased Bonds Advance for the same period. Should Borrower fail to reimburse the amount of any Purchased Bonds Advance when due in accordance with Section 2A.03 or fail to replenish the amount of any Withdrawal made to reimburse Fannie Mae on account of a Purchased Bonds Advance when due in accordance with Section 2A.03, then such Activity Fee will be the Prime Rate plus two percentage points per annum from such due date to the date such amounts are paid in full.

As used in this Section, the term “Prime Rate” means an annual rate of interest equal to the prime rate of interest as reported from day to day in The Wall Street Journal (notwithstanding that such publication shows the prime rate of interest for the preceding Business Day) as the base rate on corporate loans posted by at least 75 percent of the nation’s 30 largest banks, or, if such rate is no longer available, then the base rate or prime rate of interest of any “Money Center” bank designated from time to time by Fannie Mae, in its discretion. Any change in the Prime Rate due to a change in the prime rate of interest as reported in The Wall Street Journal shall take effect on the date of publication.

(c) Transfer Fee. Upon the transfer of any Credit Enhancement Instrument to any successor Trustee under the Resolution or Indenture, if Borrower initiated the process resulting in such successor Trustee, Borrower shall pay to Fannie Mae the fee then customarily charged by Fannie Mae, but not exceeding $1,500, for transfers of its transferable credit enhancement instruments.

(d) Termination Fee. (i) Borrower must pay a Credit Enhancement Termination Fee to the Loan Servicer for remittance to Fannie Mae if on or prior to the last day of the tenth Loan Year:

(A) the Bond Loan is prepaid (whether by a voluntary or a mandatory prepayment under the Bond Note) in whole or in part;

(B) Borrower substitutes an Alternate Security for the Credit Enhancement Instrument; or

(C) Borrower terminates Fannie Mae’s credit enhancement and liquidity support for the Bonds.

(ii) No Termination Fee is payable on account of a prepayment of the Bond Loan:

(A) to the extent the prepayment is made from insurance proceeds or awards or proceeds of condemnation under the Bond Mortgage;

(B) to the extent the prepayment is made from proceeds of the Principal Reserve Fund transferred for a redemption of any Bonds required under the Resolution or Indenture to the extent that the amount transferred from the Principal Reserve Fund does not exceed (i) the aggregate of all deposits scheduled to have been made to the Principal Reserve Fund to the date of bond redemption according to Section 2A.10 of this Agreement, less (ii) all amounts previously withdrawn from the Principal Reserve Fund associated with the redemption of Bonds required under the Resolution or Indenture on any prior dates; or

(C) if, pursuant to Section 10.09(a) and 2A.04 of this Agreement, Borrower substitutes an Alternate Security for the Credit Enhancement Instrument or terminates Fannie Mae’s credit enhancement and liquidity support for the Bonds.

(D) a Release of a Release Property in accordance with the provisos to Section 6.05(i); or

(E) a Release of a Release Property if simultaneously with the release Borrower will add one or more Substitute Mortgaged Properties to the Collateral Pool (provided that a Credit Enhancement Termination Fee shall be payable to the extent that the principal amount of the Bond Loan associated with the Substitute Mortgaged Property is less than the principal amount of the Bond Loan being prepaid).

(e) Fannie Mae Bond Advances and Servicer Expenses. (i) Fannie Mae shall have the right but not the obligation (except with respect to each Issuer’s fee as set forth in any Credit Enhancement Instrument) to pay any fee or expense due and owing by any Borrower to the Issuer, the Trustee or any third party pursuant to terms of each Financing Agreement on behalf of such Borrower if such Borrower fails to pay such fee or expense when due. If Fannie Mae pays any such fee or expense, such Borrower shall pay such amount and the Activity Fee relating to such amount in the same manner as any Credit Enhancement Advance from, and including the day such sum was expended by Fannie Mae or the Loan Servicer.

(ii) Borrower agrees to pay or reimburse the Loan Servicer for all the reasonable fees and disbursements of Loan Servicer’s counsel incurred in connection with the preparation, execution of any amendment, supplement or modification to, the Servicing Agreement and any other documents prepared in connection therewith and in connection with the issuance of the Bonds and the Borrower Documents. The Borrower agrees to pay or cause to be paid such fees or expenses and any failure by the Borrower to do so in accordance with the terms and conditions of this Agreement constitutes a payment default under this Agreement.

Section 10.08. Interest on Amounts Not Paid When Due.

Except as otherwise set out in Section 10.07(c) and to the extent permitted by applicable law, Borrower shall pay interest on any amount not paid when due under this Agreement at an annual rate equal to the lesser of (a) four (4) percentage points above the Prime Rate or (b) the maximum interest rate which may be collected from Borrower under applicable law, from, and including, the day such amount is due to, but excluding, the day such amount is paid in full. Interest will be calculated on the basis of a 360-day year and the actual number of days elapsed.

Section 10.09. Yield Equivalency.

(a) If:

(1) after the date of this Agreement, there occurs any (i) new law, regulation, guideline or directive, (ii) change in applicable law, regulation, guideline or directive, or (iii) interpretation or change in interpretation of any of the foregoing by any court, central bank, administrative or governmental authority charged with the administration thereof (whether or not having the force of law) (“Regulatory Change”); and

(2) the Regulatory Change imposes, modifies or deems applicable any new condition in connection with this Agreement, any of the Credit Facility Arrangements or any of the other Borrower Documents, including any reserve, deposit, insurance premium, assessment, fee, capital requirement, tax or withholding (excluding any franchise, occupation or similar tax or any income tax or any other tax measured by or based upon the overall net income, receipts, proceeds, profits or capital gains or other measure of net income including, without limitation, alternative minimum tax, of Fannie Mae, in each case this imposed on Fannie Mae other than solely by reason of the execution and performance of, the enforcement of any right under or the receipt of any payment under this Agreement, any of the Credit Facility Arrangements or any of the other Borrower Documents) or similar requirement applicable to this Agreement, any of the Credit Facility Arrangements; and

(3) the effect of the Regulatory Change either increases the cost to Fannie Mae of extending, issuing or maintaining any of the Credit Facility Arrangements, or reduces any amount (or the effective return on any amount) received or receivable by Fannie Mae in connection with the Credit Facility Arrangements, in each case by an amount which Fannie Mae in its sole judgment deems material;

then, upon written demand by Fannie Mae, Borrower shall promptly pay to Fannie Mae, from time to time as specified by Fannie Mae, additional amounts which shall be sufficient to compensate Fannie Mae for all such increased costs or reductions in yield; provided, however, that Borrower need not make such payment if it terminates Fannie Mae’s credit enhancement and liquidity for the Bonds pursuant to Section 2A.04 within three months after receipt of such notice from Fannie Mae.

(b) Fannie Mae shall submit to Borrower, at or prior to the making of each such demand, a certificate setting forth in reasonable detail the basis for and the calculation of such increased costs or yield reductions incurred by Fannie Mae as a result of any of the foregoing, which certificate shall be conclusive, absent manifest error, as to the amount thereof. In calculating such additional amounts of increase in cost or reduction in yield, Fannie Mae shall allocate the aggregate of such cost increases or yield reductions resulting from such event in a nondiscriminatory manner among counterparties having obligations to Fannie Mae similar to those of Borrower.

Section 10.10. Payment of Costs, Fees and Expenses.

(c) In addition to Borrower’s other payment obligations set forth in this Agreement and in the Borrower Documents, Borrower hereby agrees absolutely and unconditionally to pay, or cause to be paid, on demand, to Fannie Mae or Lender, as the case may be, the following:

(i) any and all reasonable fees, costs, charges and expenses (including the reasonable fees and expenses of attorneys, accountants and other experts) which Fannie Mae or the Loan Servicer may pay or incur in connection with any payment under any Credit Enhancement Instrument, including payments of any fees and charges in connection with any accounts established to facilitate payments under any Credit Enhancement Instrument, or the performance of Fannie Mae’s obligations under any Credit Enhancement Instrument;

(ii) any payments or advances made by Fannie Mae or the Loan Servicer on behalf of any Borrower pursuant to any of the Borrower Documents;

(iii) all out-of-pocket costs and expenses reasonably incurred in connection with or related to the execution and delivery of each Credit Enhancement Instrument, the sale of each issue of Bonds or the Obligations and the preparation and review of this Agreement and the other Borrower Documents and the consummation of the transactions contemplated hereby and thereby, including fees payable to any agencies rating each issue of Bonds or the Obligations from which ratings were requested and received, any recording, stamp, intangible, registration, documentary or similar tax or governmental charge imposed in connection with the execution and delivery of each Credit Enhancement Instrument and the reasonable fees and disbursements of Fannie Mae’s and the Loan Servicer’s counsel and accountants in connection with any of the foregoing;

(iv) all reasonable out-of-pocket costs and expenses incurred by Fannie Mae or Lender, including the out-of-pocket legal fees and expenses incurred by Fannie Mae or Lender in connection with the preparation, review and negotiation of all documents, instruments and certificates to be executed and delivered in connection with each Request, the performance by Fannie Mae or Lender of any of its obligations with respect to the Request, the satisfaction of all conditions precedent to Borrower’s rights or Lender’s obligations with respect to the Request, and all transactions related to any of the foregoing, including the cost of title insurance premiums and applicable recordation and transfer taxes and charges and all other reasonable out-of-pocket costs and expenses in connection with a Request;

(v) all reasonable out-of-pocket costs and expenses (including reasonable legal fees and expenses) incurred by Fannie Mae or Loan Servicer in calculating the PRF Test;

(vi) all reasonable out-of-pocket fees, costs, charges or expenses (including the fees and expenses of attorneys, accountants and other experts) incurred by Lender, Loan Servicer or Fannie Mae in connection with (a) amendments, consents or waivers to this Agreement or any of the Borrower Documents (whether or not any such amendments, consents or waivers are entered into), (b) requests to evaluate any additional Collateral or the release of Collateral, (c) requests by any Borrower for Fannie Mae to consider providing credit enhancement for any other bond issue, (d) review of any proposed Hedge arrangement or proposed investments under any Resolution or Indenture requested by Borrower, (e) any adjustment or conversion of the interest rate on any issue of Bonds, (f) any tender, purchase, refunding, reoffering or remarketing of any issue of Bonds, and (g) collection, disbursement or application of insurance or condemnation awards, proceeds, damages or other payments including, without limitation, all costs incurred in connection with the application of insurance or condemnation awards to restore or repair any Mortgaged Property, including, reasonable appraiser fees;

(vii) all reasonable out-of-pocket costs and expenses (including the fees and expenses of attorneys, accountants and other experts) incurred by Lender, Loan Servicer or Fannie Mae in connection with defending or participating in any litigation arising from actions by third parties and brought against or involving Lender, Loan Servicer or Fannie Mae with respect to (i) any Mortgaged Property, (ii) any event, act, condition or circumstance in connection with any Mortgaged Property or (iii) the relationship between Lender, Loan Servicer or Fannie Mae and Borrower and Guarantor in connection with this Agreement or any of the transactions contemplated by this Agreement or the Borrower Documents;

(viii) all reasonable out-of-pocket costs or expenses (including the fees and expenses of attorneys, accountants and other experts) incurred by Lender, Loan Servicer or Fannie Mae in connection with the administration (other than routine administration) or enforcement of, or preservation of rights or remedies under, this Agreement or any other Borrower Documents or in connection with the foreclosure upon, sale of or other disposition of any Collateral granted pursuant to the Borrower Documents.

(ix) all reasonable out-of-pocket costs and expenses incurred by Lender, Loan Servicer or Fannie Mae in connection with any disclosure documents, including fees payable to any rating agencies, including the reasonable fees and expenses of Lender’s, Loan Servicer’s and Fannie Mae’s attorneys and accountants.

(x) Any transfer taxes, documentary taxes, or similar assessments or charges made by any governmental authority by reason of the execution, delivery, filing, recordation, performance or enforcement of any of the Borrower Documents or the Advances. However, Borrower will not be obligated to pay any franchise, excise, estate, inheritance, income, alternative minimum tax, excess profits or similar tax on Lender or Fannie Mae.

(d) Any attorneys’ fees and expenses payable by Borrower pursuant to this Section shall be recoverable separately from and in addition to any other amount included in any judgment, and such obligation is intended to be severable from the other provisions of this Agreement and to survive and not be merged into any such judgment. Any amounts payable by Borrower pursuant to this Section, with interest thereon if not paid when due, shall become additional indebtedness of Borrower secured by the Security Documents. Such amounts shall bear interest from the date such amounts are due until paid in full at the weighted average, as determined by Lender, of the interest rates in effect from time to time for each Advance unless collection from Borrower of interest at such rate would be contrary to applicable law, in which event such amounts shall bear interest at the highest rate which may be collected from Borrower under applicable law. The provisions of this Section are cumulative with, and do not exclude the application and benefit to Lender or Fannie Mae of, any provision of any other Borrower Document relating to any of the matters covered by this Section.

ARTICLE 11

EVENTS OF DEFAULT

Section 11.01. Events of Default.

Each of the following events shall constitute an “Event of Default” under this Agreement, whatever the reason for such event and whether it shall be voluntary or involuntary, or within or without the control of Borrower or be effected by operation of law or pursuant to any judgment or order of any court or any order, rule or regulation of any Governmental Authority:

(a) the occurrence of a default under any Borrower Document beyond the cure period, if any, set forth therein; or

(b) the failure by Borrower to pay when due any amount payable by Borrower under any Note, any Security Instrument, this Agreement or any other Borrower Document, including any fees, costs or expenses; or

(c) the failure by Borrower to perform or observe any covenant contained in Sections 8.02, 8.07, 8.12, 8.13, 8.14, 8.16, 8A.02, 8A.03, 8A.05, 8A.06, 8A.07 and Article 9; or

(d) any warranty, representation or other written statement made by or on behalf of Borrower or Guarantor contained in this Agreement, any other Borrower Document or in any instrument furnished in compliance with or in reference to any of the foregoing, is false or misleading in any material respect on any date when made or deemed made; or

(e) (i) any Borrower or Guarantor shall (A) commence a voluntary case (or, if applicable, or joint case) under any Chapter of the Bankruptcy Code (as now or hereafter in effect) or otherwise, (B) file a petition seeking to take advantage of any other laws, domestic or foreign, relating to bankruptcy, insolvency, reorganization, debt adjustment, winding up or composition or adjustment of debts, (C) consent to or fail to contest in a timely and appropriate manner any petition filed against it in an involuntary case under such bankruptcy laws or other laws, (D) apply for or consent to, or fail to contest in a timely and appropriate manner, the appointment of, or the taking of possession by, a receiver, custodian, trustee or liquidator of itself or of a substantial part of its property, domestic or foreign, (E) admit in writing its inability to pay, or generally not be paying, its debts as they become due, (F) make a general assignment for the benefit of creditors, (G) assert that any Borrower or Guarantor (solely with respect to the Guaranty), has no liability or obligations under this Agreement or any other Borrower Document to which it is a party; or (H) take any action for the purpose of effecting any of the foregoing; or

(f) a case or other proceeding shall be commenced against any Borrower or Guarantor in any court of competent jurisdiction seeking (A) relief under the Federal bankruptcy laws (as now or hereafter in effect) or under any other laws, domestic or foreign, relating to bankruptcy, insolvency, reorganization, winding upon or composition or adjustment of debts, or (B) the appointment of a trustee, receiver, custodian, liquidator or the like of any Borrower or Guarantor or of all or a substantial part of the property, domestic or foreign, of any Borrower or Guarantor and any such case or proceeding shall continue undismissed or unstayed for a period of sixty (60) consecutive calendar days, or any order granting the relief requested in any such case or proceeding against any Borrower or Guarantor (including an order for relief under such Federal bankruptcy laws) shall be entered; or

(g) Guarantor or any Affiliate of Guarantor or any Affiliate of Borrower files an involuntary petition against Borrower under any Chapter of the Bankruptcy Code or under any other bankruptcy, insolvency, reorganization, arrangement or readjustment of debt, dissolution, liquidation or similar proceeding relating to Borrower under the laws of any jurisdiction.

(h) (iv) both (i) an involuntary petition under any Chapter of the Bankruptcy Code is filed against Borrower or Borrower directly or indirectly becomes the subject of any bankruptcy, insolvency, reorganization, arrangement, readjustment of debt, dissolution, liquidation or similar proceeding relating to it under the laws of any jurisdiction, or in equity, and (ii) Borrower or Guarantor, or any Affiliate of Borrower or Guarantor has acted in concert or conspired with such creditors of Borrower (other than Lender) to cause the filing thereof.

(i) if any provision of this Agreement or any other Borrower Document or the lien and security interest purported to be created hereunder or under any Borrower Document shall at any time for any reason cease to be valid and binding in accordance with its terms on Borrower or Guarantor, or shall be declared to be null and void, or the validity or enforceability hereof or thereof or the validity or priority of the lien and security interest created hereunder or under any other Borrower Document shall be contested by Borrower or Guarantor seeking to establish the invalidity or unenforceability hereof or thereof, or Borrower or Guarantor (only with respect to the Guaranty) shall deny that it has any further liability or obligation hereunder or thereunder; or

(j) (i) the execution by Borrower of a chattel mortgage or other security agreement securing indebtedness in excess of $50,000 on any materials, fixtures or articles used in the construction or operation of the improvements located on any Mortgaged Property or on articles of personal property located therein (other than in connection with any Permitted Liens), or (ii) if any such materials, fixtures or articles are purchased pursuant to any conditional sales contract or other security agreement securing indebtedness in excess of $50,000 or otherwise so that the Ownership thereof will not vest unconditionally in Borrower free from encumbrances, or (iii) if Borrower does not furnish to Lender upon request the contracts, bills of sale, statements, receipted vouchers and agreements, or any of them, under which Borrower claims title to such materials, fixtures, or articles; or

(k) the failure by Borrower to comply with any requirement of any Governmental Authority within thirty (30) days after written notice of such requirement shall have been given to Borrower by such Governmental Authority (not being contested in good faith in accordance with the terms of the Borrower Documents); provided that, if action is commenced and diligently pursued by Borrower within such thirty (30) days, then Borrower shall have an additional thirty (30) days to comply with such requirement, or such additional time beyond the additional thirty (30) days as Lender shall consent to in its sole discretion; or

(l) a dissolution or liquidation for any reason (whether voluntary or involuntary) of any Borrower Party; or

(m) any judgment against Borrower or Guarantor, any attachment or other levy against any portion of Borrower’s or Guarantor’s assets with respect to a claim or claims in an amount in excess of $250,000 in the aggregate remains unpaid, unstayed on appeal undischarged, unbonded, not fully insured or undismissed for a period of ninety (90) days; or

(n) Fannie Mae has given Borrower written notice that Purchased Bonds have not been remarketed within one year following purchase by the Trustee on behalf of Borrower and Borrower has not reimbursed Fannie Mae for the Bond Advance and Activity Fee and/or has not replenished the Withdrawal from the Principal Reserve Fund; or

(o) the failure by Borrower or Guarantor to perform or observe any material term, covenant, condition or agreement hereunder, other than as contained in subsections (a) through (j) above, within thirty (30) days after receipt of notice from Lender identifying such failure, provided such period shall be extended for up to thirty (30) additional days if Borrower, in the discretion of Lender, is diligently pursuing a cure of such default within thirty (30) days after receipt of notice from Lender.

ARTICLE 12

REMEDIES

Section 12.01. Remedies; Waivers.

Upon the occurrence of an Event of Default, Lender may do any one or more of the following (without presentment, protest or notice of protest, all of which are expressly waived by Borrower Party):

(a) by written notice to Borrower, to be effective upon dispatch, terminate the Commitment and declare the principal of, and interest on, the Advances and all other sums owing by Borrower to Lender under any of the Borrower Documents forthwith due and payable, whereupon the Commitment will terminate and the principal of, and interest on, the Advances and all other sums owing by Borrower to Lender and Fannie Mae under any of the Borrower Documents will become forthwith due and payable.

(b) pursue any other remedies available to it under any of the Borrower Documents.

(c) pursue all remedies available to it at law or in equity, including obtaining specific performance and injunctive relief.

(d) demand that Borrower provides cash collateral or Government Obligations (as defined in the Resolution or Indenture) in the full amount of the outstanding obligations under all of the Bonds whether or not due and payable; or

(e) apply all or any portion of the Collateral to any Obligations or other obligation of any Borrower under this Agreement or any other Borrower Document, in such amounts, at such times and in such order as determined by Fannie Mae; including among other things, applying funds or directing the Trustee or Loan Servicer, as the case may be, to apply funds on deposit in the Principal Reserve Funds, the Cash Collateral Account, or drawn under any Letter of Credit to the reimbursement of other payment obligations under this Agreement or any other Borrower Document; or

(f) deliver to any Trustee(s) written notice that an Event of Default has occurred under this Agreement and direct such Trustee(s) to take such action pursuant to the Borrower Documents as Fannie Mae may determine, including a request that such Trustee(s) call the Bonds for mandatory redemption in part or in whole or mandatory tender in part or in whole in accordance with the terms and conditions of each Resolution or Indenture; or

(g) instruct any Trustee pursuant to any Assignment to assign the applicable Assigned Documents to Fannie Mae; or

(h) have access to and have the right to inspect, examine, have audited and make copies of books and records and any and all accounts, data, and income tax and other tax returns of Borrower; or

(i) terminate Affiliate contracts relating to any of the Mortgaged Properties or, if at such time any Mortgaged Property shall be managed by an independent, third-party manager, terminate the Management Agreement pursuant to the Assignment of Management Agreement, or subject to the rights of third parties, terminate employment arrangements providing for the management or maintenance of the Mortgaged Properties.

Section 12.01A. Remedies Upon a Potential Event of Default and a PRF Triggering Event.

Notwithstanding anything in this Agreement or in any other Borrower Document to the contrary, (i) if Mortgagor fails upon a PRF Triggering Event to cause a redemption of Bonds pursuant to the terms and conditions of Section 2A.10(e) of this Agreement, or (ii) if there exists a Potential Event of Default, then Fannie Mae may, but is not obligated to, as its only remedy under this Agreement, direct the Trustee to redeem Bonds (regardless of whether such Bonds are scheduled for redemption) in such amounts (up to the amounts on deposit in the Principal Reserve Fund) and at such times as determined by Fannie Mae and to apply the amount on deposit in the Principal Reserve Fund to reimburse Fannie Mae for Bond Advances with respect to such redemption; provided, however, that the foregoing shall not be construed as a limitation on Fannie Mae’s right to exercise any and all remedies in connection with an Event of Default as set forth in this Agreement.

Section 12.02. Waivers; Rescission of Declaration.

Lender shall have the right, to be exercised in its complete discretion, to waive any breach hereunder (including the occurrence of an Event of Default), by a writing setting forth the terms, conditions, and extent of such waiver signed by Lender and delivered to Borrower Agent. Unless such writing expressly provides to the contrary, any waiver so granted shall extend only to the specific event or occurrence which gave rise to the waiver and not to any other similar event or occurrence which occurs subsequent to the date of such waiver.

Section 12.03. Lender’s Right to Protect Collateral and Perform Covenants and Other Obligations.

If Borrower or Guarantor fails to perform the covenants and agreements contained in this Agreement or any of the other Borrower Documents, then Lender at Lender’s option may make such appearances, disburse such sums and take such action as Lender deems necessary, in its sole discretion, to protect Lender’s interest, including (i) disbursement of reasonable attorneys’ fees, (ii) entry upon the Mortgaged Property to make repairs and replacements, (iii) procurement of satisfactory insurance as provided in Section 5 of the Security Instrument encumbering the Mortgaged Property, and (iv) if the Security Instrument is on a leasehold, exercise of any option to renew or extend the ground lease on behalf of Borrower and the curing of any default of Borrower in the terms and conditions of the ground lease. Any amounts disbursed by Lender pursuant to this Section, with interest thereon, shall become additional indebtedness of Borrower secured by the Borrower Documents. Unless Borrower and Lender agree to other terms of payment, such amounts shall be immediately due and payable and shall bear interest from the date of disbursement at the weighted average, as determined by Lender, of the interest rates in effect from time to time for each Advance unless collection from Borrower of interest at such rate would be contrary to applicable law, in which event such amounts shall bear interest at the highest rate which may be collected from Borrower under Applicable Law. Nothing contained in this Section shall require Lender to incur any expense or take any action hereunder.

Section 12.04. No Remedy Exclusive.

Unless otherwise expressly provided, no remedy herein conferred upon or reserved is intended to be exclusive of any other available remedy, but each remedy shall be cumulative and shall be in addition to other remedies given under the Borrower Documents or existing at law or in equity.

Section 12.05. No Waiver.

No delay or omission to exercise any right or power accruing under any Borrower Document upon the happening of any Event of Default or Potential Event of Default shall impair any such right or power or shall be construed to be a waiver thereof, but any such right and power may be exercised from time to time and as often as may be deemed expedient.

Section 12.06. No Notice.

To entitle Lender to exercise any remedy reserved to Lender in this Article, it shall not be necessary to give any notice, other than such notice as may be required under the applicable provisions of this Agreement or any of the other Borrower Documents.

ARTICLE 13

INSURANCE, REAL ESTATE TAXES AND REPLACEMENT RESERVES

Section 13.01. Insurance and Real Estate Taxes.

Borrower shall (unless waived by Lender by separate agreement) establish funds for taxes, insurance premiums and certain other charges for each Mortgaged Property in accordance with Section 7(a) of the Security Instrument for each Mortgaged Property.

Section 13.02. Replacement Reserves.

Borrower shall execute a Replacement Reserve Agreement for the Mortgaged Property which they own and shall (unless waived by Lender by separate agreement) make all deposits for replacement reserves in accordance with the terms of the Replacement Reserve Agreement.

ARTICLE 14

LIMITS ON PERSONAL LIABILITY; JOINT AND SEVERAL OBLIGATIONS

Section 14.01. Personal Liability to Borrower.

Except as otherwise provided in this Article 14, Borrower shall have no personal liability under the Borrower Documents for the repayment of any Indebtedness or for the performance of any other Obligations of Borrower under the Borrower Documents, and Lender’s only recourse for the satisfaction of the Indebtedness and the performance of such Obligations shall be Lender’s exercise of its rights and remedies with respect to the Mortgaged Properties and any other Collateral hold by Lender as security for the Indebtedness.

(a) Exceptions to Limits on Personal Liability. Borrower shall be personally liable to Lender and Fannie Mae for the repayment of a portion of the Advances and other amounts due under the Borrower Documents equal to any loss or damage suffered by Lender as a result of (i) failure of Borrower to pay to Lender upon demand after an Event of Default all Rents to which Lender is entitled under Section 3(a) of the Security Instrument encumbering the Mortgaged Property and the amount of all security deposits held by Borrower from tenants then in residence; (ii) failure of Borrower to apply all insurance proceeds, condemnation proceeds or security deposits from tenants as required by the Security Instrument encumbering the Mortgaged Property; (iii) failure of such Borrower to comply with its obligations under the Borrower Documents with respect to the delivery of books and records and financial statements; (iv) fraud or written material misrepresentation by Borrower or any officer, director, partner, member or employee of Borrower in connection with the application for or creation of the Obligations or any request for any action or consent by Lender; or (v) failure to apply Rents, first, to the payment of reasonable operating expenses and then to amounts (“Debt Service Amounts”) payable under the Borrower Documents (except that Borrower will not be personally liable (1) to the extent that Borrower lacks the legal right to direct the disbursement of such sums because of a bankruptcy, receivership or similar judicial proceeding, or (2) with respect to Rents of a Mortgaged Property that are distributed in any Calendar Quarter if Borrower has paid all operating expenses and Debt Service Amounts for that Calendar Quarter). Borrower shall be personally liable to Lender for any and all indemnification obligations contained in Section 18 of any Security Instrument. For purposes of this subsection (a), the term “Rents” shall have the meaning given to such term in the Security Instrument.

(b) Full Recourse. Borrower shall be personally liable to Lender for the payment and performance of all Obligations upon the occurrence of any of the following Events of Default: (i) Borrower acquisition of any property or operation of any business not permitted by Section 33 of any Security Instrument; or (ii) a Transfer that is an Event of Default under Section 21 of any Security Instrument; or (iii) a Bankruptcy Event.

(c) Miscellaneous. To the extent that Borrower has personal liability under this Section, or Guarantor has liability under the Guaranty, such liability shall be joint and several and Lender may exercise its rights against Borrower or Guarantor personally without regard to whether Lender has exercised any rights against the Mortgaged Property or any other security, or pursued any rights against any guarantor, or pursued any other rights available to Lender under the Borrower Documents or Applicable Law. For purposes of this Article, the term “Mortgaged Property” shall not include any funds that (i) have been applied by Borrower as required or permitted by the Borrower Documents prior to the occurrence of an Event of Default, or (ii) are owned by Borrower or Guarantor and which Borrower was unable to apply as required or permitted by the Borrower Documents because of a bankruptcy, receivership, or similar judicial proceeding.

Section 14.02. Additional Borrowers.

If the owner of an Additional Mortgaged Property is an Additional Borrower, the owner of such Additional Mortgaged Property must demonstrate to the satisfaction of Lender that:

(a) the Additional Borrower is a Single-Purpose entity; and

(b) the Additional Borrower is directly or indirectly wholly-owned by Guarantor.

In addition, on the Closing Date of the addition of an Additional Mortgaged Property, the owner of such Additional Mortgaged Property, if such owner is an Additional Borrower, shall become a party to the Contribution Agreement in a manner satisfactory to Lender, shall deliver a Certificate of Borrower Parties in form and substance satisfactory to Lender, and execute and deliver, along with the other Borrowers, Variable Facility Notes and/or Fixed Facility Notes. Any Additional Borrower of an Additional Mortgaged Property which becomes added to the Collateral Pool shall be a Borrower for purposes of this Agreement and shall execute and deliver to Lender an amendment adding such Additional Borrower as a party to this Agreement and revising the Exhibits hereto, as applicable, to reflect the Additional Mortgaged Property and Additional Borrower, in each case satisfactory to Lender.

Upon the release of a Mortgaged Property, the Borrower that owns such Release Property shall automatically without further action be released from its obligations under this Agreement and the other Borrower Documents except for any liabilities or obligations of such Borrower which arose prior to the Closing Date of such release.

Section 14.03. Borrower Agency Provisions.

(a) Each Borrower hereby irrevocably designates the Borrower Agent to be its agent and in such capacity to receive on behalf of the Borrower all proceeds, receive all notices on behalf of Borrower under this Agreement, make all requests under this Agreement, and execute, deliver and receive all instruments, certificates, requests, documents, writings and further assurances now or hereafter required hereunder, on behalf of such Borrower, and hereby authorizes the Lender to pay over all loan proceeds hereunder in accordance with the request of the Borrower Agent. Each Borrower hereby acknowledges that all notices required to be delivered by Lender or Fannie Mae to any Borrower shall be delivered to the Borrower Agent and thereby shall be deemed to have been received by such Borrower.

(b) The handling of this credit facility as a co-borrowing facility with a Borrower Agent in the manner set forth in this Agreement is solely as an accommodation to each of Borrower and Guarantor and is at their mutual request. Lender and Fannie Mae shall not incur liability to Borrower or Guarantor as a result thereof. To induce Lender and Fannie Mae to do so and in consideration thereof, each Borrower hereby indemnifies the Lender and Fannie Mae and holds Lender and Fannie Mae harmless from and against any and all liabilities, expenses, losses, damages and claims of damage or injury asserted against Lender or Fannie Mae by any Person arising from or incurred by reason of the Borrower Agent handling of the financing arrangements of Borrower as provided herein, reliance by Lender or Fannie Mae on any request or instruction from Borrower Agent or any other action taken by the Lender or Fannie Mae with respect to this Section 14.03 except due to willful misconduct or gross negligence of the indemnified party.

Section 14.04. Joint and Several Obligation; Cross-Guaranty.

Notwithstanding anything contained in this Agreement or the other Borrower Documents to the contrary (but subject to Section 14.01, the last sentence of this Section 14.04 and the provisions of Section 14.11), each Borrower shall have joint and several liability for all Obligations. Notwithstanding the intent of all of the parties to this Agreement that all Obligations of each Borrower under this Agreement and the other Borrower Documents shall be joint and several Obligations of each Borrower, each Borrower, on a joint and several basis, hereby irrevocably guarantees to Lender and Fannie Mae and their respective successors and assigns, the full and prompt payment (whether at stated maturity, by acceleration or otherwise) and performance of, all Obligations owed or hereafter owing to Lender or Fannie Mae by each other Borrower. Each Borrower agrees that its guaranty obligation hereunder is an unconditional guaranty of payment and performance and not merely a guaranty of collection. The Obligations of each Borrower under this Agreement shall not be subject to any counterclaim, set-off, recoupment, deduction, cross-claim or defense based upon any claim any Borrower may have against Lender or Fannie Mae or any other Borrower; provided, however, that upon the release of a Mortgaged Property, the Borrower which owns such Release Property shall automatically without further action be released from its obligations under this Agreement for the Obligations, except for any liabilities or obligations of such Borrower which arose prior to the Closing Date of such release.

Section 14.05. Waivers With Respect to Other Borrower Secured Obligation.

To the extent that a Security Instrument or any other Borrower Document executed by one Borrower secures an Obligation of another Borrower (the “Other Borrower Secured Obligation”), and/or to the extent that a Borrower has guaranteed the debt of another Borrower pursuant to Article 14, Borrower who executed such Borrower Document and/or guaranteed such debt (the “Waiving Borrower”) hereby agrees as follows:

(a) The Waiving Borrower hereby waives any right it may now or hereafter have to require the beneficiary, assignee or other secured party under such Borrower Document, as a condition to the exercise of any remedy or other right against it thereunder or under any other Borrower Document executed by the Waiving Borrower in connection with the Other Borrower Secured Obligation: (i) to proceed against the other Borrower or any other person, or against any other collateral assigned to Lender or Fannie Mae by either Borrower or any other person; (ii) to pursue any other right or remedy in Lender’s or Fannie Mae’s power; (iii) to give notice of the time, place or terms of any public or private sale of real or personal property collateral assigned to Lender or Fannie Mae by the other Borrower or any other person (other than the Waiving Borrower), or otherwise to comply with Section 9615 of the California Commercial Code (as modified or recodified from time to time) with respect to any such personal property collateral located in the State of California; or (iv) to make or give (except as otherwise expressly provided in the Security Documents) any presentment, demand, protest, notice of dishonor, notice of protest or other demand or notice of any kind in connection with the Other Borrower Secured Obligation or any collateral (other than the Collateral described in such Security Document) for the Other Borrower Secured Obligation.

(b) The Waiving Borrower hereby waives any defense it may now or hereafter have that relates to: (i) any disability or other defense of the other Borrower or any other person; (ii) the cessation, from any cause other than full performance, of the Other Borrower Secured Obligation; (iii) the application of the proceeds of the Other Borrower Secured Obligation, by the other Borrower or any other person, for purposes other than the purposes represented to the Waiving Borrower by the other Borrower or otherwise intended or understood by the Waiving Borrower or the other Borrower; (iv) any act or omission by Lender or Fannie Mae which directly or indirectly results in or contributes to the release of the other Borrower or any other person or any collateral for any Other Borrower Secured Obligation; (v) the unenforceability or invalidity of any Security Document or Borrower Document (other than the Security Instrument or Reimbursement Mortgage executed by the Waiving Borrower that secures the Other Borrower Secured Obligation) or guaranty with respect to any Other Borrower Secured Obligation, or the lack of perfection or continuing perfection or lack of priority of any Lien (other than the Lien of such Security Instrument or Reimbursement Mortgage) which secures any Other Borrower Secured Obligation; (vi) any failure of Lender or Fannie Mae to marshal assets in favor of the Waiving Borrower or any other person; (vii) any modification of any Other Borrower Secured Obligation, including any renewal, extension, acceleration or increase in interest rate; (viii) any and all rights and defenses arising out of an election of remedies by Lender or Fannie Mae, even though that election of remedies, such as a nonjudicial foreclosure with respect to security for a guaranteed obligation, has destroyed the Waiving Borrower’s rights of subrogation and reimbursement against the principal by the operation of Section 580d of the California Code of Civil Procedure or otherwise; (ix) any law which provides that the obligation of a surety or guarantor must neither be larger in amount nor in other respects more burdensome than that of the principal or which reduces a surety’s or guarantor’s obligation in proportion to the principal obligation; (x) any failure of Lender to file or enforce a claim in any bankruptcy or other proceeding with respect to any person; (xi) the election by Lender, in any bankruptcy proceeding of any person, of the application or non-application of Section 1111(b)(2) of the Bankruptcy Code; (xii) any extension of credit or the grant of any lien under Section 364 of the Bankruptcy Code; (xiii) any use of cash collateral under Section 363 of the Bankruptcy Code; or (xiv) any agreement or stipulation with respect to the provision of adequate protection in any bankruptcy proceeding of any person. The Waiving Borrower further waives any and all rights and defenses that it may have because the Other Borrower Secured Obligation is secured by real property; this means, among other things, that: (A) Lender or Fannie Mae may collect from the Waiving Borrower without first foreclosing on any real or personal property collateral pledged by the other Borrower; (B) if Lender or Fannie Mae forecloses on any real property collateral pledged by the other Borrower, then (1) the amount of the Other Borrower Secured Obligation may be reduced only by the price for which that collateral is sold at the foreclosure sale, even if the collateral is worth more than the sale price, and (2) Lender or Fannie Mae may foreclose on the real property encumbered by the Security Instrument executed by the Waiving Borrower and securing the Other Borrower Secured Obligation even if Lender or Fannie Mae, by foreclosing on the real property collateral of the Other Borrower, has destroyed any right the Waiving Borrower may have to collect from the Other Borrower. Subject to the last sentence of Section 14.04, the foregoing sentence is an unconditional and irrevocable waiver of any rights and defenses the Waiving Borrower may have because the Other Borrower Secured Obligation is secured by real property. These rights and defenses being waived by the Waiving Borrower include, but are not limited to, any rights or defenses based upon Section 580a, 580b, 580d or 726 of the California Code of Civil Procedure. Without limiting the generality of the foregoing or any other provision hereof, the Waiving Borrower further expressly waives, except as provided in Section 14.05(g) below, to the extent permitted by law any and all rights and defenses that might otherwise be available to it under California Civil Code Sections 2787 to 2855, inclusive, 2899 and 3433, or under California Code of Civil Procedure Sections 580a, 580b, 580d and 726, or any of such sections.

(c) The Waiving Borrower hereby waives any and all benefits and defenses under California Civil Code Section 2810 and agrees that by doing so the Security Instrument executed by the Waiving Borrower and securing the Other Borrower Secured Obligation shall be and remain in full force and effect even if the other Borrower had no liability at the time of incurring the Other Borrower Secured Obligation, or thereafter ceases to be liable. The Waiving Borrower hereby waives any and all benefits and defenses under California Civil Code Section 2809 and agrees that by doing so the Waiving Borrower’s liability may be larger in amount and more burdensome than that of the other Borrower. The Waiving Borrower hereby waives the benefit of all principles or provisions of law that are or might be in conflict with the terms of any of its waivers, and agrees that the Waiving Borrower’s waivers shall not be affected by any circumstances that might otherwise constitute a legal or equitable discharge of a surety or a guarantor. The Waiving Borrower hereby waives the benefits of any right of discharge and all other rights under any and all statutes or other laws relating to guarantors or sureties, to the fullest extent permitted by law, diligence in collecting the Other Borrower Secured Obligation, presentment, demand for payment, protest, all notices with respect to the Other Borrower Secured Obligation that may be required by statute, rule of law or otherwise to preserve Lender’s or Fannie Mae’s rights against the Waiving Borrower hereunder, including notice of acceptance, notice of any amendment of the Borrower Documents evidencing the Other Borrower Secured Obligation, notice of the occurrence of any default or Event of Default, notice of intent to accelerate, notice of acceleration, notice of dishonor, notice of foreclosure, notice of protest, notice of the incurring by the other Borrower of any obligation or indebtedness and all rights to require Lender or Fannie Mae to (i) proceed against the other Borrower, (ii) proceed against any general partner of the other Borrower, (iii) proceed against or exhaust any collateral held by Lender to secure the Other Borrower Secured Obligation, or (iv) if the other Borrower is a partnership, pursue any other remedy it may have against the other Borrower, or any general partner of the other Borrower, including any and all benefits under California Civil Code Sections 2845, 2849 and 2850.

(d) The Waiving Borrower understands that the exercise by Lender or Fannie Mae of certain rights and remedies contained in a Security Instrument executed by the Other Borrower (such as a nonjudicial foreclosure sale) may affect or eliminate the Waiving Borrower’s right of subrogation against the Other Borrower and that the Waiving Borrower may therefore incur a partially or totally nonreimburseable liability. Nevertheless, the Waiving Borrower hereby authorizes and empowers Lender and Fannie Mae to exercise, in its sole and absolute discretion, any right or remedy, or any combination thereof, that may then be available, since it is the intent and purpose of the Waiving Borrower that its waivers shall be absolute, independent and unconditional under any and all circumstances.

(e) In accordance with Section 2856 of the California Civil Code, the Waiving Borrower also waives any right or defense based upon an election of remedies by Lender, even though such election (e.g., nonjudicial foreclosure with respect to any collateral held by Lender or Fannie Mae to secure repayment of the Other Borrower Secured Obligation) destroys or otherwise impairs the subrogation rights of the Waiving Borrower to any right to proceed against the other Borrower for reimbursement, or both, by operation of Section 580d of the California Code of Civil Procedure or otherwise.

(f) Subject to the last sentence of Section 14.04, in accordance with Section 2856 of the California Civil Code, the Waiving Borrower waives any and all other rights and defenses available to the Waiving Borrower by reason of Sections 2787 through 2855, inclusive, of the California Civil Code, including any and all rights or defenses the Waiving Borrower may have by reason of protection afforded to the other Borrower with respect to the Other Borrower Secured Obligation pursuant to the antideficiency or other laws of the State of California limiting or discharging the Other Borrower Secured Obligation, including Sections 580a, 580b, 580d, and 726 of the California Code of Civil Procedure.

(g) In accordance with Section 2856 of the California Civil Code and pursuant to any other applicable law, the Waiving Borrower agrees to withhold the exercise of any and all subrogation, contribution and reimbursement rights against Borrower, against any other person, and against any collateral or security for the Other Borrower Secured Obligation, including any such rights pursuant to Sections 2847 and 2848 of the California Civil Code, until the Other Borrower Secured Obligation has been indefeasibly paid and satisfied in full, all obligations owed to Lender and Fannie Mae under the Borrower Documents have been fully performed, and Lender and Fannie Mae have released, transferred or disposed of all of their right, title and interest in such collateral or security.

(h) Each Borrower hereby irrevocably and unconditionally agrees that, notwithstanding Section 14.05(g) hereof, in the event, and to the extent, that its agreement and waiver set forth in Section 14.05(g) is found by a court of competent jurisdiction to be void or voidable for any reason and such Borrower has any subrogation or other rights against any other Borrower, any such claims, direct or indirect, that such Borrower may have by subrogation rights or other form of reimbursement, contribution or indemnity, against any other Borrower or to any security or any such Borrower, shall be, and such rights, claims and indebtedness are hereby, deferred, postponed and fully subordinated in time and right of payment to the prior payment, performance and satisfaction in full of the Obligations. Until payment and performance in full with interest (including post-petition interest in any case under any chapter of the Bankruptcy Code) of the Obligations, each Borrower agrees not to accept any payment or satisfaction of any kind of Indebtedness of any other Borrower in respect of any such subrogation rights arising by virtue of payments made pursuant to this Article 14, and hereby assigns such rights or indebtedness to Fannie Mae, including (i) the right to file proofs of claim and to vote thereon in connection with any case under any chapter of the Bankruptcy Code and (ii) the right to vote on any plan of reorganization. In the event that any payment on account of any such subrogation rights shall be received by any Borrower in violation of the foregoing, such payment shall be held in trust for the benefit of Fannie Mae, and any amount so collected should be turned over to Fannie Mae for application to the Obligations.

(i) At any time without notice to the Waiving Borrower, and without affecting or prejudicing the right of Lender or Fannie Mae to proceed against the Collateral described in any Borrower Document executed by the Waiving Borrower and securing the Other Borrower Secured Obligation, (i) the time for payment of the principal of or interest on, or the performance of, the Other Borrower Secured Obligation may be extended or the Other Borrower Secured Obligation may be renewed in whole or in part; (ii) the time for the other Borrower’s performance of or compliance with any covenant or agreement contained in the Borrower Documents evidencing the Other Borrower Secured Obligation, whether presently existing or hereinafter entered into, may be extended or such performance or compliance may be waived; (iii) the maturity of the Other Borrower Secured Obligation may be accelerated as provided in the related Note or any other related Borrower Document; (iv) the related Note or any other related Borrower Document may be modified or amended by Lender or Fannie Mae and the Other Borrower in any respect, including an increase in the principal amount; and (v) any security for the Other Borrower Secured Obligation may be modified, exchanged, surrendered or otherwise dealt with or additional security may be pledged or mortgaged for the Other Borrower Secured Obligation.

(j) It is agreed among each Borrower, Lender and Fannie Mae that all of the foregoing waivers are of the essence of the transaction contemplated by this Agreement and the Borrower Documents and that but for the provisions of this Article 14 and such waivers Lender and Fannie Mae would decline to enter into this Agreement.

Section 14.06. No Impairment.

Each Borrower agrees that the provisions of this Article 14 are for the benefit of Lender and Fannie Mae and their successors, transferees, endorsees and assigns, and nothing herein contained shall impair, as between any other Borrower, Lender and Fannie Mae, the obligations of such other Borrower under the Borrower Documents.

Section 14.07. Election of Remedies.

(a) Lender or Fannie Mae, in its discretion, may (a) bring suit against any one or more Borrowers, jointly and severally, without any requirement that Lender or Fannie Mae first proceed against any other Borrower or any other Person; (b) compromise or settle with any one or more Borrowers, or any other Person, for such consideration as Lender may deem proper; (c) release one or more Borrowers, or any other Person, from liability; and (d) otherwise deal with any Borrower and any other Person, or any one or more of them, in any manner, or resort to any of the Collateral at any time held by it for performance of the Obligations or any other source or means of obtaining payment of the Obligations, and no such action shall impair the rights of Lender or Fannie Mae to collect from any Borrower any amount guaranteed by any Borrower under this Article 14.

(b) If, in the exercise of any of its rights and remedies, Lender or Fannie Mae shall forfeit any of its rights or remedies, including its rights to enter a deficiency judgment against any Borrower or any other Person, whether because of any applicable laws pertaining to “election of remedies” or the like, each Borrower hereby consents to such action by Lender or Fannie Mae and waives any claim based upon such action, even if such action by Lender or Fannie Mae shall result in a full or partial loss of any rights of subrogation that each Borrower might otherwise have had but for such action by Lender or Fannie Mae. Any election of remedies that results in the denial or impairment of the right of Lender or Fannie Mae to seek a deficiency judgment against any Borrower shall not impair any other Borrower’s obligation to pay the full amount of the Obligations. In the event Lender or Fannie Mae shall bid at any foreclosure or trustee’s sale or at any private sale permitted by law or any of the Borrower Documents, Lender or Fannie Mae may bid all or less than the amount of the Obligations and the amount of such bid need not be paid by Lender or Fannie Mae but shall be credited against the Obligations. The amount of the successful bid at any such sale, whether Lender or Fannie Mae or any other party is the successful bidder, shall be conclusively deemed to be fair market value of the Collateral and the difference between such bid amount and the remaining balance of the Obligations shall be conclusively deemed to be amount of the Obligations guaranteed under this Article 14, notwithstanding that any present or future law or court decision or ruling may have the effect of reducing the amount of any deficiency claim to which Lender or Fannie Mae might otherwise be entitled but for such bidding at any such sale.

Section 14.08. Subordination of Other Obligations.

(a) Each Borrower hereby irrevocably and unconditionally agrees that all amounts payable from time to time to such Borrower by any other Borrower pursuant to any agreement, whether secured or unsecured, whether of principal, interest or otherwise, other than the amounts referred to in this Article 14 (collectively, the “Subordinated Obligations”), shall be and such rights, claims and indebtedness are, hereby deferred, postponed and fully subordinated in time and right of payment to the prior payment, performance and satisfaction in full of the Obligations; provided, however, that payments may be received by any Borrower in accordance with, and only in accordance with, the provisions of Section 14.08 (b) hereof.

(b) Until the Obligations under all the Borrower Documents have been finally paid in full or fully performed and all the Borrower Documents have been terminated, each Borrower irrevocably and unconditionally agrees it will not ask, demand, sue for, take or receive, directly or indirectly, by set-off, redemption, purchase or in any other manner whatsoever, any payment with respect to, or any security or guaranty for, the whole or any part of the Subordinated Obligations, and in issuing documents, instruments or agreements of any kind evidencing the Subordinated Obligations, each Borrower hereby agrees that it will not receive any payment of any kind on account of the Subordinated Obligations, so long as any of the Obligations under all the Borrower Documents are outstanding or any of the terms and conditions of any of the Borrower Documents are in effect; provided, however, that, notwithstanding anything to the contrary contained herein, if no Potential Event of Default or Event of Default or any other event or condition which would constitute an Event of Default after notice or lapse of time or both has occurred and is continuing under any of the Borrower Documents, then payments may be received by such Borrower in respect of the Subordinated Obligations in accordance with the stated terms thereof. Except as aforesaid, each Borrower agrees not to accept any payment or satisfaction of any kind of indebtedness of any other Borrower in respect of the Subordinated Obligations and hereby assigns such rights or indebtedness to Fannie Mae, including the right to file proofs of claim and to vote thereon in connection with any case under any chapter of the Bankruptcy Code, including the right to vote on any plan of reorganization. In the event that any payment on account of Subordinated Obligations shall be received by any Borrower in violation of the foregoing, such payment shall be held in trust for the benefit of Fannie Mae, and any amount so collected shall be turned over to Fannie Mae upon demand.

Section 14.09. Insolvency and Liability of Other Borrower.

So long as any of the Obligations are outstanding, if a petition under any chapter of the Bankruptcy Code is filed by or against any Borrower (the “Subject Borrower”), each other Borrower (each, an “Other Borrower”) agrees to file all claims against the Subject Borrower in any bankruptcy or other proceeding in which the filing of claims is required by law in connection with indebtedness owed by the Subject Borrower and to assign to Fannie Mae all rights thereunder up to the amount of such indebtedness. In all such cases, the Person or Persons authorized to pay such claims shall pay to Fannie Mae the full amount thereof and Fannie Mae agrees to pay such Other Borrower any amounts received in excess of the amount necessary to pay the Obligations. Each Other Borrower hereby assigns to Fannie Mae all of such Other Borrower’s rights to all such payments to which such Other Borrower would otherwise be entitled but not to exceed the full amount of the Obligations. In the event that, notwithstanding the foregoing, any such payment shall be received by any Other Borrower before the Obligations shall have been finally paid in full, such payment shall be held in trust for the benefit of and shall be paid over to Fannie Mae upon demand. Furthermore, notwithstanding the foregoing, the liability of each Borrower hereunder shall in no way be affected by:

(a) the release or discharge of any other Borrower in any creditors’, receivership, bankruptcy or other proceedings; or

(b) the impairment, limitation or modification of the liability of any other Borrower or the estate of any other Borrower in bankruptcy resulting from the operation of any present or future provisions of any chapter of the Bankruptcy Code or other statute or from the decision in any court.

Section 14.10. Preferences, Fraudulent Conveyances, Etc.

If Lender or Fannie Mae is required to refund, or voluntarily refunds, any payment received from any Borrower because such payment is or may be avoided, invalidated, declared fraudulent, set aside or determined to be void or voidable as a preference, fraudulent conveyance, impermissible setoff or a diversion of trust funds under the bankruptcy laws or for any similar reason, including without limitation any judgment, order or decree of any court or administrative body having jurisdiction over any Borrower or any of its property, or upon or as a result of the appointment of a receiver, intervenor, custodian or conservator of, or trustee or similar officer for, any Borrower or any substantial part of its property, or otherwise, or any statement or compromise of any claim effected by Lender or Fannie Mae with any Borrower or any other claimant (a “Rescinded Payment”), then each other Borrower’s liability to Lender shall continue in full force and effect, or each other Borrower’s liability to Lender or Fannie Mae shall be reinstated and renewed, as the case may be, with the same effect and to the same extent as if the Rescinded Payment had not been received by Lender or Fannie Mae, notwithstanding the cancellation or termination of any of the Borrower Documents, and regardless of whether Lender or Fannie Mae contested the order requiring the return of such payment. In addition, each other Borrower shall pay, or reimburse Lender and Fannie Mae for, all expenses (including all reasonable attorneys’ fees, court costs and related disbursements) incurred by Lender or Fannie Mae in the defense of any claim that a payment received by Lender or Fannie Mae in respect of all or any part of the Obligations must be refunded. The provisions of this Section 14.10 shall survive the termination of the Borrower Documents and any satisfaction and discharge of any Borrower by virtue of any payment, court order or any federal or state law.

Section 14.11. Maximum Liability of Each Borrower.

Notwithstanding anything contained in this Agreement or any other Borrower Document to the contrary, if the obligations of any Borrower under this Agreement or any of the other Borrower Documents or any Security Instruments granted by any Borrower are determined to exceed the reasonably equivalent value received by such Borrower in exchange for such obligations or grant of such Security Instruments under any Fraudulent Transfer Law (as hereinafter defined), then the liability of such Borrower shall be limited to a maximum aggregate amount equal to the largest amount that would not render its obligations under this Agreement or all the other Borrower Documents subject to avoidance as a fraudulent transfer or conveyance under Section 548 of Title 11 of the United States Code or any applicable provisions of comparable state law (collectively, the “Fraudulent Transfer Laws”), in each case after giving effect to all other liabilities of such Borrower, contingent or otherwise, that are relevant under the Fraudulent Transfer Laws (specifically excluding, however, any liabilities of such Borrower in respect of Indebtedness to any other Borrower or any other Person that is an Affiliate of the other Borrower to the extent that such Indebtedness would be discharged in an amount equal to the amount paid by such Borrower in respect of the Obligations) and after giving effect (as assets) to the value (as determined under the applicable provisions of the Fraudulent Transfer Laws) of any rights to subrogation, reimbursement, indemnification or contribution of such Borrower pursuant to Applicable Law or pursuant to the terms of any agreement including the Contribution Agreement.

Section 14.12. Liability Cumulative.

The liability of each Borrower under this Article 14 is in addition to and shall be cumulative with all liabilities of such Borrower to Lender and Fannie Mae under this Agreement and all the other Borrower Documents to which such Borrower is a party or in respect of any Obligations of any other Borrower.

ARTICLE 14A

INDEMNIFICATION, LIABILITY AND OTHER MATTERS

Section 14A.01. Indemnification.

Borrower hereby releases Fannie Mae, Lender, the Loan Servicer and their respective officers, directors, members, shareholders, officials, agents, independent contractors and employees from, and covenants and agrees to indemnify, hold harmless and defend Fannie Mae, Lender, the Loan Servicer and their respective officers, members, directors, shareholders, officials, agents, independent contractors and employees and each of them (each an “indemnified party”) from and against (a) any and all claims, joint or several, by or on behalf of any person arising from any cause whatsoever in connection with the transactions provided for in the Borrower Documents or otherwise in connection with any Mortgaged Property, any issue of Bonds, any Bond Loan, Advance or the execution or amendment of any document relating thereto; (b) any and all claims, joint or several, arising from any cause whatsoever in connection with the approval of the financing of any Mortgaged Property or the making of any Bond Loan or Advance; (c) any and all claims, joint or several, arising from any act or omission of any Borrower or any of its agents, servants, employees or licensees, in connection with any Bond Loan, Advance or any Mortgaged Property; (d) any and all claims arising in connection with the issuance and sale, resale or remarketing of any Bonds other than any claims based upon information in any Preliminary Official Statement or any Official Statement under the caption “Fannie Mae” so long as the information is the same as information provided to any Borrower or Issuer by Fannie Mae for inclusion in the Preliminary Official Statement or Official Statement or any certifications or representations made by any person other than the Issuer or the party seeking indemnification in connection therewith and the carrying out by any Borrower of any of the transactions contemplated by the Borrower Documents; (e) any and all claims arising in connection with the operations of any Mortgaged Property, or the conditions, occupancy, use, possession, conduct or management of work done in or about, or from the planning, design, acquisition, installation or construction of, any Mortgaged Property or any part of any Mortgaged Property or with respect to any act, event, condition or circumstance in connection with any Mortgaged Property; (f) any and all losses, claims, damages, liabilities or expenses, joint or several, arising out of or connected with the exercise by Fannie Mae, Lender or the Loan Servicer of their respective powers or duties under any of the Borrower Documents; (g) any and all losses, claims, damages, liabilities or expenses, joint or several, arising out of or connected with any Trustee’s acceptance or administration of the trusts created by any Resolution or Indenture and the exercise of its powers or duties thereunder, any Regulatory Agreement or any other agreements in connection therewith to which it is a party; (h) errors, omissions, interruptions, losses or delays in transmission or delivery of any messages by mail, cable, telegraph, telex, telephone or otherwise, in each instance related to the Mortgaged Property, this Agreement and the transactions contemplated herein; (i) any other circumstances whatsoever in making or failing to make payment under any Credit Enhancement Instrument; (j) the misfeasance or malfeasance of, or theft committed by any director, officer, employee, partner or agent of any Borrower; (k) the violation by Borrower of any federal or state laws, rules or regulations relating to the maximum amount of interest permitted to be received on account of the loan of money; (l) representations or warranties of Borrower contained in this Agreement, any Borrower Document or in any certificate furnished or delivered to Lender, Fannie Mae or Loan Servicer shall have been proved false when made; (m) any and all claims by any other Person in connection with such Person having an interest in any Mortgaged Property, other than with respect to a Permitted Lien; (n) the breach beyond any applicable grace period (if any) by Borrower or Guarantor of its obligations (if any) under any of the Borrower Documents; (o) the breach beyond any applicable cure period by any Borrower or Guarantor of any of its representations or warranties (if any) contained in this Agreement, any Borrower Document or in any certificate furnished or delivered to the Loan Servicer or Fannie Mae; and (p) all reasonable out-of-pocket costs, counsel fees, expenses or liabilities incurred in connection with any such claim or proceeding referred to in clause (a) through (m) above; provided, however, that the foregoing indemnification shall not be effective to the extent such damages are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of the indemnified party. Neither Fannie Mae nor the Loan Servicer shall have any liability to any Borrower or to any other person as a result of any reduction of the credit rating of the Bonds or any deterioration of Fannie Mae’s financial condition, nor shall any such reduction or deterioration reduce or diminish in any respect any Borrower’s obligations under this Agreement. In the event that any action or proceeding is brought against any indemnified party with respect to which indemnity may be sought hereunder, Borrower, upon written notice from the indemnified party to the Borrow Agent, shall assume the investigation and defense thereof, including the employment of counsel reasonably selected by Borrower Agent, but acceptable to the indemnified party, and shall assume the payment of all expenses related thereto, with full power to litigate, compromise or settle the same in its sole discretion, provided that such indemnified party shall have the right to review and approve or disapprove any such compromise or settlement.

Each indemnified party shall have the right, if such indemnified party shall reasonably conclude in good faith that a conflict of interest exists, to employ separate counsel in any such action or proceeding and participate in the investigation and defense thereof, and Borrower shall pay the reasonable fees and expenses of such separate counsel. In the event that an indemnified party does not conclude that a conflict of interest exists and yet such party prefers to employ separate counsel in such action or proceeding, it may do so at its own cost and expense. If separate counsel are so employed as described above, Borrower and any such indemnified party agree to cooperate as may reasonably be required in order to ensure the proper and adequate defense of any such action, suit or proceeding, including, but not limited to, making available to each other, and their counsel and accountants, all books and records relating to such action, suit or proceeding. If any such counsel reasonably determines that the rendering of such assistance will adversely affect the defense or interests of its client or is otherwise prohibited by law or contract, such counsel shall not be required to comply with the terms of the immediately preceding sentence.

Notwithstanding any Transfer of any Mortgaged Property to another owner, Borrower shall remain obligated to indemnify each indemnified party pursuant to this Section with respect to acts occurring prior to the date of transfer of legal title to such Mortgaged Property (irrespective of when a claim is actually made).

Section 14A.02. Survival.

The indemnity provisions of this Article shall remain operative and in full force and effect and shall survive the termination of this Agreement, the consummation of the transactions contemplated hereby, foreclosure of any Security Instrument or Bond Mortgage or other disposition of any Mortgaged Property, the repayment of any Advances, the invalidity or unenforceability of any term or provision of this Agreement or any Borrower Document, or any investigation made by or on behalf of Fannie Mae to the fullest extent permitted by law. All amounts due under this Article shall be payable within 30 days after delivery of written notice from the Fannie Mae, Lender or Loan Servicer to the Borrowing Agent unless judicial order requires that any such payments must be made on an earlier date in which case payment shall be made by such date on written demand therefor.

Section 14A.03. Liability of Borrower.

The obligation of Borrower to repay each Advance and Bond Loan and to make any and all payments to Fannie Mae, Lender and Loan Servicer required by this Agreement shall not be subject to diminution by set-off, recoupment, counterclaim (other than mandatory counterclaims), abatement or otherwise. Until the later of the date on which (i) all the Bonds have been fully paid (or provision made therefor as a legal defeasance) in accordance with the Resolutions or Indentures, (ii) each Credit Enhancement Instrument has been terminated in accordance with its terms, and (iii) all amounts due and owing Fannie Mae under this Agreement (and longer if required by the terms of this Agreement or any Bond Mortgage Loan Document) have been paid, Borrower (a) shall continue to have the obligation to repay each Advance and Bond Loan as aforesaid, and (b) shall perform and observe all of its other obligations contained in this Agreement, the Borrower Documents and all other documents contemplated hereby or thereby.

The obligations of Borrower under this Agreement shall be absolute, unconditional and irrevocable and shall be paid and performed strictly in accordance with the terms of this Agreement under all circumstances whatsoever, including, without limitation, the following circumstances: (a) any invalidity or unenforceability of any of the Borrower Documents or any other agreement or instrument related to the Borrower Documents; (b) any amendment or waiver of, or any consent to or departure from, the terms of any Credit Enhancement Instrument, any of the other Borrower Documents, or any other agreement or instrument related to the Borrower Documents, any extensions of time or other modifications of the terms and conditions for any act to be performed in connection with such Credit Enhancement Instrument; (c) the existence of any claim, set-off, defense or other right which any Borrower may have at any time against Fannie Mae, Lender, the Loan Servicer, any Issuer, any Trustee, any Tender Agent, the Remarketing Agent, any Guarantor or any other Person, whether in connection with this Agreement, any of the other Borrower Documents, any Mortgaged Property, or any unrelated transaction; (d) the surrender or impairment of any security for the performance or observance of any of the agreements or terms of this Agreement or the other Borrower Documents; (e) defect in title to any Mortgaged Property, any acts or circumstances that may constitute failure of consideration, destruction of, damage to or condemnation of any Mortgaged Property, commercial frustration of purpose, or any change in the tax or other laws of the United States of America or of any State or any political subdivision of either, (f) the breach (other than a willful breach) by Fannie Mae, Lender, the Loan Servicer, any Issuer, any Trustee, any Tender Agent, the Remarketing Agent, any Guarantor or any other Person of its obligations under any Borrower Document or (g) any other circumstance, happening or omission whatsoever.

Section 14A.04. Fannie Mae and Loan Servicer Not Liable.

Neither Fannie Mae, Lender, the Loan Servicer nor any of their respective officials, officers, directors, members, shareholders, agents, independent contractors or employees shall be responsible for or liable to any Borrower or any of its officials, officers, directors, shareholders, members, partners, affiliates, independent contractors or employees for (i) any act or omission of Fannie Mae, Lender, the Loan Servicer or any other Person made in good faith with respect to the validity, sufficiency, accuracy or genuineness of documents, or of any endorsement(s) thereon (except for documents and endorsements provided by Fannie Mae, Lender or the Loan Servicer, as applicable), even if such documents should in fact prove to be in any or all respects invalid, insufficient, fraudulent or forged; (ii) the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign any Credit Enhancement Instrument or the rights or benefits under such Credit Enhancement Instrument or proceeds under such Credit Enhancement Instrument, in whole or in part, that may prove to be invalid or ineffective for any reason; (iii) for failure of any Trustee to comply fully with all conditions required in order to effect any applicable Bond Advance; (iv) for errors, omissions, interruptions, losses or delays in transmission or delivery of any messages by mail, cable, telegraph, telex, telephone or otherwise, in each instance related to the Mortgaged Property, this Agreement and the transactions contemplated herein; (v) for any loss or delay in the transmission or otherwise of any document or draft required in order to make any Bond Advance; and (vi) for any consequences arising from causes beyond the control of Fannie Mae, Lender or the Loan Servicer, as applicable. In furtherance and not in limitation of the foregoing, Fannie Mae, Lender or the Loan Servicer may accept documents that appear on their face to be valid and in order, without any responsibility for further investigation. None of the above shall affect, impair, or prevent the vesting of any rights or powers of Fannie Mae, Lender or the Loan Servicer under this Agreement.

In furtherance and extension and not in limitation of the specific provisions set forth above, any action taken or omitted by Fannie Mae, Lender or the Loan Servicer under or in connection with any Borrower Document or any related certificates or other documents, if taken or omitted in good faith and in accordance with the relevant Borrower Document, shall be binding upon Borrower, and the applicable Trustee, Issuer, Remarketing Agent and Tender Agent and shall not under any Credit Enhancement Instrument put Fannie Mae, Lender or the Loan Servicer under any resulting liability to any of them.

Section 14A.05. WAIVERS AND CONSENTS.

BORROWER AGREES TO BE BOUND BY THIS AGREEMENT AND, TO THE EXTENT PERMITTED BY LAW, (A) WAIVES AND RENOUNCES ANY AND ALL REDEMPTION AND EXEMPTION RIGHTS AND THE BENEFIT OF ALL VALUATION AND APPRAISAL PRIVILEGES AGAINST THE INDEBTEDNESS AND OBLIGATIONS EVIDENCED BY THIS AGREEMENT AND THE OTHER BORROWER DOCUMENTS OR BY ANY EXTENSION OR RENEWAL OF THIS AGREEMENT AND THE OTHER BORROWER DOCUMENTS; (B) WAIVES PRESENTMENT AND DEMAND FOR PAYMENT, NOTICES OF NONPAYMENT AND OF DISHONOR, PROTEST OF DISHONOR AND NOTICE OF PROTEST; (C) WAIVES ALL NOTICES IN CONNECTION WITH THE DELIVERY AND ACCEPTANCE OF THIS AGREEMENT AND THE OTHER BORROWER DOCUMENTS AND ALL OTHER NOTICES IN CONNECTION WITH THE PERFORMANCE, DEFAULT OR ENFORCEMENT OF THE PAYMENT OF ANY OBLIGATIONS UNDER THIS AGREEMENT AND THE OTHER BORROWER DOCUMENTS EXCEPT AS REQUIRED BY THIS AGREEMENT OR THE OTHER BORROWER DOCUMENTS; (D) AGREES THAT ITS LIABILITIES UNDER THIS AGREEMENT AND THE OTHER BORROWER DOCUMENTS SHALL NOT BE CONDITIONED ON THE LIABILITY OF ANY OTHER PERSON AND (E) AGREES THAT ANY CONSENT, WAIVER OR FORBEARANCE UNDER THIS AGREEMENT AND THE OTHER BORROWER DOCUMENTS WITH RESPECT TO AN EVENT SHALL OPERATE ONLY FOR SUCH EVENT AND NOT FOR ANY SUBSEQUENT EVENT.

Section 14A.06. WAIVER OF CLAIMS.

IN ORDER TO INDUCE LENDER TO EXECUTE AND DELIVER THE AGREEMENT, EACH BORROWER HEREBY REPRESENTS AND WARRANTS THAT IT HAS NO CLAIMS, SET-OFFS OR DEFENSES AS OF THE CLOSING DATE IN CONNECTION WITH THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT OR IN CONNECTION WITH ANY OF THE OTHER BORROWER DOCUMENTS. TO THE EXTENT ANY SUCH CLAIMS, SET-OFFS OR DEFENSES MAY EXIST, WHETHER KNOWN OR UNKNOWN, THEY ARE EACH HEREBY WAIVED AND RELINQUISHED IN THEIR ENTIRETY.

Section 14A.07. Subrogation.

The Borrower acknowledges that, to the extent of any payment made by Fannie Mae pursuant to any Credit Enhancement Instrument, Fannie Mae is to be fully subrogated to the extent of such payment and any additional interest due on any late payment, to the rights of the Bondholders to any moneys paid or payable under the applicable Bonds and Bond Loans and all security therefor under the applicable Indenture. Borrower agrees to such subrogation and further agrees to execute such instruments and to take such actions as, in the judgment of Fannie Mae, are necessary to evidence such subrogation and to perfect the rights of Fannie Mae to the extent necessary to provide reimbursement hereunder.

ARTICLE 15

MISCELLANEOUS PROVISIONS

Section 15.01. Counterparts.

To facilitate execution, this Agreement may be executed in any number of counterparts. It shall not be necessary that the signatures of, or on behalf of, each party, or that the signatures of all persons required to bind any party, appear on each counterpart, but it shall be sufficient that the signature of, or on behalf of, each party, appear on one (1) or more counterparts. All counterparts shall collectively constitute a single agreement. It shall not be necessary in making proof of this Agreement to produce or account for more than the number of counterparts containing the respective signatures of, or on behalf of, all of the parties hereto.

Section 15.02. Amendments, Changes and Modifications.

This Agreement may be amended, changed, modified, altered or terminated only by written instrument or written instruments signed by all of the parties hereto.

Section 15.03. Payment of Costs, Fees and Expenses.

Borrower shall pay, on demand, all reasonable third party out-of-pocket fees, costs, charges or expenses (including the reasonable fees and expenses of attorneys, accountants and other experts) incurred by Lender in connection with:

(a) Any amendment, consent or waiver to this Agreement or any of the Borrower Documents (whether or not any such amendments, consents or waivers are entered into).

(b) Defending or participating in any litigation arising from actions by third parties and brought against or involving Lender with respect to (i) any Mortgaged Property, (ii) any event, act, condition or circumstance in connection with any Mortgaged Property or (iii) the relationship between Lender and Borrower and Guarantor in connection with this Agreement or any of the transactions contemplated by this Agreement.

(c) The administration or enforcement of, or preservation of rights or remedies under, this Agreement or any other Borrower Documents or in connection with the foreclosure upon, sale of or other disposition of any Collateral granted pursuant to the Borrower Documents.

(d) Any disclosure documents, including the reasonable fees and expenses of Lender’s attorneys and accountants.

Borrower shall also pay, on demand, any transfer taxes, documentary taxes, assessments or charges made by any governmental authority by reason of the execution, delivery, filing, recordation, performance or enforcement of any of the Borrower Documents or the Advances. However, Borrower will not be obligated to pay any franchise, excise, estate, inheritance, income, excess profits or similar tax on Lender. Any attorneys’ fees and expenses payable by Borrower pursuant to this Section shall be recoverable separately from and in addition to any other amount included in such judgment, and such obligation is intended to be severable from the other provisions of this Agreement and to survive and not be merged into any such judgment. Any amounts payable by Borrower pursuant to this Section, with interest thereon if not paid when due, shall become additional indebtedness of Borrower secured by the Borrower Documents. Such amounts shall bear interest from the date such amounts are due until paid in full at the weighted average, as determined by Lender, of the interest rates in effect from time to time for each Advance unless collection from Borrower of interest at such rate would be contrary to Applicable Law, in which event such amounts shall bear interest at the highest rate which may be collected from Borrower under Applicable Law. The provisions of this Section are cumulative with, and do not exclude the application and benefit to Lender of, any provision of any other Borrower Document relating to any of the matters covered by this Section.

Section 15.04. Payment Procedure.

All payments to be made to Lender pursuant to this Agreement or any of the Borrower Documents shall be made in lawful currency of the United States of America and in immediately available funds by wire transfer to an account designated by Lender before 1:00 p.m. (Eastern Standard Time) on the date when due.

Section 15.05. Payments on Business Days.

In any case in which the date of payment to Lender or the expiration of any time period hereunder occurs on a day which is not a Business Day, then such payment or expiration of such time period need not occur on such date but may be made on the next succeeding Business Day with the same force and effect as if made on the day of maturity or expiration of such period, except that interest shall continue to accrue for the period after such date to the next Business Day.

Section 15.06. Choice of Law; Consent to Jurisdiction; Waiver of Jury Trial.

NOTWITHSTANDING ANYTHING IN THE NOTES, THE SECURITY DOCUMENTS OR ANY OF THE OTHER BORROWER DOCUMENTS TO THE CONTRARY, EACH OF THE TERMS AND PROVISIONS, AND RIGHTS AND OBLIGATIONS OF BORROWER UNDER THIS AGREEMENT AND THE NOTES, GUARANTOR UNDER THE GUARANTY, AND BORROWER AND GUARANTOR UNDER THE OTHER BORROWER DOCUMENTS, SHALL BE GOVERNED BY, INTERPRETED, CONSTRUED AND ENFORCED PURSUANT TO AND IN ACCORDANCE WITH THE LAWS OF THE DISTRICT OF COLUMBIA (EXCLUDING THE LAW APPLICABLE TO CONFLICTS OR CHOICE OF LAW) EXCEPT TO THE EXTENT OF PROCEDURAL AND SUBSTANTIVE MATTERS RELATING ONLY TO (i) THE CREATION, PERFECTION AND FORECLOSURE OF LIENS AND SECURITY INTERESTS, AND ENFORCEMENT OF THE RIGHTS AND REMEDIES, AGAINST THE MORTGAGED PROPERTIES, WHICH MATTERS SHALL BE GOVERNED BY THE LAWS OF THE JURISDICTION IN WHICH THE MORTGAGED PROPERTY IS LOCATED, (ii) THE PERFECTION, THE EFFECT OF PERFECTION AND NON-PERFECTION AND FORECLOSURE OF SECURITY INTERESTS ON PERSONAL PROPERTY (OTHER THAN DEPOSIT ACCOUNTS), WHICH MATTERS SHALL BE GOVERNED BY THE LAWS OF THE JURISDICTION DETERMINED BY THE CHOICE OF LAW PROVISIONS OF THE UNIFORM COMMERCIAL CODE IN EFFECT FOR THE JURISDICTION IN WHICH THE MORTGAGED PROPERTY IS LOCATED AND (iii) THE PERFECTION, THE EFFECT OF PERFECTION AND NON-PERFECTION AND FORECLOSURE OF DEPOSIT ACCOUNTS, WHICH MATTERS SHALL BE GOVERNED BY THE LAWS OF THE JURISDICTION IN WHICH THE DEPOSIT ACCOUNT IS LOCATED. BORROWER AND GUARANTOR AGREE THAT ANY CONTROVERSY ARISING UNDER OR IN RELATION TO THE NOTES, THE SECURITY DOCUMENTS (OTHER THAN THE SECURITY INSTRUMENTS) OR ANY OTHER BORROWER DOCUMENT SHALL BE, EXCEPT AS OTHERWISE PROVIDED HEREIN, LITIGATED IN DISTRICT OF COLUMBIA. THE LOCAL AND FEDERAL COURTS AND AUTHORITIES WITH JURISDICTION IN DISTRICT OF COLUMBIA SHALL, EXCEPT AS OTHERWISE PROVIDED HEREIN, HAVE JURISDICTION OVER ALL CONTROVERSIES WHICH MAY ARISE UNDER OR IN RELATION TO THE BORROWER DOCUMENTS, INCLUDING THOSE CONTROVERSIES RELATING TO THE EXECUTION, JURISDICTION, BREACH, ENFORCEMENT OR COMPLIANCE WITH THE NOTES, THE SECURITY DOCUMENTS (OTHER THAN THE SECURITY INSTRUMENTS) OR ANY OTHER ISSUE ARISING UNDER, RELATING TO, OR IN CONNECTION WITH ANY OF THE BORROWER DOCUMENTS. EACH OF BORROWER AND GUARANTOR IRREVOCABLY CONSENTS TO SERVICE, JURISDICTION, AND VENUE OF SUCH COURTS FOR ANY LITIGATION ARISING FROM THE NOTES, THE SECURITY DOCUMENTS OR ANY OF THE OTHER BORROWER DOCUMENTS, AND WAIVES ANY OTHER VENUE TO WHICH IT MIGHT BE ENTITLED BY VIRTUE OF DOMICILE, HABITUAL RESIDENCE OR OTHERWISE. NOTHING CONTAINED HEREIN, HOWEVER, SHALL PREVENT LENDER FROM BRINGING ANY SUIT, ACTION OR PROCEEDING OR EXERCISING ANY RIGHTS AGAINST EITHER OR BOTH OF BORROWER AND GUARANTOR AND AGAINST THE COLLATERAL IN ANY OTHER JURISDICTION. INITIATING SUCH SUIT, ACTION OR PROCEEDING OR TAKING SUCH ACTION IN ANY OTHER JURISDICTION SHALL IN NO EVENT CONSTITUTE A WAIVER OF THE AGREEMENT CONTAINED HEREIN THAT THE LAWS OF DISTRICT OF COLUMBIA SHALL GOVERN THE RIGHTS AND OBLIGATIONS OF EACH OF BORROWER AND GUARANTOR AND LENDER AS PROVIDED HEREIN OR THE SUBMISSION HEREIN BY EACH OF BORROWER AND GUARANTOR TO PERSONAL JURISDICTION WITHIN THE DISTRICT OF COLUMBIA. BORROWER AND GUARANTOR (I) COVENANT AND AGREE NOT TO ELECT A TRIAL BY JURY WITH RESPECT TO ANY ISSUE ARISING UNDER ANY OF THE BORROWER DOCUMENTS TRIABLE BY A JURY AND (II) WAIVE ANY RIGHT TO TRIAL BY JURY TO THE EXTENT THAT ANY SUCH RIGHT SHALL NOW OR HEREAFTER EXIST. THIS WAIVER IS INTENDED TO ENCOMPASS INDIVIDUALLY EACH INSTANCE AND EACH ISSUE AS TO WHICH THE RIGHT TO A JURY TRIAL WOULD OTHERWISE ACCRUE. FURTHER, EACH OF BORROWER AND GUARANTOR HEREBY CERTIFIES THAT NO REPRESENTATIVE OR AGENT OF LENDER (INCLUDING, BUT NOT LIMITED TO, LENDER’S COUNSEL) HAS REPRESENTED, EXPRESSLY OR OTHERWISE, TO BORROWER AND/OR GUARANTOR THAT LENDER WILL NOT SEEK TO ENFORCE THE PROVISIONS OF THIS SECTION. THE FOREGOING PROVISIONS WERE KNOWINGLY, WILLINGLY AND VOLUNTARILY AGREED TO BY BORROWER AND GUARANTOR UPON CONSULTATION WITH INDEPENDENT LEGAL COUNSEL SELECTED BY BORROWER’S AND GUARANTOR’S FREE WILL.

Section 15.07. Severability.

In the event any provision of this Agreement or in any other Borrower Document shall be held invalid, illegal or unenforceable in any jurisdiction, such provision will be severable from the remainder hereof as to such jurisdiction and the validity, legality and enforceability of the remaining provisions will not in any way be affected or impaired in any jurisdiction.

Section 15.08. Notices.

(a) Manner of Giving Notice. Each notice, direction, certificate or other communication hereunder (in this Section referred to collectively as “notices” and singly as a “notice”) which any party is required or permitted to give to the other party pursuant to this Agreement shall be in writing and shall be deemed to have been duly and sufficiently given if:

(i) personally delivered with proof of delivery thereof (any notice so delivered shall be deemed to have been received at the time so delivered);

(ii) sent by Federal Express (or other similar reputable overnight courier) designating morning delivery (any notice so delivered shall be deemed to have been received on the Business Day it is delivered by the courier);

(iii) sent by telecopier or facsimile machine which automatically generates a transmission report that states the date and time of the transmission, the length of the document transmitted, and the telephone number of the recipient’s telecopier or facsimile machine (to be confirmed with a copy thereof sent in accordance with paragraphs (i) or (ii) above within two Business Days) (any notice so delivered shall be deemed to have been received (1) on the date of transmission, if so transmitted before 5:00 p.m. (local time of the recipient) on a Business Day, or (2) on the next Business Day, if so transmitted on or after 5:00 p.m. (local time of the recipient) on a Business Day or if transmitted on a day other than a Business Day);

addressed to the parties as follows:

As to Borrower:	c/o America First Apartment Investors, Inc.

101 East 52nd Street, 25th Floor

	New York, NY 10022 Attention: Telecopy:	James Egan (212) 935-8765

with a copy to: 951 East Byrd Street Richmond, Virginia 23219	Hunton & Williams LLP Attention: Telecopy:	Andrew J. Tapscott, Esq. (804) 788-8218

As to Borrower

Agent:	America First Apartment Investors, Inc.

101 East 52nd Street, 25th Floor

	New York, NY 10022 Attention: Telecopy:	James Egan (212) 935-8765

with a copy to: 951 East Byrd Street Richmond, Virginia 23219	Hunton & Williams LLP Attention: Telecopy:	Andrew J. Tapscott, Esq. (804) 788-8218

As to Lender:	Wells Fargo Bank, N.A. 2010 Corporate Ridge, Suite 1000 McLean, Virginia 22102 Attention: Telecopy:	Loan Servicing (703) 847-4750

with a copy to:	Troutman Sanders LLP 1001 Haxall Point Richmond, Virginia 23219 Attention: Telecopy:	Mark Shiembob (804) 698-6004

As to Fannie Mae:	Fannie Mae

3900 Wisconsin Avenue, N.W.
Washington, D.C. 20016-2899
Attention:	Vice President for

Multifamily Asset Management

Telecopy No.: (301) 280-2064

with a copy to: 1675 Broadway New York, NY 10019 Attention: Telecopy No.:	Arent Fox PLLC David L. Dubrow, Esq. (212) 484-3990

(b) Change of Notice Address. Any party may, by notice given pursuant to this Section, change the person or persons and/or address or addresses, or designate an additional person or persons or an additional address or addresses, for its notices, but notice of a change of address shall only be effective upon receipt. Each party agrees that it shall not refuse or reject delivery of any notice given hereunder, that it shall acknowledge, in writing, receipt of the same upon request by the other party and that any notice rejected or refused by it shall be deemed for all purposes of this Agreement to have been received by the rejecting party on the date so refused or rejected, as conclusively established by the records of the U.S. Postal Service, the courier service or facsimile.

(c) No Waiver of Notice. Guarantor’s waiver of notice set forth in Section 5(k) of the Guaranty shall not be construed to be a waiver by Borrower Agent of such notices that are expressly required to be provided to the Borrower Agent, as borrower agent, pursuant to this Agreement or the other Borrower Documents.

Section 15.09. Further Assurances and Corrective Instruments.

(a) Further Assurances. To the extent permitted by law, the parties hereto agree that they shall, from time to time, execute, acknowledge and deliver, or cause to be executed, acknowledged and delivered, such supplements hereto and such further instruments as Lender or Borrower may reasonably request and as may be required in the opinion of Lender or its counsel to effectuate the intention of or facilitate the performance of this Agreement or any Borrower Document.

(b) Further Documentation. Without limiting the generality of subsection (a), in the event any further documentation or information is reasonably required by Lender to correct patent mistakes in the Borrower Documents, materials relating to the Title Insurance Policies or the funding of the Advances, Borrower shall provide, or cause to be provided to Lender, at their cost and expense, such documentation or information. Borrower shall execute and deliver to Lender such documentation, including any amendments, corrections, deletions or additions to the Notes, the Security Instruments or the other Borrower Documents as is reasonably required by Lender.

(c) Compliance with Investor Requirements. Without limiting the generality of subsection (a), Borrower shall do anything necessary to comply with the reasonable requirements of Lender to enable Lender to sell the MBS backed by an Advance.

Section 15.10. Term of this Agreement.

This Agreement shall continue in effect until the Termination Date.

Section 15.11.	Assignments; Third Party Rights.

No Borrower shall assign this Agreement, or delegate any of its obligations hereunder, without the prior written consent of Lender. Lender may assign its rights and obligations under this Agreement separately or together, without Borrower’s consent, only to Fannie Mae or other entity if such assignment is made with the intent that such entity will further assign such rights and obligations to Fannie Mae, but may not delegate its obligations under this Agreement unless it first receives Fannie Mae’s written approval.

Section 15.12. Headings.

Article and Section headings used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.

Section 15.13. General Interpretive Principles.

For purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires, (i) the terms defined in Appendix I and elsewhere in this Agreement have the meanings assigned to them in this Agreement and include the plural as well as the singular, and the use of any gender herein shall be deemed to include the other genders; (ii) accounting terms not otherwise defined herein have the meanings assigned to them in accordance with GAAP; (iii) references herein to “Articles,” “Sections,” “subsections,” “paragraphs” and other subdivisions without reference to a document are to designated Articles, Sections, subsections, paragraphs and other subdivisions of this Agreement; (iv) a reference to a subsection without further reference to a Section is a reference to such subsection as contained in the same Section in which the reference appears, and this rule shall also apply to paragraphs and other subdivisions; (v) a reference to an Exhibit or a Schedule without a further reference to the document to which the Exhibit or Schedule is attached is a reference to an Exhibit or Schedule to this Agreement; (vi) the words “herein,” “hereof,” “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular provision; and (vii) the word “including” means “including, but not limited to.”

Section 15.14. Interpretation.

The parties hereto acknowledge that each party and their respective counsel have participated in the drafting and revision of this Agreement and the Borrower Documents. Accordingly, the parties agree that any rule of construction that disfavors the drafting party shall not apply in the interpretation of this Agreement and the Borrower Documents or any amendment or supplement or exhibit hereto or thereto.

Section 15.15. Standards for Decisions, Etc.

Unless otherwise provided herein, if Lender’s approval is required for any matter hereunder, such approval may be granted or withheld in Lender’s sole and absolute discretion. Unless otherwise provided herein, if Lender’s designation, determination, selection, estimate, action or decision is required, permitted or contemplated hereunder, such designation, determination, selection, estimate, action or decision shall be made in Lender’s sole and absolute discretion.

Section 15.16. Decisions in Writing.

Any approval, designation, determination, selection, action or decision of Lender or Borrower must be in writing to be effective.

Section 15.17. Requests.

Borrower may submit up to a total of twelve (12) Requests (other than Requests for Rollover Advances) per Calendar Year; provided that Borrower shall not submit more than one (1) Request in any month, and provided further that any Requests initiated in connection with another Request shall be treated, together with such other Request, as one total Request.

Section 15.18. Conflict between Agreements.

Any terms and conditions contained in this Agreement that may also be contained in the Bond Mortgage Loan Documents or the Bond Documents are not, to the extent reasonably practicable, to be construed to be in conflict with each other but rather to be construed as duplicative, confirming, additional, or cumulative provisions. To the extent that, in the interpretation of this Agreement, any ultimate conflict between the terms and conditions of this Agreement and those set forth in the Bond Documents or the Bond Mortgage Loan Documents is determined to exist, the terms and conditions of this Agreement are to control.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

(Signatures appear on following pages)

ARBORS OF DUBLIN APARTMENTS LIMITED PARTNERSHIP, an Ohio limited partnership

By: Arbors of Dublin Apartments GP Corp., an Ohio corporation, its General Partner

By:		/s/ James Egan

	Name:	James Egan

	Title:	VP

BRENTWOOD OAKS APARTMENTS, L.P., a Tennessee limited partnership

By: Brentwood Oaks Operating Company, a Tennessee corporation, its General Partner

By:		/s/ James Egan

	Name:	James Egan

	Title:	VP

GREENHOUSE HOLDING, L.L.C., a Nebraska limited liability company

By:		/s/ James Egan

	Name:	James Egan

	Title:	VP

MORGANTON PLACE APARTMENTS LLC, a North Carolina limited liability company

By:		/s/ James Egan

	Name:	James Egan

	Title:	VP

VILLAGE AT CLIFFDALE APARTMENTS LLC, a North Carolina limited liability company

By:		/s/ James Egan

	Name:	James Egan

	Title:	VP

WOODBERRY ASHEVILLE APARTMENTS LLC, a North Carolina limited liability company

By:		/s/ James Egan

	Name:	James Egan

	Title:	VP

LENDER:

WELLS FARGO BANK, N.A., a national banking association

By:	____/s/ Edward D. Hussey_________

	Name:	Edward D. Hussey

Title: _Senior Vice President

FANNIE MAE:

FANNIE MAE

By:	______ /s/ Gerald P. LaHaie __

	Name:	Gerald P. LaHaie

	Title:	Vice President

BORROWER AGENT:

AMERICA FIRST APARTMENT INVESTORS, INC., a Maryland corporation

By:	_____/s/ James Egan__________________

	Name:	James Egan

	Title:	Senior Vice President

APPENDIX I

DEFINITIONS

For all purposes of the Agreement, the following terms shall have the respective meanings set forth below:

“Acquiring Person” means a “person” or “group of persons” within the meaning of Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended.

“Activity Fee” shall have the meaning given that term in Section 10.04(b) of this Agreement.

“Actual Debt Service” means, with respect to a Bond Property at any time, the scheduled debt service due on the applicable Bond Loan for the applicable period, assuming that the scheduled debt service due on the Bond Loan is equal to interest at the actual interest rate paid on such Bond Loan for the applicable period plus the Fee Component plus principal payments and all payments required to be made to the Principal Reserve Fund or on account of sinking fund payments.

“Actual Debt Service Coverage Ratio” means, with respect to a Bond Property, the ratio of Net Operating Income for the applicable period to the Actual Debt Service for such period.

“Addition Fee” means, with respect to an Additional Mortgaged Property added to the Collateral Pool in accordance with Section 3.02, the product of

(i) 60 basis points, multiplied by

(ii) the Allocable Facility Amount of the Additional Mortgaged Property, as determined by Lender.

“Addition Loan Documents” means the Security Instruments covering an Additional Mortgaged Property and any other documents, instruments or certificates reasonably required by Lender in form and substance satisfactory to Lender and Borrower in connection with the addition of the Additional Mortgaged Property to the Collateral Pool pursuant to Article 3.

“Addition Request” means a written request, substantially in the form of Exhibit M to the Agreement, to add Additional Mortgaged Properties to the Collateral Pool as set forth in Section 3.02(a).

“Additional Borrower” means the owner of an Additional Mortgaged Property, which entity has been approved by Lender and becomes a Borrower under the Agreement and the applicable Borrower Documents.

“Additional Collateral” shall have the meaning given that term in Section 6.12.

“Additional Collateral Due Diligence Fees” means the due diligence fees paid by Borrower to Lender with respect to each Additional Mortgaged Property, as set forth in Section 10.04(b).

“Additional Credit Enhancement Instrument” means a Credit Enhancement Instrument issued and delivered by Fannie Mae after the Initial Closing Date in connection with an Additional Bond Property.

“Additional Mortgaged Property” means each Multifamily Residential Property owned by Borrower or an Additional Borrower (either in fee simple or as tenant under a ground lease meeting all of Lender’s requirements for similar loans anticipated to be sold to Fannie Mae) and added to the Collateral Pool after the Initial Closing Date pursuant to Article 3.

“Advance” means a Variable Advance (including a Rollover Variable Advance) or a Fixed Advance.

“Advance Amount” means the lesser of (a) the amount that would result in an Aggregate Loan to Value Ratio of 75%, or (b) the amount that would result in (i) an Aggregate Debt Service Coverage Ratio of 1.00:1.0 for the portion of the Commitment that will be the Variable Facility Commitment (using a prorated portion of the Net Operating Income and using the Facility Debt Service for only the Variable Facility Commitment in making such determination of Aggregate Debt Service Coverage Ratio), provided that such amount shall not exceed 103% of the amount that would result using the calculation set forth in (ii) below, (ii) an Aggregate Debt Service Coverage Ratio of 1.20:1.0 for the portion of the Commitment that will be the Fixed Facility Commitment (using a prorated portion of the Net Operating Income and using the Facility Debt Service for only the Fixed Facility Commitment in making such determination of Debt Service Coverage Ratio) and (iii) an Aggregate Debt Service Coverage Ratio of 1.20:1.0 for the portion of the Commitment that will be the Variable Credit Enhancement Facility Commitment (using a prorated portion of the Net Operating Income and using the Facility Debt Service for only the Variable Credit Enhancement Facility Commitment in making such determination of Debt Service Coverage Ratio).

“Advance Confirmation Instrument” means the written instrument, substantially in the form of Exhibit K to the Agreement, issued by Borrower to Lender confirming Borrower’s obligation to repay Variable Advances pursuant to Section 2.02.

“Advance Request” means a written request, substantially in the form of Exhibit L to the Agreement, for an Advance made pursuant to Section 2.04.

“Affiliate” means, as applied to any Person, any other Person directly or indirectly controlling, controlled by, or under common control with, that Person. For the purposes of this definition, “control” (including with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management (other than property management) and policies of that Person, whether through the ownership of voting securities, partnership interests or by contract or otherwise.

“Aggregate Debt Service Coverage Ratio” means, for any specified date, the ratio (expressed as a percentage) of—

(a) the aggregate of the Net Operating Income for the Mortgaged Properties

to

(b) the Facility Debt Service on the specified date.

“Aggregate Loan to Value Ratio” means, for any specified date, the ratio (expressed as a percentage) of—

(a) the Advances Outstanding on the specified date,

to

(b) the aggregate of the Valuations most recently obtained prior to the specified date for all of the Mortgaged Properties.

“Agreement” means the Master Credit Facility and Reimbursement Agreement, as it may be amended, supplemented or otherwise modified from time to time, including all Recitals and Exhibits to the Agreement, each of which is hereby incorporated into the Agreement by this reference.

“Alterations” shall have the meaning set forth in Section 8.09 of the Agreement.

“Alternate Security” shall have the meaning given that term in each Resolution or Indenture.

“Alternate Security Provider” means the provider of an Alternate Security.

“Allocable Facility Amount” means the portion of the Credit Facility allocated to a particular Mortgaged Property by Lender in accordance with the Agreement. The Allocable Facility Amounts for each of the Initial Mortgaged Properties are set forth on Exhibit A to the Agreement.

“Amortization Period” means a period of 30 years.

“Applicable Law” means (a) all applicable provisions of all constitutions, statutes, rules, regulations and orders of all governmental bodies, all Governmental Approvals and all orders, judgments and decrees of all courts and arbitrators, (b) all zoning, building, environmental and other laws, ordinances, rules, regulations and restrictions of any Governmental Authority affecting the ownership, management, use, operation, maintenance or repair of any Mortgaged Property, including the Americans with Disabilities Act (if applicable), the Fair Housing Amendment Act of 1988 and Hazardous Materials Laws (as defined in the Security Instrument), (c) any building permits or any conditions, easements, rights-of-way, covenants, restrictions of record or any recorded or unrecorded agreement affecting or concerning any Mortgaged Property including planned development permits, condominium declarations, and reciprocal easement and regulatory agreements with any Governmental Authority, (d) all laws, ordinances, rules and regulations, whether in the form of rent control, rent stabilization or otherwise, that limit or impose conditions on the amount of rent that may be collected from the units of any Mortgaged Property, and (e) requirements of insurance companies or similar organizations, affecting the operation or use of any Mortgaged Property or the consummation of the transactions to be effected by the Agreement or any of the other Borrower Documents.

“Appraisal” means an appraisal of Multifamily Residential Property conforming to the requirements of Lender for similar loans anticipated to be sold to Fannie Mae and accepted by Lender.

“Appraised Value” means the value set forth in an Appraisal.

“Assignment” means, with respect to an issue of Bonds, the Assignment and Agreement or Assignment and Intercreditor Agreement, by the Issuer for the benefit of Fannie Mae and the related Trustee, as their interests may appear, and acknowledged, accepted and agreed to by Borrower.

“Assignment and Subordination of Management Agreement” means an Assignment and Subordination of Management Agreement required by Lender and satisfying Lender’s requirements, as the same may be amended, modified or supplemented from time to time.

“Assignment of Leases and Rents” means an Assignment of Leases and Rents, required by Lender and satisfying Lender’s requirements, as the same may be amended, modified or supplemented from time to time.

“Bankruptcy Code” means Title 11 of the United States Code entitled “Bankruptcy” as now and hereafter in effect, or any successor statute.

“BMA Interest Rate Cap” has the meaning set forth in Section 2A.11.

“Bond Advance” means the advance of funds by Fannie Mae to any Trustee pursuant to a Credit Enhancement Instrument.

“Bond Documents” means with respect to each issue of Bonds, the Bonds, the Indenture, the Financing Agreement, the Regulatory Agreement (and any other agreement relating to rental restrictions on applicable Mortgaged Property), the Credit Enhancement Instrument, the Pledge Agreement, the Tax Certificate, the Remarketing Agreement, the Bond Purchase Agreement, any Tender Agent Agreement, in each instance relating to such Bonds, this Agreement and all other documents, instruments and agreements executed and delivered in connection with the issuance, sale, delivery and/or remarketing of such Bonds, as each such agreement or instrument may be amended, modified, supplemented or restated from time to time.

“Bond Loan” means the loan of the proceeds of Bonds as set forth in the Bond Documents.

“Bond Mortgage” means the first priority security instrument on each Bond Property securing the obligations of Borrower under and with respect to the related Bond Note and the related Bond Loan and, in the case of the Brentwood Oaks Bond Mortgage, the related Credit Facility Documents (as defined in the Brentwood Oaks Reimbursement Agreement), and “Bond Mortgages” means every such Bond Mortgage, collectively.

“Bond Mortgage Loan Document” means with respect to a Bond Loan, the Bond Note, the Bond Mortgage, the Assignment, this Agreement (other than with respect to the Brentwood Oaks Bond Loan), the Brentwood Oaks Reimbursement Agreement (with respect to the Brentwood Oaks Bond Loan), the UCC fixture filings and UCC financing statements (in each case relating to such Bond Loan), the Ancillary Collateral Agreements, if any, and all other documents evidencing, securing or otherwise relating to the Bond Loan, as each such document, agreement or instrument may be amended, supplemented, otherwise modified or amended and restated from time to time in accordance with its respective terms, excluding, however, the Financing Agreement.

“Bond Note” means the promissory note of the Borrower evidencing a Bond Loan.

“Bond Property” means a Mortgage Property that is financed with tax-exempt bonds. “Bond Properties” shall exclude each Release Property (which prior to release, as applicable, was a Bond Property), from and after the date of such release.

“Bond Purchase Agreement” means each Bond Purchase Agreement, between each Issuer, the Borrower and the Underwriter.

“Bondholder” shall have the meaning given that term in each Indenture.

“Bonds” means, with respect to a particular Bond Property, the multifamily revenue bonds issued pursuant to the related Indenture, proceeds of which have been or will be loaned to Borrower for the purpose of financing or refinancing such Bond Property, and with respect to which Fannie Mae has provided credit enhancement.

“Borrower” means individually and collectively, the Initial Borrower and any Additional Borrower becoming a party to the Agreement and any other Borrower Documents.

“Borrower Agent” means America First Apartment Investors, Inc., solely in its capacity as “Borrower Agent” under the Agreement.

“Borrower Documents” means the Bond Documents, the Bond Mortgage Loan Documents, the Conventional Loan Documents and the Security Documents to which Borrower is a party.

“Borrower Parties” means Borrower and Guarantor.

“Brentwood Oaks” has the meaning set forth in Recital E to the Agreement.

“Brentwood Oaks Borrower Documents” means the Borrower Documents (as defined in the Brentwood Oaks Reimbursement Agreement).

“Brentwood Oaks Reimbursement Agreement” means the Reimbursement Agreement dated as of August 1, 2001 between Brentwood Oaks Apartments L.P. and Fannie Mae, relating to the Initial Bonds, as the same may be amended, supplemented, otherwise modified or amended and restated from time to time in accordance with its terms.

“Brentwood Oaks Release Parcel” has the meaning set forth in Section 3.04A of the Agreement.

“Brentwood Oaks Release Request” has the meaning set forth in Section 3.04A of the Agreement.

“Brentwood Oaks Security Instrument” means the Security Instrument encumbering Brentwood Oaks.

“Business Day” means a day on which Fannie Mae is open for business.

“Calendar Quarter” means, with respect to any year, any of the following three month periods: (a) January-February-March; (b) April-May-June; (c) July-August-September; and (d) October-November-December.

“Calendar Year” means the 12-month period from the first day of January to and including the last day of December, and each 12-month period thereafter.

“Cap Rate” means, for each Mortgaged Property, a capitalization rate reasonably selected by Lender for use in determining the Valuations, as disclosed to Borrower from time to time. Bond Properties will be valued based on an adjusted capitalization rate reasonably selected by Lender and disclosed to Borrower.

“Cash Collateral Account” means the cash collateral account established pursuant to the Cash Collateral Agreement.

“Cash Collateral Agreement” means a cash collateral, security and custody agreement by and among Fannie Mae, Borrower and a collateral agent for Fannie Mae in the form attached as Exhibit U to the Agreement, as the same may be amended, modified or supplemented from time to time.

“Cash Equivalents” means

(a) securities issued or fully guaranteed or insured by the United States Government or any agency thereof and backed by the full faith and credit of the United States having maturities of not more than twelve (12) months from the date of acquisition.

(b) certificates of deposit, time deposits, demand deposits, eurodollar time deposits, repurchase agreements, reverse repurchase agreements, or bankers’ acceptances, having in each case a term of not more than twelve (12) months, issued by any commercial bank having membership in the FDIC, or by any U.S. commercial lender (or any branch or agency of a non-U.S. bank licensed to conduct business in the U.S.) having combined capital and surplus of not less than $100,000,000 whose short-term securities are rated at least A-1 by Standard & Poor’s Corporation or P-1 by Moody’s Investors Service, Inc.; and

(c) commercial paper of an issuer rated at least A-1 by Standard & Poor’s Corporation or P-1 by Moody’s Investors Service, Inc. and in either case having a term of not more than twelve (12) months.

“Cash Interest Rate” means a rate of interest, per annum, established by Fannie Mae for cash loans of similar characteristics then offered by Fannie Mae.

“Certificate of Borrower Parties” means the Certificate of Borrower Parties that the Borrower Parties must execute and deliver to Lender from time to time in accordance with the terms of this Agreement, the form of which certificate is attached as Exhibit S to the Agreement.

“Change of Control” means the earliest to occur of: (a) the date on which the Guarantor ceases for any reason whatsoever to (i) be either the sole general partner or managing member of any Borrower, or (ii) to own 100% of the sole general partner or managing member of Borrower, or (b) the date on which an Acquiring Person becomes (by acquisition, consolidation, merger or otherwise), directly or indirectly, the legal or beneficial owner of more than 25% of the total Voting Equity Capital (or of any other Securities or ownership interest) of any Borrower then outstanding, or (c) the replacement (other than solely by reason of retirement at age sixty-five or older, death or disability) of more than 50% (or such lesser percentage as is required for decision-making by the board of directors or an equivalent governing body) of the members of the board of directors (or an equivalent governing body) of the Guarantor over a one-year period from the directors who constituted such board of directors at the beginning of such period and such replacement shall not have been approved by a vote of at least a majority of the board of directors of the Guarantor then still in office who either were members of such board of directors at the beginning of such one-year period or whose election as members of the board of directors was previously so approved (it being understood and agreed that in the case of any entity governed by a trustee, board of managers, or other similar governing body, the foregoing clause (c) shall apply thereto by substituting such governing body and the members thereof for the board of directors and members thereof, respectively).

“Closing Date” means the Initial Closing Date and each date after the Initial Closing Date on which the funding or other transaction requested in a Request is required to take place.

“Collateral” means the Mortgaged Properties and other collateral from time to time or at any time encumbered by the Security Instruments, or any other property securing Borrower’s obligations under the Borrower Documents.

“Collateral Pool” means all of the Collateral.

“Commitment” means, at any time, the sum of the Fixed Facility Commitment, the Variable Facility Commitment, the Fixed Credit Enhancement Facility Commitment and the Variable Credit Enhancement Facility Commitment.

“Complete Fixed Facility Termination” shall have the meaning set forth in Section 5.02(a).

“Complete Variable Facility Termination” shall have the meaning set forth in Section 5.02(a).

“Compliance Certificate” means a certificate of Borrower substantially in the form of Exhibit F to the Agreement.

“Completion/Repair and Security Agreement” means a Completion/Repair and Security Agreement required by Lender and satisfying Lender’s requirements, as the same may be amended, modified or supplemented from time to time.

“Confirmation of Guaranty” means a confirmation of the Guaranty executed by Guarantor in connection with any Request after the Initial Closing, substantially in the form of Exhibit E to the Agreement.

“Confirmation of Obligations” means a Confirmation of Obligations delivered in connection with the addition of an Additional Mortgaged Property to the Collateral Pool, dated as of the Closing Date for each such addition, signed by Borrower and Guarantor, pursuant to which Borrower and Guarantor confirm their obligations under the Borrower Documents.

“Contribution Agreement” means the Contribution Agreement by and among Initial Borrower and each Additional Borrower, as the same may be amended, modified or supplemented from time to time.

“Conventional Credit Facility” means the Variable Facility and the Fixed Facility.

“Conventional Facility Commitment” means the Variable Facility Commitment and the Fixed Facility Commitment.

“Conventional Loan Documents” means the Agreement, the Conventional Notes, the Advance Confirmation Instruments, the Security Documents, the Guaranty, all documents executed by Borrower or Guarantor pursuant to the General Conditions set forth in Section 6.01 of the Agreement and any other documents executed by Borrower or Guarantor from time to time in connection with the Agreement or the transactions contemplated by the Agreement.

“Conventional Mortgage” means, for each Mortgaged Property with respect to which an Advance is made, a separate Multifamily Mortgage, Deed of Trust or Deed to Secure Debt, Assignment of Leases and Rents and Security Agreement given by a Borrower to or for the benefit of Lender and assigned to Fannie Mae to secure the obligations of Borrower in respect of Advances and related obligations under the Borrower Documents. With respect to each Mortgaged Property owned by a Borrower, the Conventional Mortgage shall be substantially in the form published by Fannie Mae for use in the state in which the Mortgaged Property is located. The amount secured by the Conventional Mortgage shall be equal to the Conventional Facility Commitment in effect from time to time.

“Conventional Note” means any Fixed Facility Note or the Variable Facility Note.

“Conversion Amendment” means the Master Credit Facility Conversion Amendment, substantially in the form of Exhibit I to the Agreement, reflecting the conversion of all or any portion of the Variable Facility Commitment to the Fixed Facility Commitment as set forth in Section 1.08(b).

“Conversion Documents” means the Conversion Amendment, together with an amendment to each Security Document if required by Lender and other applicable Borrower Documents, in form and substance satisfactory to Lender, reflecting the change in the Fixed Facility Commitment and the Variable Facility Commitment pursuant to Section 1.08.

“Conversion Request” means a written request, substantially in the form of Exhibit H to the Agreement, to convert all or any portion of the Variable Facility Commitment to the Fixed Facility Commitment pursuant to Section 1.08.

“Coupon Rate” means, with respect to a Variable Advance, the imputed interest rate determined by Lender pursuant to Section 1.05(a) and, with respect to a Fixed Advance, the interest rate determined by Lender pursuant to Section 1.05(b).

“Coverage and LTV Tests” mean, for any specified date, each of the following financial tests:

(a) The Aggregate Debt Service Coverage Ratio is not less than 1.20:1.0 with respect to the portion of the Advances drawn from the Fixed Facility Commitment, 1.00:1.0 with respect to the portion of the Advances drawn from the Variable Facility Commitment and 1.20:1.0 with respect to Bond Loans drawn from the Variable Credit Enhancement Facility Commitment.

(b) The Aggregate Loan to Value Ratio does not exceed seventy-five percent (75%).

“Credit Enhancement Advance” means any of an Interest Advance, Issuer’s Fee Advance, Mandatory Purchased Bonds Advance and Principal Advance.

“Credit Enhancement Commitment” means the obligation of Fannie Mae to honor from time to time a request of the Trustee under the Credit Enhancement Instrument to make a Credit Enhancement Advance.

“Credit Enhancement Expiration Date” means, subject to the terms of the Credit Enhancement Instrument, the date the obligation of Fannie Mae to make Credit Enhancement Advances expires, if not earlier terminated which date shall be at least five (5) days after the maturity date of the related Bonds. The Credit Enhancement Expiration Date for the Credit Enhancement Instrument in effect on the Initial Closing Date is set out in the attached Schedule 2.

“Credit Enhancement Facility” means the Variable Credit Enhancement Facility and the Fixed Credit Enhancement Facility.

“Credit Enhancement Facility Commitment” means the Fixed Credit Enhancement Facility Commitment and the Variable Credit Enhancement Facility Commitment.

“Credit Enhancement Facility Availability Period” means the period beginning on the Initial Closing Date and ending on fifth (5th) anniversary of the Initial Closing Date.

“Credit Enhancement Facility Fee” shall have the meaning given that term in Section 10.07(a) of this Agreement.

“Credit Enhancement Facility Fee Rate” means the sum of the Credit Enhancement Rate, the Principal Reserve Fund Rate and the Liquidity Rate.

“Credit Enhancement Instrument” means each Direct Pay Irrevocable Transferable Credit Enhancement Instrument relating to a Bond Property, in each case issued and delivered by Fannie Mae to provide credit enhancement and liquidity support (for variable rate demand bonds) for the applicable Bonds, as each may be amended, modified or supplemented from time to time.

“Credit Enhancement Rate” means, with respect to Bond Loans delivered before the First Anniversary, thirty-five (35) basis points, and with respect to any Bond Loans delivered after the First Anniversary in connection with an increase in the Commitment under Article 4, the number of basis points determined at the time of such increase by Fannie Mae.

“Credit Enhancement Termination Date” means, subject to Section 7(c) of the Credit Enhancement Instrument, the date on which the obligation of Fannie Mae to make Credit Enhancement Advances terminates as provided in Section 7(b) of the Credit Enhancement Instrument.

“Credit Enhancement Termination Fee” means with respect to a prepayment of a Bond Loan, or a substitution for or termination of a Credit Enhancement Instrument, an amount equal to the product obtained by multiplying

(1) the principal amount of the Bond Loan prepaid or, in the case of substitution, termination or acceleration, the unpaid principal balance of the Bond Loan, by

(2) the percentage (“Termination Percentage”) applicable to the Loan Year in which the prepayment is made or substitution or termination occurs. (The Termination Percentages are set out in the Credit Enhancement Termination Fee Table contained in Exhibit D.)

“Credit Facility” means the Conventional Credit Facility and the Credit Enhancement Facility.

“Credit Facility Arrangements” means the agreements of Fannie Mae and Borrower set forth in this Agreement and the transactions contemplated in this Agreement, including, without limitation, (i) any commitment to issue any Credit Enhancement Instrument, to extend credit, to purchase any Advance or obligation of the Issuer or Borrower, or to extend any other financial accommodation to or for the benefit of Borrower, (ii) any issuance, extension or maintenance of any of the foregoing and (iii) any pledge, purchase or carrying of any obligation of or for the benefit of Borrower.

“Credit Facility Termination Documents” means the instruments releasing the Security Instruments as liens on the Mortgaged Properties, UCC-3 Termination Statements terminating the UCC-1 Financing Statements in favor of Lender and Fannie Mae, and such other documents and instruments necessary to evidence the release of the Collateral from any lien securing the Obligations, and the Notes, all in connection with the termination of the Agreement and the Credit Facility pursuant to Article 5.

“Credit Facility Termination Request” means a written request, substantially in the form of Exhibit R to the Agreement, to terminate the Agreement and the Credit Facility pursuant to Section 5.04(a).

“Debt Service Amounts” shall have the meaning set forth in Section 14.01(a).

“Debt Service Coverage Ratio” means, for any Mortgaged Property, for any specified date, the ratio (expressed as a percentage) of —

(a) the Net Operating Income for the preceding twelve (12) month period for the subject Mortgaged Property to

(b) the Facility Debt Service on the specified date, assuming, for the purpose of calculating the Facility Debt Service for this definition, that Advances Outstanding shall be the Allocable Facility Amount for the subject Mortgaged Property.

“Discount” means, with respect to any Variable Advance, an amount equal to the excess of —

(a) the face amount of the MBS backed by the Variable Advance, over

(b) the Price of the MBS backed by the Variable Advance.

“DUS Guide” means the Fannie Mae Delegated Underwriting and Servicing Guide in its present form and as amended, modified, supplemented or reissued from time to time (all references to Parts, Chapters, Sections and other subdivisions of the DUS Guide shall be deemed references to (i) the Parts, Chapters, Sections and other subdivisions in effect on the date of the Agreement and (ii) any successor provisions to such Parts, Chapters, Sections and other subdivisions.

“ERL Commitment” has the meaning set forth in Section 1.13.

“ERL Fixed Facility Note” means a promissory note, in the form attached as Exhibit B to the Agreement, which will be issued by Borrower to Lender concurrently with the funding of the First ERL Advance.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated thereunder.

“Event of Default” means any event defined to be an “Event of Default” under Article 11.

“Expansion” means an increase in the Commitment made in accordance with Article 4.

“Expansion Loan Documents” means amendments to the Variable Facility Note or additional Fixed Facility Notes, as the case may be, increasing the amount of such Note to the amount of the Commitment, as increased in accordance with Article 4 and amendments to the Security Instruments, increasing the maximum amount to be secured by such Security Instruments to the amount of the Commitment.

“Expansion Origination Fee” has the meaning set forth in Section 10.03(b).

“Expansion Request” means a written request, substantially in the form of Exhibit O to the Agreement, to obtain an Expansion pursuant to Article 4.

“Extension” shall have the meaning set forth in Section 1.07.

“Extension Notice” shall have the meaning set forth in Section 1.07.

“Facility Debt Service” means –

(a)	For use in determining the Initial Commitment Amount, the sum of the amount of interest and principal amortization that would be payable during the twelve (12) month period immediately succeeding the Initial Closing Date, with respect to the full amount of the initial Commitment, except that, for these purposes:

(i)	the initial amount of the Variable Facility Commitment shall be deemed to require level monthly payments of principal and interest (at an interest rate equal to (A) the Three Month LIBOR rate plus (B) the Variable Facility Fee plus (C) 300 basis points) in an amount necessary to fully amortize the original principal amount of the Variable Facility Commitment over the Amortization Period, with such amortization deemed to commence on the first day of the twelve (12) month period;

(ii)	the initial amount of the Fixed Facility Commitment shall be deemed to require level monthly payments of principal and interest (at an interest rate equal to (A) the base United States Treasury Index Rate for securities having a maturity substantially similar to the maturity of the Fixed Advance plus (B) the anticipated investor spread (as determined by Lender) for cash loans having similar characteristics as the loans to be made in connection with the Fixed Facility Commitment plus (C) the Fixed Facility Fee) in an amount necessary to fully amortize the original principal amount of the Fixed Facility Commitment over the Amortization Period, with such amortization to commence on the first day of the twelve (12) month period; and

(iii)	the initial amount of the Variable Credit Enhancement Facility Commitment shall be deemed to require level monthly payments of principal and interest (at a rate equal to the sum of (A) the 52 week trailing average of the Bond Market Association Municipal Swap Index (but not less than 2.50%) plus (B) the credit enhancement, liquidity, Hedge escrow, servicing, issuer and other third-party fees payable by Borrower under the Bond Documents plus (C) 200 basis points) over the Amortization Period, with such amortization to commence on the first day of the 12 month period.

        .

The interest rates described in this clause (a) are hereinafter referred to as the “Underwriting Rates.”

(b)	(i) For use in determining the additional borrowing capacity created by the addition of Additional Mortgaged Properties, the sum of the amount of interest and principal amortization, during the twelve (12) month period immediately succeeding the specified date, with respect to the Advances and Bond Loans Outstanding on the specified date and Advances or Bond Loans to be obtained as a result of the Addition of Additional Mortgaged Properties, except that, for these purposes:

(A)	each Variable Advance Outstanding shall be deemed to require level monthly payments of principal and interest (at a rate equal to (A) the Three Month LIBOR rate plus (B) the Variable Facility Fee plus (C) 300 basis points plus (D) any Monthly Cap Escrow Payment for the succeeding twelve (12) month period) in an amount necessary to fully amortize the original principal amount of the Variable Advance over the Amortization Period, with such amortization deemed to commence on the first day of the twelve (12) month period;

(B)	each Fixed Advance Outstanding shall require level monthly payments of principal and interest (at the Coupon Rate for the Fixed Advance) in an amount necessary to fully amortize the original principal amount of the Fixed Advance over the Amortization Period, with such amortization to commence on the first day of the twelve (12) month period;

(C)	each Fixed Advance to be obtained shall be deemed to require level monthly payments of principal and interest at a rate equal to the estimated Coupon Rate for such Fixed Advance in an amount necessary to fully amortize the original principal amount of such Fixed Advance over the Amortization Period, with such amortization deemed to commence on the first day of the twelve (12) month period;

(D)	each Weekly Rate Bond Loan Outstanding or to be obtained shall be deemed to require level monthly payments of principal and interest (at a rate equal to (1) the 52 week trailing average of the Bond Market Association Municipal Swap Index (but not less than 2.50%), determined as of the date of underwriting, plus (2) the credit enhancement, liquidity, Hedge escrow, servicing, issuer and other third party fees under the Bond Documents plus (3) 200 basis points) in an amount necessary to fully amortize the original principal amount of such Bond Loan over the Amortization Period, with such amortization deemed to commence on the first day of the 12 month period;

(E)	each Reset Rate and Fixed Rate Bond Loan Outstanding shall be deemed to require level monthly payments of principal and interest (at a rate equal to the actual Reset Rate or Fixed Rate plus the Fee Component) in an amount necessary to fully amortize the original principal amount of such Bond Loan over the Amortization Period, with such amortization deemed to commence on the first day of the 12 month period; and

(F)	each Fixed Rate and Reset Rate Bond Loan to be obtained shall be deemed to require level monthly payments of principal and interest (at a rate equal to the Fixed Rate or Reset Rate estimated by Lender for such Bond Loan plus the Fee Component) in an amount necessary to fully amortize the original principal amount of such Bond Loan over the Amortization Period, with such amortization deemed to commence on the first day of the 12 month period; and

(ii)	the amount of the Unused Capacity Fees payable to Lender pursuant to Section 10.01 during such twelve (12) month period (assuming, for these purposes, that the Advances and Bond Loans Outstanding throughout the twelve (12) month period are always equal to the amount of Advances and Bond Loans Outstanding on the specified date).

(c)	For use in determining the Aggregate Debt Service Coverage Ratio, for purposes of determining compliance with the Coverage and LTV Tests, for purposes of the PRF Test and for other ongoing monitoring purposes, and for purposes of determining Release Prices pursuant to Section 3.04(c) as of any specified date, the sum of:

(i)	the amount of interest and principal amortization, during the twelve (12) month period immediately succeeding the specified date, with respect to the Advances Outstanding on the specified date, except that, for these purposes:

(A)	each Variable Advance shall be deemed to require level monthly payments of principal and interest (at the Coupon Rate for such Variable Advance) in an amount necessary to fully amortize the original principal amount of the Variable Advance over the Amortization Period, with such amortization deemed to commence on the first day of the twelve (12) month period;

(B)	each Fixed Advance shall require level monthly payments of principal and interest (at the Coupon Rate for such Fixed Advance) in an amount necessary to fully amortize the original principal amount of the Fixed Advance over the Amortization Period, with such amortization to commence on the first day of the twelve (12) month period;

(C)	each Weekly Rate Bond Loan shall be deemed to require level monthly payments of principal and interest (at the Underwriting Rate) in an amount necessary to fully amortize the outstanding principal amount of the Bond Loan over the Amortization Period, with such amortization to commence on the first day of the 12 month period; and

(D)	each Reset Rate and Fixed Rate Bond Loan shall be deemed to require level monthly payments of principal and interest (at the actual Reset Rate or Fixed Rate plus the Fee Component) in an amount necessary to fully amortize the outstanding principal amount of the Bond Loan over the Amortization Period, with such amortization to commence on the first day of the 12 month period;

(ii)	the amount of the Unused Capacity Fees payable to Lender pursuant to Section 10.01 during such twelve (12) month period (assuming, for these purposes, that the Advances and Bond Loans Outstanding throughout the twelve (12) month period are always equal to the amount of Advances and Bond Loans Outstanding on the specified date).

“Facility Fee” means, as applicable, the Credit Enhancement Facility Fee, the Variable Facility Fee and/or the Fixed Facility Fee.

“Facility Termination Document” means the Amendment of the Master Credit Facility Agreement, substantially in the form of Exhibit Q to the Agreement, evidencing the permanent reduction in the Facility Commitment pursuant to Section 5.02.

“Facility Termination Fee” means, with respect to a reduction in either the Variable Facility Commitment or the Fixed Facility Commitment pursuant to Article 5, the sum of

(A) an amount equal to the product obtained by multiplying

(1) the reduction in the Variable Facility Commitment, by

(2) the Variable Facility Fee, by

(3) the present value factor calculated using the following formula:

1 — (1 + r)-n r

[r = Yield Rate

n = the number of years (counting any partial year as a full year) remaining between the Closing Date for the reduction in the Commitment and the Variable Facility Termination Date.

The “Yield Rate” means the rate, determined as of the Initial Closing Date, on the U.S. Treasury security having a maturity closest to the Variable Facility Termination Date];

and

(B) an amount equal to the product obtained by multiplying

(1) the reduction in the Fixed Facility Commitment which is not Outstanding, by

(2) the Fixed Facility Fee, by

(3) the present value factor calculated using the following formula:

1 — (1 + r)-n r

[r = Yield Rate

n = the number of years (counting any partial year as a full year) remaining between the Closing Date for the reduction in the Commitment and the Fixed Facility Termination Date.

The “Yield Rate” means the rate, determined as of the Initial Closing Date, on the U.S. Treasury security having a maturity closest to the Fixed Facility Termination Date].

“Facility Termination Request” means a written request, substantially in the form of Exhibit P to the Agreement, for a permanent reduction in the Variable Facility Commitment or the Fixed Facility Commitment pursuant to Section 5.02.

“Fannie Mae” means the federally-chartered and stockholder-owned corporation organized and existing under the Federal National Mortgage Association Charter Act, 12 U.S.C. § 1716 et seq.

“Fee Component” means with respect to a Bond Loan, the applicable Credit Enhancement Facility Fee, expressed on an annual basis, plus the regular, ongoing fees due from time to time to the Issuer, the Trustee, the Remarketing Agent, the Tender Agent and the Rebate Analyst, in each instance relating to such Bond Loan, expressed in terms of a percentage of the outstanding issue of Bonds on an annual basis. Such regular ongoing fees and the Fee Component as of the Initial Closing Date are set forth on Schedule 2 attached hereto, as the same may be amended, modified, supplemented or restated on or prior to each subsequent Closing Date and thereafter.

“Fees” means Addition Fee, Additional Collateral Due Diligence Fee, Expansion Origination Fee, Facility Termination Fee, Fixed Facility Fee, Initial Origination Fee, Unused Capacity Fee, Release Fee, Substitution Fee, Variable Facility Fee and any and all other fees specified in the Agreement.

“Financing Agreement” means with respect to each Bond Loan, the Financing Agreement by and among a Borrower, a Trustee and an Issuer, as the same may be amended, modified, supplemented or restated from time to time.

“First Anniversary” means the date that is one year after the Initial Closing Date.

“First ERL Advance” means the first Advance made to Borrower pursuant to the ERL Commitment.

“Fixed Advance” means a loan made by Lender to Borrower under the Fixed Facility Commitment.

“Fixed Credit Enhancement Facility” means the agreement of Fannie Mae to provide credit enhancement and liquidity support for the aggregate principal amount of each Bond Loan issued at a Fixed Rate or converted from a Weekly Rate or Reset Rate to a Fixed Rate pursuant to Article 2A.

“Fixed Credit Enhancement Facility Commitment” means $0, plus the outstanding principal amount of any Bonds that are converted to a Fixed Rate in accordance with the Agreement, the related Bond Mortgage Loan Documents and Bond Documents.

“Fixed Facility” means the agreement of Lender to make Fixed Advances to Borrower pursuant to Section 1.01.

“Fixed Facility Availability Period” means the period beginning on the Initial Closing Date and ending on the date five (5) years after the Initial Closing Date.

“Fixed Facility Commitment” means $59,218,000 plus such amount as Borrower may elect to add to or convert to the Fixed Facility Commitment in accordance with Section 1.08 and Article 4 and less such amount by which Borrower may elect to reduce the Fixed Facility Commitment in accordance with Article 5.

“Fixed Facility Fee” means 35 basis points per annum (0.35%) for a Fixed Advance drawn from the Fixed Facility Commitment or converted from the Variable Facility Commitment in effect on or prior to the First Anniversary (whether or not drawn by such date) or for any Fixed Advance drawn from the Reserved Amount, and (ii) for any Fixed Advance drawn from any portion of the Fixed Facility Commitment (excluding the Reserved Amount) increased pursuant to Article 4 after the period ending on the First Anniversary, the number of basis points determined at the time of such increase or conversion by Lender as the Fixed Facility Fee for such Fixed Advances, and

In the event the Unused Capacity Fee is being paid, there shall be no change in the Fixed Facility Fee with respect to the portion of the Commitment on which the Unused Capacity Fee is being paid.

“Fixed Facility Note” means a promissory note, in the form attached as Exhibit B to the Agreement, which will be issued by Borrower to Lender concurrently with the funding of each Fixed Advance to evidence Borrower’s obligation to repay the Fixed Advance, and with respect to the ERL Commitment, the ERL Fixed Facility Note.

“Future Advance” means an Advance made after the Initial Closing Date.

“GAAP” means generally accepted accounting principles in the United States in effect from time to time, consistently applied.

“General Conditions” shall have the meaning set forth in Article 6.

“Governmental Approval” means an authorization, permit, consent, approval, license, registration or exemption from registration or filing with, or report to, any Governmental Authority.

“Governmental Authority” means any court, board, agency, commission, office or authority of any nature whatsoever for any governmental unit (federal, state, county, district, municipal, city or otherwise) whether now or hereafter in existence.

“Gross Revenues” means, for any specified period, with respect to any Multifamily Residential Property, all income in respect of such Multifamily Residential Property as reflected on the certified operating statement for such specified period as adjusted to exclude unusual income (e.g. temporary or nonrecurring income), income not allowed by Lender for similar loans anticipated to be sold to Fannie Mae (e.g. interest income, furniture income, etc.), and the value of any unreflected concessions.

“Guarantor” means America First Apartment Investors, Inc., a Maryland corporation, solely in its individual capacity and not as Borrower Agent, together with its permitted successors and assigns.

“Guaranty” means that certain Guaranty to be executed by Guarantor in the form of Exhibit D to the Agreement.

“Hazardous Substance Activity” means, with respect to any Mortgaged Property, any storage, holding, existence, release, spill, leaking, pumping, pouring, injection, escaping, deposit, disposal, dispersal, leaching, migration, use, treatment, emission, discharge, generation, processing, abatement, removal, disposition, handling or transportation of any Hazardous Materials (as defined in the Security Instrument) from, under, into or on such Mortgaged Property in violation of Hazardous Materials Laws (as defined in the Security Instrument), including the discharge of any Hazardous Materials emanating from such Mortgaged Property in violation of Hazardous Materials Laws through the air, soil, surface water, groundwater or property and also including the abandonment or disposal of any barrels, containers and other receptacles containing any Hazardous Materials from or on such Mortgaged Property in violation of Hazardous Materials Laws, in each case whether sudden or nonsudden, accidental or nonaccidental.

“Hedging Arrangement” means any interest rate swap, interest rate cap or other arrangement, contractual or otherwise, which has the effect of any interest rate swap or interest rate cap or which otherwise (directly of indirectly, derivatively or synthetically) hedges interest rate risk associated with being a debtor of variable rate debt or any agreement or other arrangement to enter into any of the above on a future date or after the occurrence of one or more events in the future.

“Impositions” means, with respect to any Mortgaged Property, all (1) water and sewer charges which, if not paid, may result in a lien on all or any part of the Mortgaged Property, (2) premiums for fire and other hazard insurance, rent loss insurance and such other insurance as Lender may require under any Security Instrument, (3) Taxes, and (4) amounts for other charges and expenses which Lender at any time reasonably deems necessary to protect the Mortgaged Property, to prevent the imposition of liens on the Mortgaged Property, or otherwise to protect Lender’s interests.

“Indebtedness” means, with respect to any Person, as of any specified date, without duplication, all:

(a) indebtedness of such Person for borrowed money or for the deferred purchase price of property or services (other than (i) current trade liabilities incurred in the ordinary course of business and payable in accordance with customary practices, and (ii) for construction of improvements to property, if such person has a non-contingent contract to purchase such property and (iii) liabilities secured by purchase money security interest in personal property in an amount not to exceed $50,000 per Mortgaged Property);

(b) other indebtedness of such Person that is evidenced by a note, bond, debenture or similar instrument;

(c) obligations of such Person under any lease of property, real or personal, the obligations of the lessee in respect of which are required by GAAP to be capitalized on a balance sheet of the lessee or to be otherwise disclosed as such in a note to such balance sheet;

(d) obligations of such Person in respect of acceptances (as defined in Article 3 of the Uniform Commercial Code of the District of Columbia) issued or created for the account of such Person;

(e) liabilities secured by any Lien on any property owned by such Person even though such Person has not assumed or otherwise become liable for the payment of such liabilities; and

(f) as to any Person (“guaranteeing person”), any obligation (a “Contingent Obligation”) of (a) the guaranteeing person or (b) another Person (including any bank under any letter of credit) to induce the creation of a primary obligation (as defined below) with respect to which the guaranteeing person has issued a reimbursement, counterindemnity or similar obligation, in either case guaranteeing, or in effect guaranteeing, any indebtedness, lease, dividend or other obligation (“primary obligations”) of any third person (“primary obligor”) in any manner, whether directly or indirectly, including any obligation of the guaranteeing person, whether or not contingent, to (1) purchase any such primary obligation or any property constituting direct or indirect security therefor, (2) advance or supply funds for the purchase or payment of any such primary obligation or to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (3) purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation, or (4) otherwise assure or hold harmless the owner of any such primary obligation against loss in respect of the primary obligation, provided, however, that the term “Contingent Obligation” shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Contingent Obligation of any guaranteeing person shall be deemed to be the lesser of (i) an amount equal to the stated or determinable amount of the primary obligation in respect of which such Contingent Obligation is made and (ii) the maximum amount for which such guaranteeing person may be liable pursuant to the terms of the instrument embodying such Contingent Obligation, unless such primary obligation and the maximum amount for which such guaranteeing person may be liable are not stated or determinable, in which case the amount of such Contingent Obligation shall be such guaranteeing person’s maximum reasonably anticipated liability in respect thereof as determined by Borrower in good faith.

“Indenture” means an Indenture of Trust between an Issuer and a Trustee pursuant to which an issue of Bonds is issued, as amended, supplemented, modified or restated from time to time in accordance with its terms.

“Initial Advance Amount” means $37,638,000.

“Initial Bond Loan” has the meaning set forth in Section 2A.01(a).

“Initial Bond Property” means the real property, together with the improvements and fixtures located thereon, described in Exhibit A.

“Initial Bonds” means the $11,320,000 initial aggregate principal amount of The Health and Educational Facilities Board of The Metropolitan government of Nashville and Davidson County, Tennessee Multi-Family Housing Revenue Refunding Bonds (Brentwood Oaks Apartments Project) Series 1991.

“Initial Borrower” means the Borrower identified in the Preamble to the Agreement.

“Initial Closing Date” means the date of the Agreement.

“Initial Commitment Amount” means $80,000,000.

“Initial Credit Enhancement Instrument” means the existing Credit Enhancement Instrument dated August 29, 2001, which provides credit enhancement for the Initial Bonds.

“Initial Due Diligence Fees” shall have the meaning set forth in Section 10.04(a).

“Initial Mortgaged Properties” means the Multifamily Residential Properties described on Exhibit A to the Agreement and which represent the Multifamily Residential Properties which are made part of the Collateral Pool on the Initial Closing Date.

“Initial Origination Fee” shall have the meaning set forth in Section 10.03(a).

“Initial Security Instruments” means the Security Instruments covering the Initial Mortgaged Properties.

“Initial Valuation” means, when used with reference to specified Collateral, the Valuation initially performed for the Collateral as of the date on which the Collateral was added to the Collateral Pool. The Initial Valuation for each of the Initial Mortgaged Properties is as set forth in Exhibit A to the Agreement.

“Interest Rate Cap Documents” means the Pledge, Interest Rate Cap Agreement and any and all other documents required pursuant thereto or hereto or as Lender shall require from time to time in connection with Borrower’s obligation to maintain a LIBOR Interest Rate Cap for the term of the Variable Facility Commitment and a BMA Interest Rate Cap in relation to each issue of Bonds.

“Insurance Policy” means, with respect to a Mortgaged Property, the insurance coverage and insurance certificates evidencing such insurance required to be maintained pursuant to the Security Instrument encumbering the Mortgaged Property.

“Interest Accrual Period” shall have the meaning given to that term in the Bond Note.

“Interest Advance” shall have the meaning given that term in the applicable Credit Enhancement Instrument.

“Interest Method Change Date” shall have the meaning given such term in the Resolution or Indenture.

“Interest Payment Date” shall have the meaning set forth in each Resolution or Indenture.

“Internal Revenue Code” or “Code” means the Internal Revenue Code of 1986, as amended. Each reference to the Internal Revenue Code shall be deemed to include (a) any successor internal revenue law and (b) the applicable regulations whether final, temporary or proposed.

“Issuer” means the issuer of the applicable Bonds each as identified on Schedule 1 attached hereto or any other issuer consented to in writing by Fannie Mae.

“Issuer’s Fee Advance” shall have the meaning given that term in the applicable Credit Enhancement Instrument.

“Lease” means any lease, any sublease or subsublease, license, concession or other agreement (whether written or oral and whether now or hereafter in effect) pursuant to which any Person is granted a possessory interest in, or right to use or occupy all or any portion of any space in any Mortgaged Property, and every modification, amendment or other agreement relating to such lease, sublease, subsublease or other agreement entered into in connection with such lease, sublease, subsublease or other agreement, and every guarantee of the performance and observance of the covenants, conditions and agreements to be performed and observed by the other party thereto.

“Lender” shall have the meaning set forth in the first paragraph of the Agreement, but shall refer to any replacement Lender.

“Letter of Credit” means a letter of credit issued by an LOC Bank satisfactory to Fannie Mae naming Fannie Mae as beneficiary, in form and substance as attached hereto as Exhibit V-1 or Exhibit V-2, as applicable.

“LIBOR Interest Rate Cap” shall have the meaning set forth in Section 1.12.

“Lien” means any mortgage, deed of trust, deed to secure debt, security interest or other lien or encumbrance (including both consensual and non-consensual liens and encumbrances).

“Liquidity” means, at any time, the amount of cash and Cash Equivalents owned by a Person.

“Liquidity Action Date” has the meaning given to that term in Section 2A.02(e)(1).

“Liquidity Commitment” means the obligation of Fannie Mae to honor from time to time a request of the Trustee under the Credit Enhancement Instrument to make a Purchased Bonds Advance. The Liquidity Commitment shall automatically expire on the Liquidity Expiration Date.

“Liquidity Expiration Date” has the meaning given that term in the applicable Credit Enhancement Instrument, subject to terms and conditions of the Credit Enhancement Instrument. The Liquidity Expiration Date for the Credit Enhancement Instrument in effect on the Initial Closing Date is set out in the attached Schedule 2. The Liquidity Expiration Date may be extended from time to time in accordance with Section 2A.02(a) or (d).

“Liquidity Termination Date” has the meaning given to that term in the applicable Credit Enhancement Instrument.

“Liquidity Rate” means the number of basis points (initially 15), as an annual rate, set out in Schedule 2 as the Liquidity Rate, as the same may be amended, modified, supplemented or restated from time.

“Loan Document Taxes” shall have the meaning set forth in Section 8.10.

“Loan Payment” has the meaning given to that term in Section 2A.08(c).

“Loan Servicer” means a multifamily seller and servicer approved by Fannie Mae, which initially shall be Wells Fargo Bank, N.A., and any permitted successor or assign under the Servicing Agreement or any other Person designated by Fannie Mae to service the Bond Loans.

“Loan to Value Ratio” means, for a Mortgaged Property, for any specified date, the ratio (expressed as a percentage) of —

(a) the Allocable Facility Amount of the subject Mortgaged Property on the specified date,

to

(b) the Valuation most recently obtained prior to the specified date for the subject Mortgaged Property.

“LOC Bank” means any financial institution issuing the Letter of Credit and meeting the requirements set forth in Section 6.14(a).

“Mandatory Purchased Bonds Advance” shall have the meaning given to that term in the applicable Credit Enhancement Instrument.

“Material Adverse Effect” means, with respect to any circumstance, act, condition or event of whatever nature (including any adverse determination in any litigation, arbitration, or governmental investigation or proceeding), whether singly or in conjunction with any other event or events, act or acts, condition or conditions, or circumstance or circumstances, whether or not related, a material adverse change in or a materially adverse effect upon any of (a) the business, operations, property or condition (financial or otherwise) of Borrower or Guarantor, to the extent specifically referred to in the applicable provision of the applicable Borrower Document, (b) the present or future ability of Borrower to perform the Obligations for which it is liable, or of Guarantor to perform its obligations under the Guaranty, as the case may be, to the extent specifically referred to in the applicable provision of the applicable Borrower Document or (c) the validity, priority, perfection or enforceability of the Agreement or any other Borrower Document or the rights or remedies of Lender under any Borrower Document, or (d) the value of, or Lender’s ability to have recourse against, any Mortgaged Property.

“Maximum Annual Coupon Rate” shall have the meaning set forth in Section 2.01(b).

“Maximum Loan to Value Ratio” means 75%.

“MBS” means a mortgage-backed security issued by Fannie Mae which is “backed” by an Advance and has an interest in the Notes and the Collateral Pool securing the Notes, which interest permits the holder of the MBS to participate in the Notes and the Collateral Pool to the extent of such Advance.

“MBS Commitment” shall have the meaning set forth in Section 2.01(c).

“MBS Imputed Interest Rate” shall have the meaning set forth in Section 1.05(a).

“MBS Issue Date” means the date on which an MBS is issued by Fannie Mae.

“MBS Delivery Date” means the date on which an MBS is delivered by Fannie Mae.

“Minimum Debt Service Coverage Ratio” means means (i) 1.25:1 for the portion of the Commitment equal to the Fixed Facility Commitment, 1.25:1 for the portion of the Commitment equal to the Credit Enhancement Facility Commitment and 1.00:1 for the portion of the Commitment equal to the Variable Facility Commitment.

“Mode” means any of the Auction Rate, the Weekly Rate, the Reset Rate and the Fixed Rate.

“Moody’s” means Moody’s Investors Service, Inc., a corporation organized and existing under the laws of the State of Delaware, and its successors and assigns, if such successors and assigns shall continue to perform the functions of a securities rating agency.

“Mortgage Interest Period” means, with respect to each Bond Loan, the period from, and including, the Closing Date, or as the case may be, a Note Interest Payment Date to, but excluding, the next Note Interest Payment Date, or, as the case may be, the maturity date of such Note.

“Mortgaged Properties” means, collectively, the Additional Mortgaged Properties and the Initial Mortgaged Properties, but excluding each Release Property from and after the date of its release from the Collateral Pool.

“Multifamily Residential Property” means a residential property, located in the United States, containing five or more dwelling units in which not more than twenty percent (20%) of the net rentable area is or will be rented to non-residential tenants, and conforming to the requirements of Chapter 2 of Part III of the DUS Guide (Property Requirements).

“Net Operating Income” means, for any specified period, with respect to any Mortgaged Property, the aggregate net income during such period equal to Gross Revenues during such period less the aggregate Operating Expenses during such period. If a Mortgaged Property is not owned by a Borrower or an Affiliate of a Borrower for the entire specified period, the Net Operating Income for the Mortgaged Property for the time within the specified period during which the Mortgaged Property was owned by a Borrower or an Affiliate of a Borrower shall be the Mortgaged Property’s pro forma net operating income determined by Lender in accordance with the underwriting procedures set forth by Lender for similar loans anticipated to be sold to Fannie Mae (Determination of Loan Amount).

“Net Worth” means, as of any specified date, for any Person, the excess of the Person’s assets over the Person’s liabilities, determined in accordance with GAAP on a consolidated basis, provided that all real property shall be valued on an undepreciated basis.

“Note” means any Fixed Facility Note or the Variable Facility Note.

“Obligations” means the aggregate of the obligations of Borrower and Guarantor under the Agreement and the other Borrower Documents.

“Operating Expenses” means, for any period, with respect to any Mortgaged Property, all expenses in respect of such Mortgaged Property, as determined by Lender based on the certified operating statement for such specified period as adjusted to provide for the following: (i) all appropriate types of expenses, including a management fee and deposits to the Replacement Reserves (whether funded or not), are included in the total operating expense figure; (ii) upward adjustments to individual line item expenses to reflect market norms or actual costs and correct any unusually low expense items, which could not be replicated by a different owner or manager (e.g., a market rate management fee will be included regardless of whether or not a management fee is charged, market rate payroll will be included regardless of whether shared payroll provides for economies, etc.); and (iii) downward adjustments to individual line item expenses to reflect unique or aberrant costs (e.g., non-recurring capital costs, non-operating borrower expenses, etc.).

“Organizational Certificate” means, collectively, certificates from Borrower and Guarantor to Lender, in the form of Exhibits G-1 and G-2 to the Agreement, certifying as to certain organizational matters with respect to each Borrower and Guarantor.

“Organizational Documents” means all certificates, instruments and other documents pursuant to which an organization is organized or operates, including but not limited to, (i) with respect to a corporation, its articles of incorporation and bylaws, (ii) with respect to a limited partnership, its limited partnership certificate and partnership agreement, (iii) with respect to a general partnership or joint venture, its partnership or joint venture agreement and (iv) with respect to a limited liability company, its articles of organization and operating agreement.

“Outstanding” means, when used in connection with promissory notes, other debt instruments or Advances, for a specified date, promissory notes or other debt instruments which have been issued, or Advances which have been made, to the extent not repaid in full as of the specified date.

“Ownership Interests” means, with respect to any entity, any ownership interests in the entity and any economic rights (such as a right to distributions, net cash flow or net income) to which the owner of such ownership interests is entitled.

“Pair-Off Fee” means the greater of

(1) 2% of the Loan Amount (as defined and specified in the DUS ERL Commitment) not borrowed; or

(2) an amount calculated by multiplying:

the difference between (i) the yield rate of the note rate specified in the DUS ERL Commitment less the Fixed Facility Fee (the “Required Net Coupon Rate”) and (ii) the Required Net Coupon Rate offered for purchase by Fannie Mae for an immediate funding loan with the same terms as the rate lock loan on the DUS ERL Commitment Expiration Date (as defined in the DUS ERL Commitment) or, if terminated prior to the DUS ERL Commitment Expiration Date, the last day of the calendar month in which the DUS ERL Commitment is terminated; TIMES the amount of the DUS ERL Commitment not borrowed; TIMES

a present value factor, calculated using the following formula:

1 — (1+r)-n

where:	r
	r =	the Required Net Coupon Rate used in (ii) above; and

n = the number of years of the loan term specified in the DUS ERL Commitment.

In the event of a partial reduction to the Loan Amount, the Pair-Off Fee that is due will be determined based on the amount of the reduction that exceeds 5% of the rate lock Loan Amount. No Pair-Off Fee is due on a reduction to the Loan Amount that does not exceed 5% of the rate lock Loan Amount.

“PBGC” means the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

“Permits” means all permits, or similar licenses or approvals issued and/or required by an applicable Governmental Authority or any Applicable Law in connection with the ownership, use, occupancy, leasing, management, operation, repair, maintenance or rehabilitation of any Mortgaged Property or any Borrower’s business.

“Permitted Investments” shall have the meaning given to that term in the applicable Resolution or Indenture.

“Permitted Liens” means, with respect to a Mortgaged Property, (i) the exceptions to title to the Mortgaged Property set forth in the Title Insurance Policy for the Mortgaged Property which are approved by Lender, (ii) the Security Instrument encumbering the Mortgaged Property, (iii) any other Liens approved by Lender, (iv) mechanics, materialmen’s, repairmen’s or other like liens provided the same is removed or bonded within thirty (30) days of notice of filing, (v) real estate taxes and water and sewer and other utility charges that are a lien but are not yet due and payable, and (vi) chattel mortgages or other security agreements securing indebtedness of $50,000 or less on any materials, fixtures or articles used in the construction or operation of the improvements located on any Mortgaged Property or on articles of personal property located therein.

“Person” means an individual, an estate, a trust, a corporation, a partnership, a limited liability company or any other organization or entity (whether governmental or private).

“Plan” means a “multiemployer plan” as defined in Section 4001(3) of ERISA and a “single employee plan” as defined in Section 4001(5) of ERISA.

“Pledge Agreement” means each Purchased Bonds Custody and Security Agreement by and among a Borrower, a Trustee, as collateral agent for Fannie Mae, and Fannie Mae, as amended, modified, supplemented or restated from time to time.

“Pledge, Interest Rate Cap Agreement” means that Pledge, Interest Rate Cap Reserve and Security Agreement in the form of Exhibit T to the Agreement.

“Potential Event of Default” means any event that, with the giving of notice or the passage of time, or both, would constitute an Event of Default.

“Preliminary Official Statement” means each Preliminary Official Statement of an Issuer relating to the initial offering and sale of an issue of Bonds, together with the documents incorporated therein by reference.

“PRF Test” shall have the meaning given such term in Section 2A.10(e) of this Agreement.

“PRF Triggering Event” shall have the meaning given such term in Section 2A.10(e) of this Agreement.

“PRF Triggering Notice” has the meaning given that term in Section 2A.10(e) of this Agreement.

“Price” means, with respect to an Advance, the proceeds of the sale of the MBS backed by the Advance.

“Principal Advance” shall have the meaning given that term in the applicable Credit Enhancement Instrument.

“Principal Reserve Amount” has the meaning given to that term in the Resolution or Indenture.

“Principal Reserve Fund” shall have the meaning given to that term in the Resolution or Indenture.

“Principal Reserve Fund Rate” means the number of basis points (initially 15 bps), as an annual rate, set out in Schedule 2 as the Principal Reserve Fund Rate, as the same may be amended, modified, supplemented or restated from time to time.

“Prior Bonds”, with respect to any Mortgaged Property, means the multifamily revenue bonds issued prior to the applicable Closing Date secured by a mortgage loan encumbering the respective Mortgaged Property and refunded with the proceeds of an issue of Bonds.

“Property” means any estate or interest in any kind of property or asset, whether real, personal or mixed, and whether tangible or intangible.

“Purchased Bond” means each “Purchased Bond” as defined in each Resolution or Indenture.

“Purchased Bonds Advance” shall have the meaning given to that term in applicable Credit Enhancement Instrument.

“Purchased Bond Collateral” means all of the “Collateral” pledged by Borrower to Fannie Mae under the Pledge Agreement.

“Rate Form” means the completed and executed document from Borrower to Lender pursuant to Section 2.01(b), substantially in the form of Exhibit J to the Agreement, specifying the terms and conditions of the MBS to be issued for the requested Advance.

“Rate Setting Date” shall have the meaning set forth in Section 2.01(b).

“Rating Agencies” means S&P and Moody’s Investors Services or any other nationally recognized rating agency acceptable to Fannie Mae.

“Rebate Analyst” means any firm which is selected by any Borrower which is qualified and experienced in the calculation of relatable arbitrage under Section 148 of the Internal Revenue Code and compliance with the regulations promulgated under the Internal Revenue Code.

“Regulatory Agreement” shall have the meaning given that term in each Resolution or Indenture.

“Reimbursement Mortgage” means, for each Bond Property, the separate second priority Multifamily Mortgage, Deed of Trust or Deed to Secure Debt, Assignment of Leases and Rents and Security Agreement given by a Borrower to or for the benefit of Fannie Mae to secure the reimbursement and related obligations of Borrower under this Agreement in respect of the Credit Enhancement Facility. The amount secured by the Reimbursement Mortgage shall be equal to the Credit Enhancement Facility Commitment in effect from time to time.

“Release Documents” mean instruments releasing the applicable Security Instrument as a Lien on a Mortgaged Property, and UCC-3 Termination Statements terminating the UCC-1 Financing Statements, and such other documents and instruments to evidence the release of such Mortgaged Property from the Collateral Pool.

“Release Fee” means $5,000 for each Release Property released from the Collateral Pool effected in accordance with Section 3.03.

“Release Property” means the Mortgaged Property to be released pursuant to Article 3.

“Release Price” shall have the meaning set forth in Section 3.04(c).

“Release Request” means a written request, substantially in the form of Exhibit M to the Agreement, to obtain a release of Collateral from the Collateral Pool pursuant to Section 3.04(a).

“Remaining Brentwood Oaks Parcel” means the parcel of real property constituting Brentwood Oaks following the release of the Brentwood Oaks Release Parcel.

“Remaining Mortgaged Properties” shall have the meaning set forth in Section 6.05(f).

“Rent Roll” means, with respect to any Multifamily Residential Property, a rent roll prepared and certified by the owner of the Multifamily Residential Property, on Fannie Mae Form 4243 or on another form approved by Lender and containing substantially the same information as Form 4243 requires.

“Replacement Reserve Agreement” means a Replacement Reserve and Security Agreement required by Lender, and satisfying Lender’s requirements, as the same may be amended, modified or supplemented from time to time.

“Request” means an Advance Request, an Addition Request, an Expansion Request, a Release Request, the Brentwood Oaks Release Request, a Substitution Request, a Conversion Request, a Credit Facility Termination Request, or a Facility Termination Request.

“Reset Rate” shall have the meaning given to that term in each Resolution or Indenture.

“Reset Rate Period” shall have the meaning given to that term in each Resolution or Indenture.

“Rescinded Payment” has the meaning given that term in Section 14.10 of this Agreement.

“Resolution” means the bond resolution adopted by the Issuer authorizing the issuance and setting forth the terms of an issue of Bonds, as the same may be amended, supplemented, modified or restated from time to time.

“Rollover Variable Advance” means a Variable Advance made solely to refinance an existing Variable Advance on the maturity date of such Variable Advance.

“S&P” shall mean Standard & Poor’s Credit Markets Services, a division of The McGraw-Hill Companies, Inc., a New York corporation, and its successors and assigns, if such successors and assigns shall continue to perform the functions of a securities rating agency.

“Security” means a “security” as set forth in Section 2(1) of the Securities Act of 1933, as amended.

“Security Documents” means the Agreement, the Security Instruments, the Completion/Repair Agreements, the Replacement Reserve Agreements, the Pledge Agreements, the Pledge, Interest Rate Cap Agreement, the Ancillary Collateral Documents, the Assignment of Management Agreements, the Guaranty and any other documents executed by Borrower and any Guarantor from time to time to secure any of Borrower’s and Guarantor’s obligations under the Conventional Loan Documents and the Bond Mortgage Loan Documents, title policies, UCC fixture filings, UCC financing statements and any letter of credit, as each such document, agreement or instrument may be amended, supplemented, otherwise modified or amended and restated from time to time in accordance with its respective terms, and “Security Document” means any one of the foregoing, individually.

“Security Instrument” means, collectively, the Bond Mortgages, the Conventional Mortgages and the Reimbursement Mortgages.

“Senior Management” means John H. Cassidy, James Egan and Paul Beldin.

“Series of Bonds” means, with respect to Bonds that have been issued in more than one series, any or all such series of Bonds.

“Servicing Agreement” means any agreement with respect to the servicing of the Bond Loans between Fannie Mae and the entity designated from time to time by Fannie Mae as the Loan Servicer of the Bond Loans, as each such agreement may be amended, restated, supplemented or modified from time to time; provided that the Servicing Agreement may be a Fannie Mae Guide made applicable to the Bond Loans by agreement between Fannie Mae and the Loan Servicer.

“Servicing Payment Date” means the date which is two Business Days prior to the date any payment is due under any Bond Note or any Financing Agreement.

“Single Purpose” means, with respect to a Person that is any form of partnership or corporation or limited liability company, that such Person at all times since its formation:

(i) has been a duly formed and existing partnership, corporation or limited liability company, as the case may be;

(ii) has been duly qualified in each jurisdiction in which such qualification was at such time necessary for the conduct of its business;

(iii) has complied with the provisions of its organizational documents and the laws of its jurisdiction of formation in all respects;

(iv) has observed all customary formalities regarding its partnership or corporate existence, as the case may be;

(v) has accurately maintained its financial statements, accounting records and other partnership or corporate documents separate from those of any other Person;

(vi) has not commingled its assets or funds with those of any other Person;

(vii) has identified itself in all dealings with creditors (other than trade creditors in the ordinary course of business and creditors for the construction of improvements to property on which such Person has a non-contingent contract to purchase such property) under its own name and as a separate and distinct entity;

(viii) has been adequately capitalized in light of its contemplated business operations;

(ix) has not assumed, guaranteed or become obligated for the liabilities of any other Person (except in connection with the Credit Facility or the endorsement of negotiable instruments in the ordinary course of business) or held out its credit as being available to satisfy the obligations of any other Person;

(x) has not acquired obligations or securities of any other Person;

(xi) in relation to a Borrower, except for loans made in the ordinary course of business to Affiliates, has not made loans or advances to any other Person;

(xii) has not entered into and was not a party to any transaction with any Affiliate of such Person, except in the ordinary course of business and on terms which are no less favorable to such Person than would be obtained in a comparable arm’s length transaction with an unrelated third party;

(xiii) has paid the salaries of its own employees, if any, and maintained a sufficient number of employees in light of its contemplated business operations;

(xiv) has allocated fairly and reasonably any overhead for shared office space;

(xv) has not engaged in a non-exempt prohibited transaction described in Section 406 of ERISA or Section 4975 of the Internal Revenue Code; and

(xvi) has complied with the requirements of Section 33 of the Security Instrument.

“Subsidiary” means, when used with reference to a specified Person, (i) any Person that, directly or indirectly, through one or more intermediaries, is controlled by the specified Person, (ii) any Person of which the specified Person is, directly or indirectly, the owner of more than fifty percent (50%) of any voting class of Ownership Interests or (iii) any Person (A) which is a partnership and (B) of which the specified Person is a general partner and owns more than fifty percent (50%) of the partnership interests.

“Substitute Cash Collateral” shall have the meaning set forth in Section 3.04(d).

“Substitution” shall have the meaning set forth in Section 3.05(a).

“Substitution Fee” means with respect to any Substitution effected in accordance with Section 3.05, a fee in the amount which is the greater of (i) 10 basis points multiplied by the Allocated Facility Amount of the Mortgaged Property being added in connection with the Substitution, and (ii) $25,000.

“Substitution Request” shall have the meaning set forth in Section 3.05(b).

“Supplemental Loans” means Advances made pursuant to Section 2.06.

“Surveys” means the as built surveys of the Mortgaged Properties prepared in accordance with Lender’s requirements for similar loans that are anticipated to be sold to Fannie Mae.

“Taxes” means all taxes, assessments, vault rentals and other charges, if any, general, special or otherwise, including all assessments for schools, public betterments and general or local improvements, which are levied, assessed or imposed by any public authority or quasi-public authority, and which, if not paid, will become a lien, on the Mortgaged Properties.

“Tendered Bonds” means Bonds tendered pursuant to the provisions of each Resolution or Indenture.

“Term of this Agreement” shall be determined as provided in Section 15.10.

“Termination Date” means (i) at any time during which Bond Loans or Fixed Advances are Outstanding, the later of (x) the latest maturity date for any Credit Enhancement Instrument and (y) the latest maturity date for any Fixed Advance Outstanding, and (ii) at any time during which no Bond Loans or Fixed Advances are Outstanding, the Variable Facility Termination Date.

“Termination Fee” means a Facility Termination Fee or a Credit Enhancement Termination Fee.

“Three Month LIBOR” means the London interbank offered rate for three-month U.S. dollar deposits, as such rate is reported in The Wall Street Journal. In the event that a rate is not published for Three-Month LIBOR, then the nearest equivalent duration London interbank offered rate for U.S. Dollar deposits shall be selected at Lender’s reasonable discretion. If the publication of Three-Month LIBOR is discontinued, Lender shall determine such rate from another equivalent source selected by Lender in its reasonable discretion.

“Title Company” means Chicago Title Insurance Company.

“Title Insurance Policies” means the mortgagee’s policies of title insurance issued by the Title Company from time to time relating to each of the Security Instruments, conforming to Lender’s requirements for similar loans anticipated to be sold to Fannie Mae, together with such endorsements, coinsurance, reinsurance and direct access agreements with respect to such policies as Lender may, from time to time, consider necessary or appropriate, including variable credit endorsements, if available, and tie-in endorsements, if available, and with a limit of liability under the policy (subject to the limitations contained in sections of the Stipulations and Conditions of the policy relating to a Determination and Extent of Liability) equal to the Commitment.

“Transfer” means

(1) as used with respect to ownership interests in Borrower, (i) a sale, assignment, pledge, transfer or other disposition of any ownership interest in Borrower, or (ii) the issuance or other creation of new ownership interests in Borrower or in any entity that has a direct or indirect ownership interest in Borrower, or (iii) a merger or consolidation of Borrower, as the case may be, into another entity or of another entity into Borrower as the case may be, or (iv) the reconstitution of Borrower from one type of entity to another type of entity, or (v) the amendment, modification or any other change in the governing instrument or instruments of a Person which has the effect of changing the relative powers, rights, privileges, voting rights or economic interests of the ownership interests in such Person.

(2) as used with respect to ownership interests in a Mortgaged Property, (i) a sale, assignment, lease, pledge, transfer or other disposition (whether voluntary or by operation of law) of, or the granting or creating of a lien (other than a Permitted Lien), encumbrance or security interest in, any estate, rights, title or interest in a Mortgaged Property, or any portion thereof. Transfer does not include a conveyance of a Mortgaged Property at a judicial or non-judicial foreclosure sale under any security instrument or the Mortgaged Property becoming part of a bankruptcy estate by operation of law under the Bankruptcy Code.

“Trustee” means the entity designated as the “Trustee” under each Indenture.

“Underwriting Requirements” means Lender’s overall underwriting requirements for multifamily residential properties in connection with loans anticipated to be sold to Fannie Mae as set forth in the DUS Guide, as such requirements may be amended, modified, updated, superseded, supplemented or replaced from time to time.

“Unused Capacity” means, for any month, the sum of the daily average during such month of the undrawn amount of the Commitment available under Article 1 for the making of Advances or Bond Loans, without regard to any unclosed Requests or to the fact that a Request must satisfy conditions precedent.

“Unused Capacity Fee” means, for any month after the First Anniversary, an amount equal to the product obtained by multiplying: (i) 1/12 by (ii) 12.5 basis points by (iii) the Unused Capacity for such month.

“Valuation” means, for any specified date, with respect to a Multifamily Residential Property, (a) if an Appraisal of the Multifamily Residential Property was more recently obtained than a Cap Rate for the Multifamily Residential Property, the Appraised Value of such Multifamily Residential Property, or (b) if a Cap Rate for the Multifamily Residential Property was more recently obtained than an Appraisal of the Multifamily Residential Property, the value derived by dividing—

(a) the Net Operating Income of such Multifamily Residential Property, by

(b) the most recent Cap Rate determined by Lender.

Notwithstanding the foregoing, any Valuation for a Multifamily Residential Property calculated for a date occurring before the first anniversary of the date on which the Multifamily Residential Property becomes a part of the Collateral Pool shall equal the Appraised Value of such Multifamily Residential Property, unless Lender determines that changed market or property conditions warrant that the value be determined as set forth in the preceding sentence.

“Variable Advance” means a loan made by Lender to Borrower under the Variable Facility Commitment.

“Variable Credit Enhancement Facility” means the agreement of Fannie Mae to provide credit enhancement and liquidity support, if applicable, for the aggregate principal amount of each Bond Loan issued at a Weekly Rate pursuant to Article 2A.

“Variable Credit Enhancement Facility Commitment” means an aggregate amount of $11,320,000, which equals the outstanding principal balance of the Bonds on the date of this Agreement, plus such amounts as Borrower may elect to add to the Variable Credit Enhancement Facility Commitment in accordance with Article 4, and less such amount by which Borrower may elect to reduce the Variable Credit Enhancement Facility Commitments in accordance with Article 5, less such amount as Borrower may elect to convert to a fixed rate in accordance with the Agreement and the applicable Bond Documents.

“Variable Facility” means the agreement of Lender to make Variable Advances to Borrower pursuant to Section 1.01.

“Variable Facility Availability Period” means the period beginning on the Initial Closing Date and ending on the 90th day before the Variable Facility Termination Date.

“Variable Facility Commitment” means an aggregate amount of $0 which shall be evidenced by the Variable Facility Note in the form attached hereto as Exhibit C, plus such amount as Borrower may elect to add to the Variable Facility Commitment in accordance with Article 4, less such amount as Borrower may elect to convert from the Variable Facility Commitment to the Fixed Facility Commitment in accordance with Section 1.08, and less such amount by which Borrower may elect to reduce the Variable Facility Commitment in accordance with Article 5.

“Variable Facility Fee” means, with respect to any Variable Advance, the number of basis points per annum determined by Lender at the time such Variable Advance is made as the Variable Facility Fee for such Variable Advance.

In the event the Unused Capacity Fee is being paid, there shall be no change in the Variable Facility Fee with respect to the portion of the Variable Facility Commitment on which the Unused Capacity Fee is being paid.

“Variable Facility Note” means the promissory note, in the form attached as Exhibit C to the Agreement, which has been issued by Borrower to Lender to evidence Borrower’s obligation to repay Variable Advances.

“Variable Facility Termination Date” means the date five years after the Initial Closing Date unless extended pursuant to Section 1.07.

“Voting Equity Capital” means Securities or partnership interests of any class or classes, the holders of which are ordinarily, in the absence of contingencies, entitled to elect a majority of the board of directors (or persons forming similar functions).

“Weekly Period” shall have the meaning given that term in each Resolution or Indenture or, if not defined therein shall mean the “Weekly Rate Period” as defined in the applicable Resolution or Indenture.

“Weekly Rate” shall have the meaning given that term in each Resolution or Indenture.

“Withdrawal” means the withdrawal of funds from any Principal Reserve Fund pursuant to the terms of any Resolution or Indenture.

The following exhibits and schedules have been omitted:

EXHIBITS
EXHIBIT A
EXHIBIT B
EXHIBIT C
EXHIBIT D
EXHIBIT E
EXHIBIT F
EXHIBIT G-1
EXHIBIT G-2
EXHIBIT H
EXHIBIT I
EXHIBIT J
EXHIBIT K
EXHIBIT L
EXHIBIT M
EXHIBIT N
EXHIBIT O
EXHIBIT P
EXHIBIT Q
EXHIBIT R
EXHIBIT S
EXHIBIT T
EXHIBIT U
EXHIBIT V-1
EXHIBIT V-2
EXHIBIT W-1
EXHIBIT W-2
APPENDIX I

Initial Mortgaged Properties, Initial Valuations, Allocable Facility Amounts, Aggregate Debt Service
Coverage Ratio and Aggregate Loan to Value Ratio
Fixed Facility Note
Variable Facility Note
Guaranty
Confirmation of Guaranty
Compliance Certificate
Borrower Organizational Certificate
Guarantor Organizational Certificate
Conversion Request
Master Credit Facility Agreement Conversion Amendment
Rate Form
Advance Confirmation Instrument
Advance Request
Request (Addition/Release)
Confirmation of Obligations
Expansion Request
Facility Termination Request
Amendment to Master Credit Facility Agreement
Credit Facility Termination Request
Certificate of Borrower Parties
Pledge, Interest Rate Cap Reserve and Security Agreement
Cash Collateral, Security and Custody Agreement
Letter of Credit (Foreign)
Letter of Credit (Domestic)
Bank Legal Opinion (Foreign)
Bank Legal Opinion (Domestic)
Definitions

LIST OF SCHEDULES:

Schedule 1 - Schedule 2 - Schedule 3 -	Bonds, Issuers and Bond Properties Fee Component, Ongoing Fees, Credit Facility Expiration Date and Liquidity Expiration Date Principal Reserve Fund

The Registrant shall furnish supplementally a copy of any omitted exhibit or schedule to the Commission upon request.